As filed with the Securities and Exchange Commission on October 7, 2022

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

BioPower Operations Corporation

(Exact name of registrant as specified in its charter)

Nevada	1700	27-4460232
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

BioPower Operations Corporation

20801 Biscayne Blvd., Suite 403

Aventura, FL 33180

Phone: (786) 923-0272

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Troy MacDonald

Chief Executive Officer

BioPower Operations Corporation

20801 Biscayne Blvd., Suite 403

Aventura, FL 33180

Phone: (786) 923-0272

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura Anthony, Esq.

Craig D. Linder, Esq.

Anthony L.G., PLLC

625 N. Flagler Drive, Suite 600

West Palm Beach, Florida 33401

Telephone: (561) 514-0936

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED OCTOBER 7, 2022

10,417,963 SHARES OF COMMON STOCK

500,000 SHARES OF COMMON STOCK UNDERLYING WARRANTS

BIOPOWER OPERATIONS CORPORATION

This Prospectus (this “Prospectus”) relates to the offer and sale from time to time of up to 10,917,963 shares of common stock, par value $0.0001 (“Common Stock”), of BioPower Operations Corporation, a Nevada corporation (“we,” “us,” “our,” or the “Company”), by Peak One Opportunity Fund, L.P. (“Peak One”) and Peak One Investments, LLC (“Investments”) (Peak One and Investments are collectively referred to herein as the “Selling Securityholders”). We are registering the resale of up to 10,417,963 shares of Common Stock issuable to Peak One under an equity line in the amount of $15,000,000 (the “Equity Line”) established by the Equity Purchase Agreement, dated as of August 8, 2022 (“Equity Line”), between us and Peak One, as more fully described in this Prospectus and we are also registering up to 500,000 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of 500,000 warrants (“Warrants”) held by Peak One Investments, LLC which were issued under the Equity Line, and which entitle Investments to purchase 500,000 shares Common Stock at a fixed exercise price of $0.20 per share subject to the terms of the Warrants. Peak One Investments, LLC is the General Partner of Peak One Opportunity Fund, L.P., both of which are Delaware entities. The resale of such shares by the Selling Securityholders pursuant to this Prospectus is referred to as the “Offering.”

We are not selling any securities under this Prospectus and will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Securityholders. We will, however, receive proceeds from our sale of our shares of Common Stock under the Equity Line to the Selling Securityholders and the proceeds of any cash exercise of Warrants by the Selling Securityholders

The Equity Purchase Agreement with Peak One provides that Peak One is committed to purchase up to $15,000,000 (“Maximum Commitment Amount”) of our Common Stock over the course of the commitment period. Pursuant to the terms of the Equity Purchase Agreement, the commitment period will begin on the date of the Equity Purchase Agreement, and ending on the earlier of (i) the date on which Peak One shall have purchased Common Stock pursuant to the Equity Purchase Agreement equal to the Maximum Commitment Amount, (ii) thirty-six (36) months after the date of the Equity Purchase Agreement, (iii) written notice of termination by the Company to Peak One (which shall not occur during any Valuation Period or at any time that Peak One holds any of the Put Shares), (iv) the Registration Statement is no longer effective after the initial effective date of the Registration Statement, or (v) the date that the Company commences a voluntary case or any person commences a proceeding against the Company, a custodian is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors (the “Commitment Period”).

During the Commitment Period, the purchase price to be paid by Peak One for the Common Stock under the Equity Purchase Agreement shall be 90% of the Market Price, which is defined as the lesser of the (i) closing bid price of the Common Stock on the trading day immediately preceding the respective Put Date (as defined in the Equity Purchase Agreement), or (ii) lowest closing bid price of the Common Stock during the Valuation Period (as defined in the Equity Purchase Agreement), in each case as reported by Bloomberg Finance L.P. or other reputable source designated by Peak One.

We may draw on the Equity Line from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Equity Purchase Agreement. The 10,417,963 shares of Common Stock included in this prospectus represent a portion of the Common Stock issuable to the Selling Securityholders under the Equity Purchase Agreement.

The Selling Securityholders are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. The Selling Securityholders may sell the shares of Common Stock acquired under the Equity Line and the Warrant Shares, described in this Prospectus, in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Securityholders may sell the shares of Common Stock being registered pursuant to this Prospectus.

We will pay the expenses incurred in registering the shares of Common Stock, including legal and accounting fees. See “Plan of Distribution.”

Our Common Stock is currently quoted on the OTC Market Group, Inc.’s OTC Pink tier under the symbol “BOPO.” On October 4, 2022, the last reported sale price of our Common Stock was $0.177.

Our principal executive offices are located at 20801 Biscayne Blvd., Suite 403, Aventura, FL 33180.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 19 of this Prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ___________, 2022.

No dealer, salesperson or other individual has been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or that information contained herein is correct as of any time subsequent to the date hereof.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Specifically, forward-looking statements may include statements relating to:

●	our future financial performance;

●	changes in the market for our products and services;

●	our expansion plans and opportunities; and

●	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the level of demand for our products and services;

●	competition in our markets;

●	our ability to grow and manage growth profitably;

●	our ability to access additional capital;

●	changes in applicable laws or regulations;

●	our ability to attract and retain qualified personnel;

●	the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and

●	other risks and uncertainties indicated in this prospectus, including those under “Risk Factors.”

MARKET, INDUSTRY AND OTHER DATA

We are responsible for the disclosure in this prospectus. However, this prospectus includes industry data that we obtained from internal surveys, market research, publicly available information and industry publications. The market research, publicly available information and industry publications that we use generally state that the information contained therein has been obtained from sources believed to be reliable. The information therein represents the most recently available data from the relevant sources and publications, and we believe remains reliable. We did not fund and are not otherwise affiliated with any of the sources cited in this prospectus. Forward-looking information obtained from these sources is subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus.

2

TRADEMARKS AND COPYRIGHTS

We have applied for federal trademark registration or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products and the formulations for such products. This prospectus may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

IMPLICATIONS OF BEING A SMALLER REPORTING COMPANY

We are a “smaller reporting company” and accordingly may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

PROSPECTUS SUMMARY

This summary of the prospectus highlights material information concerning our business and this offering. This summary does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus, including the information presented under the section entitled “Risk Factors” and the financial data and related notes, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

In this prospectus, unless the context indicates otherwise, “BioPower,” “BioPower Operations,” “HyFi,” “HyFi Corp.,” the “Company,” “we,” “our,” “ours” or “us” refer to BioPower Operations Corporation, a Nevada corporation, and its subsidiaries. Peak One Opportunity Fund, L.P. is referred to herein as “Peak One” or “Investor” and Peak One Investments, LLC is referred to herein as “Investments,”. Peak One and Investments are collectively referred to herein as the “Selling Securityholders”.

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus.

We have not authorized anyone to provide you with different information and you must not rely on any unauthorized information or representation. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. This document may only be used where it is legal to sell these securities. You should assume that the information appearing in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since the date on the front of this prospectus. We urge you to carefully read this prospectus before deciding whether to invest in any of the common stock being offered.

3

BUSINESS OVERVIEW

Overview

BioPower Operations Corporation (“we,” “our,” “BioPower”, or the “Company”) was incorporated in Nevada on January 5, 2011. On January 6, 2011, the shareholders of BioPower Corporation (“BC”), which was incorporated in the State of Florida on September 13, 2010 and re-domiciled to Nevada on January 5, 2011, contributed their shares of BC to our Company and BC became a wholly owned subsidiary of our Company. BC is no longer active at this time and does not have any assets or operations. On June 11, 2021, the Company formed HYFI CORP, a Florida corporation, as its wholly owned subsidiary. From 2017 until February 17, 2022, the Company was a shell company, as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On February 17, 2022, we commenced operations and, accordingly, we ceased to be a shell company at that time.

We are a U.S.-based fintech company that has developed and owns an innovative hybrid Centralized and Decentralized Finance (“CeDeFi”) blockchain technology called “HyFi”. The Company’s primary objective is to operate a HyFi marketplace in which a wide variety of commercial transactions and investments can take place. The HyFi marketplace will use the Ethereum public blockchain, which is the largest decentralized market community and natively supports the deployment of smart contracts and decentralized applications (“dApps”).

We have created what we believe to be utility tokens called “HyFi Tokens”, which are different from common cryptocurrencies like Bitcoin. Cryptocurrency relies on a decentralized cryptographic model to facilitate verifiable transactions. Cryptocurrencies are designed to transfer monetary value and to be a universally acceptable currency to compete with fiat currencies like the U.S. Dollar or Euro. In contrast, the HyFi Token system relies on a centralized ledger that we maintain to record verifiable transactions. HyFi Tokens are intended to only have purpose and value on our HyFi marketplace. HyFi Tokens are not intended to become a universally accepted cryptocurrency or have any purpose outside of our HyFi ecosystem.

Our dApps will initially consist of smart contracts; initial license offerings (“ILOs”); bridge loan offerings (“BLOs”); pre-initial public offerings (“IPOs”); and creation and transfer of Non-Fungible Tokens (“NFTs”), which are cryptographic assets on a blockchain with unique identification codes and metadata that distinguish them from each other. For example, we intend to offer NFTs that are fractionalized pieces of unique artwork relating to the Roman Goddess Athena. Our dApps are planned to be issued as an ERC-20 token, which is the technical standard for fungible tokens created using the Ethereum blockchain. A fungible token is one that is interchangeable with another token—where the well-known non-fungible tokens (NFTs) are not interchangeable. ERC-20 allows different smart-contract enabled tokens a way to be exchanged, like an on and off ramp. Tokens, in this regard, are a representation of an asset, right, ownership, access, cryptocurrency, or anything else that is not unique in and of itself but can be transferred. The standard allows tokens representing one of these factors—along with smart contracts—to be exchanged for a token that represents another. Smart contracts are conditions written into the coding that execute different aspects of a transaction between parties.

We believe that our dApps are considered to be “security tokens” which are digital assets that represent transferred ownership rights or asset value to a blockchain token. A security token is created using tokenization, where the investment criteria are selected. The information is entered into the blockchain, which then creates a token. When issuing any dApps, the Company intends to seek exemption from registration under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to an available exemption either under Regulation D under the Securities Act or Regulation A under the Securities Act. The Company intends to comply with any current or future laws and regulations in respect of its dApps, HyFi Tokens and its NFTs.

One of our goals is to make decentralized finances (“DeFi”) marketplaces accessible for issuers who register offerings with the SEC or comparable international regulators to offer NFT initial license offerings (“ILOs”) and bridge loan offerings (“BLOs”). HyFi also seeks to provide an NFT Vault (the “Vaults”) offering which aims to provide a modern marketing solution to reach today’s buyers around the world. The Vaults seek to enable HyFi Partner companies to collaborate with HyFi, or license our technology, to market their products and services. We believe that this unique blockchain technology marketing tool can also track distributors, affiliates and influencers successes and sales for the promotion and introduction of the products or services. HyFi technology may also allow for the transparent trading of decentralized assets like NFTs and digital assets in the future.

4

The HyFi platform website was launched on November 8, 2021 and is available for view and partial use at the following site: http://hyfi.exchange/. Information contained on, or accessible through, this website is not a part of, and is not incorporated by reference into, this Prospectus. Currently, the only available feature of the HyFI Platform is the HyFi Vault program which began minting NFTs in September 2022. We are currently developing but have not yet launched the ILO marketplace. We have a demo of the ILO marketplace on the platform website and intend to launch it in the fourth fiscal quarter of 2022. The HyFi Vault NFT was successfully launched and is minting NFTs as of September 2022. The HyFi NFT Launchpad, for brands and companies, is expected to be launched in the fourth fiscal quarter of 2022.

On July 28, 2021, the Company amended and restated its articles of incorporation, as amended, in order to (i) increase the number of authorized shares of common stock from 100,000,000 to 500,000,000, (ii) increase the number of authorized shares of preferred stock from 10,000 to 5,000,000, (iii) change the par value of the preferred stock from $1.00 par value per share to $0.0001 par value per share; and (iv) increase the number of directors from one to four. Currently, the Company has authorized 500,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share.

On October 7, 2021, we filed a certificate of amendment to our amended and restated articles of incorporation in order to change our corporate name from BioPower Operations Corporation to HyFi Corp (the “Name Change”) to more closely align the Company name with our products and services. Although the Name Change has been effected in the State of Nevada, the Name Change and our request for a new stock symbol will only become effective following clearance by the Financial Industry Regulatory Authority (FINRA), which is currently still pending.

For the year ended November 30, 2021 the Company generated revenues of $175,000, which revenue was generated by the sale of 4,125,000 HyFi Tokens to two customers, and reported a net loss of $441,324 and negative cash flow from operating activities of $441,324. For the six months ended May 31, 2022, the Company generated revenues of $246,700, reported a net loss of $13,138, and had negative cash flow from operating activities of $11,958. As noted in the consolidated financial statements of the Company, as of May 31, 2022, the Company had an accumulated deficit of $9,568,948. There is substantial doubt regarding the ability of the Company to continue as a going concern as a result of its historical recurring losses and negative cash flows from operations as well as its dependence on private equity and financings. See “Risk Factors— The Company has a history of operating losses, and its management has concluded that factors raise substantial doubt about its ability to continue as a going concern and the auditor of the Company has included explanatory paragraphs relating to its ability to continue as a going concern in its audit report for the years ended November 30, 2021 and 2020.”

In addition to the Equity Line with Peak One, we must raise cash from sources other than revenues generated, such as from the proceeds of loans, public or private equity sales, and/or advances from related parties in order to continue to implement our operations for the next 12 months.

HyFi Asset Purchase Agreement

On June 29, 2021, we entered into an Asset Purchase Agreement (the “APA”) with Rafael Ben Shaya, Troy MacDonald, Adam Benchaya, Thomas Perez, Tom Saban and Edouard Pouchoy (collectively, Messrs. Ben Shaya, MacDonald, Benchaya, Perez, Saban and Pouchoy are referred to herein as the “Sellers”).

Pursuant to the terms of the APA, the Company agreed to acquire from the Sellers, and the Sellers agreed to sell to the Company, certain assets comprised of the goodwill, intellectual property, business proprietary know-how and trade secrets, intangible property and other assets of Sellers’ business with respect to HyFi, and any and all rights of Sellers in and to the foregoing (the “Assets”), and certain governance/utility virtual tokens (each, a “HyFi Token” and collectively, the “HyFi Tokens”) expected to be used as a means of payment on the HyFi Platform, as hereinafter defined (the “Acquisition”). The “HyFi Platform” means a decentralized finances (“DeFi”) exchange marketplace using blockchain platform technology. The DeFi principles are based on an ecosystem of financial services utilizing tokenization and non-fungible tokens (“NFTs”) for production, licenses, projects and commodities across vertical and horizontal markets. The HyFi platform website was launched on November 8, 2021 and is available for view and partial use at the following site: http://hyfi.exchange/. Information contained on, or accessible through, this website is not a part of, and is not incorporated by reference into, this Prospectus. Currently, the only available feature of the HyFI Platform is the HyFi Vault program which began minting NFTs in September 2022. We are currently developing but have not yet launched the ILO marketplace. We have a demo of the ILO marketplace on the platform website and intend to launch it in the fourth fiscal quarter of 2022. The HyFi Vault NFT was successfully launched and is minting NFTs as of September 2022. The HyFi NFT Launchpad, for brands and companies, is expected to be launched in the fourth fiscal quarter of 2022.

5

In addition, the Sellers agreed to (i) pay to the Company, on the closing date of the Acquisition, $300,000 (the “Cash Consideration”), and (ii) transfer to the Company, on the closing date of the Acquisition, 400,000,000 HyFi Tokens (the “HyFi Token Consideration”). The Company used the Cash Consideration to bring the Company into a fully reporting status with the U.S. Securities and Exchange Commission and for public company operating expenses.

Pursuant to the terms of the APA, the Company agreed to file and filed with the State of Nevada the certificate of designation for the Series C preferred stock on or before the date that is 60 calendar days after the closing of the Acquisition. In exchange for the sale of the Assets, the HyFi Token Consideration and the Cash Consideration, the Company agreed to issue and issued to the Sellers an aggregate of 900,000 Series C preferred shares within 30 calendar days after the State of Nevada provided written confirmation of filing of the certificate of designation for the Series C preferred stock. The certificate of designation for the Series C preferred stock was filed with the State of Nevada, and was effective as of August 27, 2021.

Pursuant to the terms of the APA, the parties agreed that the Series C preferred stock has the following terms, among others:

1.	Authorized Shares of Series C Preferred Stock. The number of authorized shares of Series C preferred stock is 900,000.

2.	Conversion. Subject to the other terms and conditions in the certificate of designation, a Series C preferred stockholder will have the right from time to time and at any time following the date that is one year after the date on the signature page of the certificate of designations to convert each outstanding share of Series C preferred stock into 450 shares of Company common stock. Based on the number of shares of common stock issued and outstanding as of October 7, 2022, if all of the 900,000 shares of Series C preferred stock are issued and subsequently converted, the holders of the converted stock will hold 90% of the issued and outstanding shares of the Company’s common stock.

3.	Voting. Except as otherwise set forth in the certificate of designation, each share of Series C preferred stock will, on any matter submitted to the holders of Company common stock, or any class thereof, for a vote, vote together with the common stock, or any class thereof, as applicable, as one class on such matter, and each share of Series C preferred stock will have 450 votes.

4.	Dividends. The Series C preferred stock is not entitled to receive dividends or distributions.

The Acquisition closed on June 29, 2021 (the “Closing Date”). On the Closing Date, the Sellers delivered the Cash Consideration and the HyFi Token Consideration.

On August 27, 2021, the Company filed with the State of Nevada a certificate of designations for the Series C preferred stock.

Series A Preferred Stock Redemption Agreement & Senior Promissory Note

Also on the Closing Date, the Company and China Energy Partners, LLC (“CEP”) entered into a share redemption agreement (the “Redemption Agreement”), dated as of June 29, 2021, pursuant to which the Company redeemed one share of the Company’s Series A preferred stock from CEP (the “Series A Share”). On the Closing Date, as provided in the Redemption Agreement, the Company issued to CEP a senior promissory note (the “Note”) in the principal amount of $1,000,000. The Series A Share will be held in escrow by an attorney designated by CEP (the “Escrow Agent”), which was designated by CEP within 30 calendar days after the Closing Date. If an Event of Default (as defined in the Note) occurs under the Note, then the Company will direct the Escrow Agent to release the Series A Share to CEP; provided, however, that CEP will also retain all rights and privileges under the Note (and the Company will remain bound to all obligations under Note) even if the Series A Share is required to be released by the Escrow Agent to CEP as provided in the Redemption Agreement. For the avoidance of doubt, CEP will regain all rights, title, and interest in and to the Series A Share upon the occurrence of an Event of Default under the Note, regardless of the amount of the outstanding balance owed under the Note at the time of the occurrence of an Event of Default under the Note.

6

As provided in the APA, on June 29, 2021, Robert Kohn resigned as the Company’s Chief Executive Officer. Mr. Kohn remained as a member of the Board of Directors, however.

Also on June 29, 2021, the Company appointed the following individuals to serve as members of the Board of Directors: Troy MacDonald (Chairman), Adam Benchaya, and Thomas Perez. As a result, following the closing of the Acquisition, the Company’s Board of Directors consists of the following:

Troy MacDonald (Chairman)

Adam Benchaya

Robert Kohn

Thomas Perez

Also on June 29, 2021, the following individuals were appointed to serve as officers of the Company:

Troy MacDonald, Chief Executive Officer

Robert Kohn, Chief Financial Officer

Adam Benchaya, President and Chief Marketing Officer

HyFi Platform

We are a U.S.-based fintech company that has developed and owns an innovative blockchain technology called “HyFi”. We intend to license, operate and enable tokenized economies for various DeFi marketplaces. Initially HyFi is planned to be launched with two platforms, the first is an impact investment platform, the “ILO” marketplace, where NFT’s are to be fractionalized. The intended purpose of the ILO marketplace is to solve the problem of access to funding for legally compliant issuers who have focused their business on sustainability and the betterment of the planet or humanity, and have owners who do not want to give up control of their companies.

The second platform is an NFT launchpad, for the web and metaverse where NFT’s are not fractionalized. The NFT launchpad is intended to be a HyFi ecosystem community building tool which is intended to cross pollinate with the investment platform through community alignment and it is intended that users from both platforms will have a single destination point to access both the green investment platform and NFT launchpad, called the hyfi.exchange. The NFT launchpad can also be licensed separately to companies and brands wanting to do an NFT Launch

We also intend to utilize HyFi technology with our membership programs. We intend that the HyFi DeFi Marketplace will be used by client issuers who register offerings with the SEC or comparable regulators located overseas, to offer NFT initial license offerings (“ILOs”) and later, bridge loan offerings (“BLOs”).

NFTs are collectible digital assets in which various objects are digitized. Each NFT represents ownership of something inherently distinct and unique, whether it be a physical or a digital item. NFTs cannot be mutually exchanged for one another because each NFT has a specific value based on its unique traits and attributes. When NFTs are sold, the digital version of the object is sold as a unique, blockchain-authenticated collectible.

Any “fractionalized interest” – as described hereinafter – in any NFT, licensing fee or loan would be subject to a registered or exempt securities offering, in that such “fractionalized interest” would qualify as an investment contract similar to a security, consistent with the prevailing interpretation at issue in the U.S. Supreme Court decision found in Securities and Exchange Commission v. W. J. Howey Co., 328 U.S. 293 (1946), also known as the Howey Test.

7

We believe that the HyFi technology is also a candidate infrastructure for use in the metaverse and play-to-earn GameFi industry. HyFi technology is intended to allow users to securely own assets or items and move them across different platforms without the need for a central party’s permission. The HyFi technology is expected to allow for transparent trading of decentralized assets like NFTs and other digital assets. The DeFi principles are based on the creation of an innovative ecosystem of financial services accessible to anyone with internet access.

The HyFi Token is featured on the HyFi DeFi Marketplace used as a utility payment token for transaction fees, for membership as well as for purchase of the proposed Vault offerings, which are expected to be bundles of digital and non-digital assets. The HyFi DeFi Marketplace ecosystem is built on a combination of issuer tokens to support its economy. The HyFi DeFi Marketplace is based on the Ethereum blockchain.

We are currently developing but have not yet launched the ILO marketplace, we plan to make such launch in the fourth fiscal quarter of 2022. The HyFi Vault NFT was successfully launched and is minting NFTs as of September 2022. The HyFi NFT Launchpad, for brands and companies, is expected to be launched in the fourth fiscal quarter of 2022.

Proposed HyFi DeFi and CeDeFi Marketplace Types

DeFi
PRIMETRUST
Investor's account
Entity's Account
(ILO / BLO issuer)
ILO or BLO Account
(sales)
API
OTHER SERVICES
- Verification for accredited investor's (USA)
- Mail Services
- Oracles to exchanges
- etc.
HYFI PLATFORM
Basic authotization
Main dashboard
- Running KYC/AML
- Managing onboarding process
- Paying platform fees
- Listing ILO or BLO
- Tracking sale funds / data
- Managing your membership
- more coming...
PrimeTrust middleware
Socure SDK
Metamask
Vault dashboard
- Building your network
- Getting referral code
- Tracking sales with referral
- Managing commissions
- Claiming & Revealing rewards
- Using rewards
Web3
BLOCKCHAIN
Vault PreSale
- Reservations
- Sync offline reservations
- Referral tracking
Commissions
- Calculating commissions
- Sync distributions
- Claiming payouts
Vault MainSale
- Claiming reservations
- Purchase Vault NFT
- Minting Vault NFT
ILO tokens
- Sync ILO sale data
- Minting ILO tokens
- Staking
Vault Revealing
- Randomization (oracle)
- Reward revealing
- Claiming rewards
- Minting rewards (Athena NFT, memberships, etc.)
BLO tokens
- Sync BLO sale data
- Minting BLO tokens
- Staking
Vault Utilities
- Acceptance of the rewards
- Discounts, VIP functions
More...
- Governance
- Foundation
- Donation
CeDeFi

8

Utilizing our HyFi blockchain technology, we are developing the following proposed DeFi marketplaces:

1.	NFT Marketplace for Initial License Offerings (ILOs). We intend that project developers and technology companies including renewable energy, environmental, agri-food and other important markets (“Issuers”) can raise money by incentivizing investors with SEC or other financial authorities registered offerings such as: (1) part of licensing fee related income or (2) project profits or (3) any other Issuer offering through tokenized technology licenses and project offerings enabled by NFTs. Investors can purchase the whole offering or fractional interests.

2.	Bridge Loan Offerings (BLOs) for Businesses. We intend that investors will also be able to purchase a fractionalized interest in an expected income return for the BLOs. The Pre-IPO and Pre-SPAC markets are planned to be just two of the niche markets served in the BLO marketplace.

3.	NFT Launchpad. We are also developing a robust NFT Launchpad for the web and metaverse as a HyFi ecosystem community building tool which is intended to cross pollinate the planned investment platform with community alignment and is aimed to be a users’ single destination point to access both the green investment platform and NFT launchpad, hyfi.exchange. It is also planned that the NFT launchpad can also be licensed as a stand-alone technology by companies and brands wanting to do an NFT Launch. For example, the Company granted a license to PIP North America Inc. (“PIP”) to use the NFT Launchpad in exchange for $250,000, pursuant to the ILO and Multi-Agreement entered between the Company and PIP on June 26, 2022.

4.	CeDeFi Exchanges. Our initial CeDeFi exchange will focus on membership. We intend, in the future, to trade commodities and other tokens using the HyFi blockchain technology and ecosystem, which will require registration with the SEC as an Alternative Trading System (ATS) or as a Broker-Dealer.

5.	Metaverse & GameFi. We intend to enable our DeFi infrastructure for use with the Metaverse and GameFi.

We are currently developing but have not yet launched the ILO marketplace, we plan to make such launch in the fourth fiscal quarter of 2022. The HyFi Vault NFT was successfully launched and is minting NFTs as of September 2022. The HyFi NFT Launchpad, for brands and companies, is expected to be launched in the fourth fiscal quarter of 2022.

Features of CeDeFi

We believe that the features of CeDeFi are as follows:

●	Seamless customer support – within every KYC onboarded investor / issuer, there is an internal account for managing funds. Furthermore, HyFi takes care of investor / issuer experience and gives assistance to the customers through a dedicated customer support team, thus improving the trust level.

●	Flexible conversion – the HyFi economy is intended to be very modern, supporting major traditional currencies (USD/CAD/EUR/GBP/CHF/YEN) and major cryptocurrencies. Payment options are planned to include: an on/off ramp for crypto transactions, wire transfers, credit and debit cards (coming soon). We believe that the ease that the platforms offer, lead to greater customer onboarding.

●	Centralized Exchange (CEX) – Using HyFi solution you can handle the capital raise through an internal account and avoid blockchain transaction fees. Moreover, since the funds are on the custody service provider (PrimeTrust), and they handle the management aspect.

NFT ILO Marketplace

ILO tokens are sub-class of tokens which are created to allow for fractional ownership of an NFT from an owner issuer that seeks to raise money for the development of new projects, technologies, intellectual property, licenses, brands, etc. A key distinguishing element of the HyFi marketplace is the fractionalization of the NFT that aggregates the investor contribution capability of many. On the HyFi Platform, the issuer is able to sell a percentage interest in its license in order to raise capital.

9

We intend that cash flow technology license NFTs will be created that will represent up to a 49% ownership interest of a technology license for a geographic vertical market (e.g., India) or a horizontal market (e.g., energy-solar power.) We expect that there will be a subclass of NFTs that represents an opportunity for many participants to have fractional ownership and participation in the unique exclusive license NFT. The HyFi cash flow NFT marketplace is expected to initially list companies in the agriculture, environmental, and other related sectors that will provide license fees from unique license fee contracts for various territories. As an example, we are currently in discussions with an agriculture related company that expressed a possible willingness pay licensing fees of 5% annually with a potential bonus based on income for its Agri production facility could list on the HyFi Platform. For illustration purposes only, we’ll assume that said company might be willing to sell up to 49% of its ownership in that license for a speculative value of between $5,000,000 and $10,000,000, with a minimum investment of $50,000 from accredited investors. In such a case, HyFi may receive fixed cash fees associated with this transaction. The latter example is for illustration purposes only, as there can be no assurance that the parties will reach an agreement which would generate revenue for the Company, if there ever reach an agreement, as well as what the terms of that agreement would be.

We intend to offer cash flow generating NFTs, on full or fractional ownership basis, in the following major areas as conceptualized below:

●	We anticipate that NFTs may be created, representing up to a 49% ownership interest of a license to a particular geographic market (example: India). There would also be a subclass of tokens that represent an opportunity for numerous participants to have fractional ownership of, and participation in, the unique one-of-a-kind exclusive license NFTs. We expect that those NFTs would be tradeable on the commodities section of the HyFi Platform once certain conditions have been met.

●	We also expect that there may be NFTs issued for qualified projects related to renewable energy, waste to energy, agricultural and other approved projects showing potential and promise in their respective industry sectors.

●	Ownership of technology licenses: We expect that NFTs may represent part or full ownership of technology licenses across many markets. Each such market is expected to include horizontal and vertical markets. For example, let’s assume that a given energy market could include the horizontal energy markets of green hydrogen and its many uses, electric generation, biofuels for marine, aviation and transportation and hydrogen fueling station networks. NFTs could also represent part or full ownership of a technology license in a specific geographic territory or vertical market.

●	Physical projects related to renewable energy, environmental, agricultural and humanitarian causes. NFTs could be issued to represent an opportunity to invest in projects in any of the aforementioned categories.

●	Other approved cases. In the future we may consider NFTs in the areas of medicine, space, internet & computing, artificial intelligence, robotics and nanotechnology, for example.

HyFi also intends to introduce the ILO to investors and to a global network of brokers who are incentivized to introduce investors (institutional investors, corporations, family offices, private wealth and individuals) who may buy fractional interests (ILO Tokens) of the license offering or a total interest. There can be no assurance that any of the above market segments will materialize, produce customers or revenue, or that the Company will achieve profitability.

10

Bridge Loan Offerings (BLO) Marketplace

We intend to expand the ILO NFT marketplace to include bridge loans via tokenized NFT offerings, including the following:

●	Fractional ownership of loan contracts, expected to be typically high yielding

●	Funds to be used for construction projects related to renewable energy, environment, agriculture, new technology, medical, humanitarian projects and pre-IPO companies

●	Other licenses and projects qualified by the Company

“BLO Tokens” are a sub-class of tokens created to allow for fractional ownership of a unique NFT loan contract offered by an issuer that seeks to borrow money for typically a short period of time for a number of critical business reasons while it is awaiting the arrival of expected income or capital which would be used to pay back the loan, with interest owed. It is the fractionalization of the BLO NFT into BLO Tokens that aggregates the funding capability.

There can be no assurance that any of the above market segments will materialize, produce any customers or revenue whatsoever, or that the Company will achieve profitability.

In addition, we expect that commodities can be traded in the future on a to-be-formed HyFi Commodities Platform which would be registered with applicable regulatory authorities as an ATS and/or commodity exchange.

●	We expect to have an initial emphasis on agri-foods, renewable energy and waste-to-energy via tokenized futures blockchain based smart contracts.

●	The trading of certain commodities (e.g., green hydrogen production) would occur in most cases without any physical delivery obligation, and with electronic settlement only. Traders would purchase tokens to participate in the trading of those commodities. In some cases, commodities could be offered with a physical delivery option.

●	Commodity future supply contracts: A futures contract is a legal agreement to buy or sell a particular commodity asset at a predetermined price at a specified time in the future. The seller of the futures contract is taking on the obligation to provide and deliver the underlying commodity at the contract’s expiration date. Futures contracts are available for every category of commodity. Some manufacturers and service providers use futures contracts as part of their budgeting process to normalize expenses and reduce cash flow-related headaches. Manufacturers and service providers that rely on commodities for their production process may take a position in the commodities markets as a way of reducing their risk of financial loss due to a change in price. There are many advantages to futures contracts as a method of participating in the commodities market. We believe that analysis can be easier because of the underlying commodity.

Proposed NFT Vault Programs

The HyFi NFT Vault Program has been developed for three main purposes which are as follows: (1) demonstrate the capability and scalability of the HyFi NFT launchpad through the issuance of our own proprietary NFT offering (2) to create an immediate and sustainable path to revenue for the Company by creating a unique NFT, to be coupled with other opportunities associated with an Art collectible(s); and (3) accelerate user participation by providing a main entry point to become a member and begin interacting with the HyFi DeFi Marketplaces.

The HyFi NFT Vault Program is the “Front Door” to HyFi and its DeFi marketplaces positioned as a well-rounded toolkit for all that is needed to interact with HyFi DeFi Marketplace, plus a bonus of an Art asset(s) collectible.

When a user purchases a HyFi NFT Vault it contains an assortment of items such as:

1) An Art Collectible(s) with 1 in 5 chances of getting a Premier Art Collectible*;

2) A Pro or Ultimate Lifetime HyFi Membership - 1 in 5 chances of getting an Ultimate Lifetime Membership and 4 in 5 chances of getting a 2-year Pro Membership;

11

3) Gift Vouchers, to be used in the marketplaces or subsequent HyFi NFT Vault purchases;

4) HyFi Tokens to be used for further purchases of HyFi NFT Vaults, membership items and in the marketplaces; and

5) In 200 out of 100,000 Vaults a real physical .9999 Gold 5 oz. Athena Coin or a real physical gemstone (in 100 vaults each)

*Art Assets/ Collectibles/ Art Items. (The inclusion of the Art assets should qualify the Vault to be listed on various Art focused NFT marketplaces such as OpenSea)

We intend to sell the HyFi NFT Vaults to individuals and businesses. Various businesses have approached the Company to use our HyFi Vaults and put some of their gaming, collectibles and promotional items in the HyFi NFT Vault. We have not entered into any agreements with such businesses and there can be no assurance that we’ll be able to do so on terms acceptable to us, or at all.

We expect variances in the types of assets/ items being offered in the potential various HyFi NFT Vault Programs. There can be no assurance any further Vault programs will be launched after the first HyFi NFT Vault.

HyFi also intends to license its Vault Program technology to companies for promoting their own brands, products and services.

Proposed Membership Plan

We have finalized a Membership Program which we intend will enable members to earn money from referrals of companies and individuals to our DeFi Marketplace, as well as referral fee income for introducing other members. Members may also receive discounts for HyFi packaged financial products and tokens. HyFi Tokens will be able to be used for any payments defined by each product or service.

Corporate History

The Company was incorporated in Nevada on January 5, 2011.

On January 6, 2011, we acquired 100% of BC, a Florida corporation incorporated on September 13, 2010, by our then-CEO and Director contributing 100% of the outstanding shares to the Company. As a result, BC became a wholly owned subsidiary of the Company.

BC is no longer active at this time and does not have any assets or operations. On June 11, 2021, the Company formed HYFI CORP, a Florida corporation, as its wholly owned subsidiary.

On May 12, 2012, the Company formed FTZ Energy Exchange Inc., a wholly owned subsidiary, for the future development of an energy exchange. On June 7, 2012, the Company’s then-Chief Executive Officer contributed 100% of his member interest in FTZ Exchange, LLC (“FTZ”), a wholly owned subsidiary, to the Company for no consideration. FTZ is a licensing company that licenses business know-how and technology to build transaction fee-based exchanges for the sale of products and services in vertical markets.

On August 2, 2012, the Company formed Agribopo, Inc., a wholly owned subsidiary for the development of biomass related projects. On November 27, 2012, the Company entered into a non-exclusive global license with Advanced Green Technologies, LLC to convert biomass wastes from animals, humans and cellulosic biomass to cellulosic ethanol, fertilizer and other derivative products.

On October 24, 2014, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with Green3Power Holdings Company (“G3P”) to acquire G3P and its wholly owned subsidiaries, Green3Power Operations Inc. (“G3P OPS”) and Green3Power International Company (“G3PI”) through a stock-for-stock exchange (the “Exchange”). Following entry into the Exchange Agreement, we conducted all of our operations, which primarily consisted of the development of waste-to-energy projects and services, including design, permitting, equipment procurement, construction management, operation of the intended facilities and maintenance of such facilities, through G3P.

12

By October 24, 2016, G3P had failed to meet the provisions of the Exchange Agreement that would allow G3P to take over control of the Company. As a result, the Company’s Board of Directors tried to come to an arrangement to separate BioPower from its subsidiaries, but in the end, decided that it would be in the best interests of the Company’s shareholders to move forward looking for a new acquisition. From October 24, 2016 until February 2017, the Company continued project development of waste-to-energy projects with extremely limited funds. In February 2017, the Company ceased all operations. At that time, we became a shell company.

In 2019, we entered into a memorandum of understanding with WPP Energy GmbH and China Energy Partners, but after exhausting all efforts we were unable to negotiate a definitive agreement or close the transaction.

On July 28, 2021, the Company amended and restated its articles of incorporation, as amended, in order to (i) increase the number of authorized shares of common stock from 100,000,000 to 500,000,000, (ii) increase the number of authorized shares of preferred stock from 10,000 to 5,000,000, (iii) change the par value of the preferred stock from $1.00 par value per share to $0.0001 par value per share; and (iv) increase the number of directors from one to four. Currently, the Company has authorized 500,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share.

On October 7, 2021, we filed a certificate of amendment to our amended and restated articles of incorporation in order to change our corporate name from BioPower Operations Corporation to HyFi Corp (the “Name Change”) to more closely align the Company name with our products and services. Although the Name Change has been effected in the State of Nevada, the Name Change and our request for a new stock symbol will only become effective following clearance by the Financial Industry Regulatory Authority (FINRA), which is currently still pending.

During the quarter ending February 28, 2022, we commenced operations and accordingly, we ceased to be a shell company.

Going Concern

For the year ended November 30, 2021 the Company generated revenues of $175,000 and reported a net loss of $441,324 and negative cash flow from operating activities of $441,324. For the six months ended May 31, 2022, the Company generated revenues of $246,700, reported a net loss of $13,138, and had negative cash flow from operating activities of $11,958. As noted in the consolidated financial statements of the Company, as of May 31, 2022, the Company had an accumulated deficit of $9,568,948. There is substantial doubt regarding the ability of the Company to continue as a going concern as a result of its historical recurring losses and negative cash flows from operations as well as its dependence on private equity and financings. See “Risk Factors— The Company has a history of operating losses, and its management has concluded that factors raise substantial doubt about its ability to continue as a going concern and the auditor of the Company has included explanatory paragraphs relating to its ability to continue as a going concern in its audit report for the years ended November 30, 2021 and 2020.”

Our unaudited financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The unaudited financial statements do not include any adjustments that might result from the outcome of this uncertainty. We have a minimal operating history and minimal revenues or earnings from operations. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues for the immediate future.

There is substantial doubt that we can continue as an ongoing business for the next 12 months unless we obtain additional capital to pay our expenses. We must raise cash from sources other than revenues generated, such as from the proceeds of loans, public or private equity sales, and/or advances from related parties. There is no guarantee that any loans will be received, any equity sales will be made, and/or any related parties will provide sufficient funds for us to continue to operate on acceptable terms.

13

Company Information

Our principal office is located at 20801 Biscayne Blvd., Suite 403, Aventura, Florida 33180, and our phone number is (786) 923-0272. Our corporate website address is www.hyfi-corp.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this Prospectus.

Summary of Equity Purchase Agreement And Registration Rights Agreement with Peak One Opportunity Fund, L.P.

On August 8, 2022, the Company entered into an equity line of credit (“Equity Line”) established by an Equity Purchase Agreement (the “Equity Purchase Agreement”) and Registration Rights Agreement (the “Registration Rights Agreement”) with Peak One Opportunity Fund, L.P., a Delaware limited Partnership (the “Investor”). Pursuant to the Equity Purchase Agreement, the Company has the right, but not the obligation to direct the Investor to purchase up to $15,000,000.00 (the “Maximum Commitment Amount”) in shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) in multiple tranches (the “Put Shares”). Further under the Equity Purchase Agreement and subject to the Maximum Commitment Amount, the Company has the right, but not the obligation, to submit a Put Notice (as defined in the Equity Purchase Agreement) from time to time to the Investor (i) in an amount not less than $15,000 and (ii) in a maximum amount up to the lesser of (a) $300,000 or (b) 200% of the Average Daily Trading Value, as defined in the Equity Purchase Agreement. “Average Daily Trading Value” is defined in the Equity Purchase Agreement as the average trading volume of the Common Stock, on the principal market in which it trades (the “Principal Market”), during the ten trading days immediately preceding the applicable put date multiplied by the lowest closing bid price of the Company’s Common Stock on the Principal Market.

In exchange for Investor entering into the Equity Purchase Agreement, the Company agreed, among other things, to (i) issue and Peak One Investments, LLC, a Delaware limited liability company (“Investments”) a Common Stock Purchase Warrant (the “Warrant”) to purchase up to 500,000 shares of Common Stock at a fixed exercise price of $0.20 per share, subject to the terms of the Warrants, with a five-year exercise period commencing August 8, 2022, which was the date the Warrant was issued and (ii) file a registration statement registering the Common Stock issuable to the Investor under the Equity Purchase Agreement and to Investments under the Warrant for resale (the “Registration Statement”) with the Securities and Exchange Commission within 60 calendar days of the Equity Purchase Agreement, as more specifically set forth in the Registration Rights Agreement. The Registration Rights Agreement further provides that the costs associated with this Registration Statement are to be borne by the Company.

The obligation of Investor to purchase the Company’s Common Stock commenced on the date of entry into the Equity Purchase Agreement, which was August 8, 2022, ending on earlier of: (i) the date on which Investor shall have purchased Common Stock pursuant to the Equity Purchase Agreement equal to the Maximum Commitment Amount (ii) thirty-six (36) months after the date of entry into the Equity Purchase Agreement (iii) delivery of written notice of termination of the Equity Purchase Agreement by the Company to the Investor (which shall not occur during any Valuation Period, as such term is defined in the Equity Purchase Agreement, or at any time that the Investor holds any of the Put Shares) (iv) the Registration Statement is no longer effective after the initial effective date of the Registration Statement or (v) the date that the Company commences a voluntary case or any person commences a proceeding against the Company, a custodian is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors (the “Commitment Period”).

During the Commitment Period, the initial purchase price to be paid by the Investor for the Common Stock under the Equity Purchase Agreement shall be 90% of the closing bid price of the Common Stock on the trading day immediately preceding the respective Put Date (as defined in the Equity Purchase Agreement) on the Principal Market and the purchase price thereafter shall mean 90% of the Market Price, which is defined as the lesser of the (i) closing bid price of the Common Stock on the Principal Market on the trading day immediately preceding the respective Put Date, or (ii) lowest closing bid price of the Common Stock during the Valuation Period (as defined in the Equity Purchase Agreement), in each case as reported by Bloomberg Finance L.P or other reputable source designated by Investor. The term “Valuation Period” means the period of seven trading days immediately following the clearing date associated with the applicable Put Notice.

14

The number of Put Shares to be purchased by the Investor shall not exceed the number of such shares that, when aggregated with all other shares of Common Stock then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning more than the Beneficial Ownership Limitation as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable pursuant to a Put Notice.

The Equity Purchase Agreement, the Warrant and the Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, Investor represented to the Company, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

The foregoing descriptions of the Equity Purchase Agreement, the Warrant and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached as Exhibit 10.14, 10.15 and 10.16 to the registration statement of which this prospectus forms a part. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

SUMMARY RISK FACTORS

Our business is subject to numerous risks and uncertainties, including those described in “Risk Factors” immediately following this Prospectus summary and elsewhere in this Prospectus. These risks represent challenges to the successful implementation of our strategy and to the growth and future profitability of our business. These risks include, but are not limited to, the following:

●	We have a limited operating history in an evolving and highly volatile industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.
●	The Company has a number of convertible notes issued that are currently in default.
●	If we do not effectively manage our growth and the associated demands on our operational, risk management, sales and marketing, technology, compliance, and finance and accounting resources, our business may be adversely impacted.
●	Our growth may not be sustainable and depends on our ability to attract new customers, expand product offerings, and increase processed volumes and revenue from new customers.
●	We face intense and increasing competition and, if we do not compete effectively, our competitive positioning and our operating results will be harmed.
●	Cyberattacks and security breaches of our systems, or those impacting our customers or third parties, could adversely impact our brand and reputation and our business, operating results and financial condition.
●	As a remote-first company, we are subject to heightened operational and cybersecurity risks.
●	We currently support, and expect to continue to support, certain smart contract-based assets. If the underlying smart contracts for these assets do not operate as expected, they could lose value and our business could be adversely affected.
●	The Company has a history of operating losses and its management has concluded that factors raise substantial doubt about its ability to continue as a going concern and the auditor of the Company has included explanatory paragraphs relating to its ability to continue as a going concern in its audit report for the years ended November 30, 2021 and 2020.
●	Changes in financial reporting standards or policies, including as a result of choices made by us, could materially adversely affect our reported results of operations and financial condition and may have a corresponding material adverse impact on capital ratios.
●	We are subject to an extensive and rapidly-evolving regulatory landscape, and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our brand, reputation, business, operating results, and financial condition.
●	Some of the assets in which we intend to facilitate trading are subject to regulatory authority by the Commodity Futures Trading Commission (“CFTC”). Fraud in or manipulation of a crypto asset occurring on our platform could subject us to increased regulatory scrutiny, regulatory enforcement, and litigation.

15

●	Certain transactions in crypto assets may constitute “retail leveraged commodity transactions” subject to regulation by the CFTC as futures contracts. If crypto asset transactions we facilitate are deemed to be such retail commodity transactions, we would be subject to additional regulatory requirements, licenses and approvals, and potentially face regulatory enforcement, civil liability, and significant increased compliance and operational costs.
●	Particular crypto assets or transactions therein could be deemed “commodity interests” (e.g., futures, options, swaps) or security-based swaps subject to regulation by the CFTC or SEC, respectively. If a crypto asset that we facilitate trading in is deemed a commodity interest or a security-based swap, we would be subject to additional regulatory requirements, licenses and approvals, and potentially face regulatory enforcement, civil liability, and significant increased compliance and operational costs.
●	We may be sued by third parties for alleged infringement of their proprietary rights.
●	Trading on the OTC Markets is volatile and sporadic, which could depress the market price of our common stock and make it difficult for our security holders to resell their common stock.
●	FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.
●	The issuance of a large number of shares of our Common Stock could significantly dilute existing stockholders and negatively impact the market price of our Common Stock.
●	Shares eligible for future sale may adversely affect the market.
●	Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree The trading price of BioPower common stock may be volatile, and purchasers of BioPower common stock could incur substantial losses.
●	The articles of incorporation, as amended, provides that state or federal court located within the state of Nevada will be the sole and exclusive forum for substantially all disputes between us and our shareholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.
●	Our common stock are subject to the “penny stock” rules. It may be more difficult to resell securities classified as “penny stock.”
●	We are considered a smaller reporting company and are exempt from certain disclosure requirements, which could make our Common Stock less attractive to potential investors.
●	We may be subject to securities litigation, which is expensive and could divert management attention.
●	We have never paid dividends on our common stock and have no plans to do so in the future.
●	We will indemnify and hold harmless our officers and directors to the maximum extent permitted by Nevada law.

THE OFFERING

10,417,963 Shares of Common Stock Issuable Under the Equity Line

500,000 Shares of Common Stock Issuable Upon Exercise of Warrants

Issuer:	BioPower Operations Corporation

Shares to be Issued Pursuant to Put Notices:	10,417,963 shares of Common Stock that we may issue to Peak One pursuant to put notices under the Equity Purchase Agreement.

Shares to be Issued Upon the Exercise of Warrants:	500,000 shares of Common Stock that we may issue to Peak One upon the exercise of Warrants.

Common Stock Outstanding before Offering and prior to the Exercise of any Warrants:	45,625,000 shares of Common Stock.(1)

16

Common Stock Outstanding after Offering assuming the Exercise of the Warrants:	56,542,963 shares of Common Stock, assuming (i) all 10,417,963 shares are sold to the Selling Stockholder under the Equity Line and (ii) the Selling Stockholder exercises the 500,000 Warrants and 500,000 shares of Common Stock are issued to the Selling Stockholder. If we sell less shares of Common Stock to the Selling Stockholder under the Equity Line, we have substantially less Common Stock outstanding after the Offering.

Terms of Warrants:	The Warrant may be exercised at any time for five years from the date of issuance at a fixed exercise price of $0.20 per Common Stock share, subject to adjustments as specified in the Warrant, including an anti-dilution provision. In the event that there is no effective registration statement registering the shares underlying the Warrants, then the Warrants may be exercised by means of a “cashless exercise” at the holder’s option, such that the holder may use the appreciated value of the Warrants (the difference between the market price of the underlying shares of common stock and the exercise price of the underlying Warrants) to exercise the Warrants without the payment of any cash.

Use of proceeds:	We will not receive any of the proceeds from the Selling Securityholders sales of our stock. We will receive proceeds from the sale of our stock to Peak One pursuant to the Equity Purchase Agreement and from any cash exercise by Peak One of Warrants, which we intend to use to fund our product development programs, acquisition of new products, working capital and to general operational needs. The amounts that we actually spend for any specific purpose may vary significantly, and will depend on a number of factors including, but not limited to, market conditions. In addition, we may use a portion of any net proceeds to acquire complementary businesses; however, we do not have plans for any acquisitions at this time. See “Use of Proceeds.”

Risk factors:	See “Risk Factors” beginning on page 19 of this prospectus for a discussion of some of the factors you should carefully consider before deciding to invest in our common stock.

Trading Market:	Our Common Stock is currently quoted on the OTC Pink tier of the OTC Market Group, Inc. under the symbol “BOPO”.

Transfer Agent and Registrar:	Continental Stock Transfer & Trust Co. is our transfer agent and registrar in connection with the offering.

Ownership Limits (Blockers):	The number of Put Shares to be purchased by the Investor shall not exceed the number of such shares that, when aggregated with all other shares of Common Stock then deemed beneficially owned by the Investor, would result in the Investor owning more than 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of the Put Shares.

Dividend policy:	We do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future.

(1) Unless we indicate otherwise, all information in this prospectus is based on 45,625,000 shares of Common Stock issued and outstanding as of October 7, 2022.

17

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents the Company’s selected historical consolidated financial data for the periods indicated. The selected historical consolidated financial data for the years ended November 30, 2021 and November 30, 2020 and the balance sheet data as of November 30, 2021 are derived from the Company’s audited financial statements. The selected historical consolidated financial data for the six months ended May 31, 2022 and May 31, 2021 and the balance sheet data as of May 31, 2022 and May 31, 2021 are derived from the Company’s unaudited financial statements.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. The data presented below should be read in conjunction with, and are qualified in their entirety by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto included elsewhere in this prospectus.

	For the Six Months Ended May 31, 2022 (unaudited)	For the Six Months Ended May 31, 2021 (unaudited)

Statement of Operations Data
Total revenues	$446,700	$-
Total operating expenses	363,868	8,081
Loss before income taxes	$82,832	$8,081
Income tax expense	-	-
Net income (loss)	(82,832)	(8,081)
Basic and diluted net loss per share	$(0.00)	$(0.00)

Balance Sheet Data (at period end)
Cash and cash equivalents	$552,356	$95,973
Working capital (deficit) (1)	$(5,173,145)	$(5,411,178)
Total assets	$613,173	$95,973
Total liabilities	$5,786,318	$5,507,151
Stockholders’ equity (deficit)	$(613,173)	$(95,973)

(1)	Working capital (deficit) represents total current assets less total current liabilities

	Year Ended
	November 30, 2021	November 30, 2020

Statement of Operations Data
Total revenues	$175,000	$-
Operating expenses		-
Selling, General and administrative	461,263	-
Total operating expenses	461,263	-
Loss from operations	(286,263)	-
Total other income (expense)	(155,061)	(129,745)
Income (loss) before provision for taxes	(441,324)	(129,745)
Income tax provisions	-	-
Net income (loss)	$(441,324)	$(129,745)
Basic and diluted net loss per share	$(0.01)	$(0.00)

Balance Sheet Data (at period end)
Cash	$95,973	$-
Working capital (deficit) (1)	(5,411,178)	(4,364,469)
Total assets	95,973	-
Total liabilities	5,507,151	4,364,469
Stockholders’ equity (deficit)	(5,411,178)	-

(1)	Working capital represents total current assets less total current liabilities.

18

RISK FACTORS

An investment in our securities carries a significant degree of risk. You should carefully consider the following risks, as well as the other information contained in this prospectus, including our historical financial statements and related notes included elsewhere in this prospectus before you decide to purchase our securities. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our common shares. Refer to “Cautionary Statement Regarding Forward-Looking Statements.”

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Below is a summary of material risks, uncertainties and other factors that could have a material effect on the Company and its operations:

Risks Related to the Company’s Business and Industry

We have a limited operating history in an evolving and highly volatile industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

We began our operations in 2011 in the energy industry. Since then our business model continued to evolve through February 2017, when we shifted away from waste-to-energy products and became a shell corporation. On February 17, 2022, we commenced new operations, and accordingly, from that date and continuing we are no longer a shell company. We intend to focus on the development and commercialization of the tokenization of CeDeFi marketplaces including the sale of NFTs for technology and related licenses and trading of energy commodities with a focus on hydrogen. The comparability of our financial results in previously-filed SEC reports should not be viewed as an indication of future performance, in part, because of the evolution of our business model.

Because we have a limited operating history and our anticipated business model differs from past operations, it is difficult to evaluate our proposed business and future prospects. Our limited operating experience, the rapidly evolving nature of the NFT market in which we intend to operate, substantial uncertainty about the regulatory risks to our business, and other economic factors beyond our control, significantly reduce our ability to accurately forecast quarterly or annual revenue. Failure to manage our current and future growth effectively could have an adverse effect on our business, operating results, and financial condition.

19

Prices for the commodities underlying our proposed NFTs or the related commodity indices may change unpredictably and affect the value of our NFTs in unforeseeable ways.

Investments, such as the proposed HyFi NFTs, linked to the prices of commodities or a commodity based index, are considered speculative, and prices for commodities or the level of a commodity based index, and related contracts may fluctuate significantly over short periods for a variety of factors, including: changes in supply and demand relationships, governmental programs and policies, national and international political and economic events, including war and hostilities, changes in interest and exchange rates, trading activities in commodities and related contracts, pestilence, technological change, weather, and agricultural, trade, fiscal, monetary and exchange control policies. The price volatility of each underlying asset also affects the value of the forwards and forward contracts related to that underlying asset and therefore its price at any such time. These factors may affect the prices of the underlying commodities or underlying commodity indices and may cause the prices for underlying commodities or underlying commodity indices to move in inconsistent directions and at inconsistent rates which will affect the value of NFTs linked to commodities.

We are subject to operating and litigation risks that may not be covered by insurance.

Our business operations are subject to all of the operating hazards and risks normally incidental to the implementation of systems involving combustible products, such as liquefied petroleum gases, propane, natural gas and hydrogen gas, and the generation of electricity. Accidents involving our hydrogen energy systems, including leaks, ruptures, fires, explosions, sabotage and mechanical problems, could result in substantial losses due to personal injury and/or loss of life, and severe damage to and destruction of property and equipment arising from explosions and other catastrophic events. If such accidents were to occur, we could face lawsuits from our clients alleging that we were responsible for such accidents. There can be no assurance that our insurance will be adequate to protect us from all material expenses related to future claims or that such levels of insurance will be available in the future at economical prices.

The Company relies on certain third-party providers of licensed software and services integral to the operations of the Company’s business.

Certain aspects of the operation of the Company’s business depend on third-party software and service providers, including, but not limited to, Metamask, which allows our users to link their crypto wallets to the HyFi platform. The Company is, to a certain extent, dependent upon the ability of third parties to maintain, enhance or develop their software and services on a timely and cost-effective basis, to meet industry technological standards and innovations to deliver software and services that are free of defects or security vulnerabilities, and to ensure their software and services are free from disruptions or interruptions. Further, third-party software and services may not always be available to the Company on commercially reasonable terms or at all. If the Company’s agreements with third-party software or services vendors are not renewed or the third-party software or services become obsolete, fail to function properly, are incompatible with future versions of the Company’s products or services, are defective or otherwise fail to address the Company’s needs, there is no assurance that the Company would be able to replace the functionality provided by the third-party software or services with software or services from alternative providers. Furthermore, even if the Company identifies alternative providers of similar software and services, the software and services that they offer may not satisfy our needs as well or be available on commercially reasonable terms, and there would be costs associated with switching. Any of these factors could have a material adverse effect on the Company’s financial condition, cash flows or results of operations.

If we do not effectively manage our growth and the associated demands on our operational, risk management, sales and marketing, technology, compliance, and finance and accounting resources, our business may be adversely impacted.

The crypto ecosystem has experienced recent rapid growth. We expect this trend to continue for the foreseeable future. Our anticipated product launches benefit from innovation in the crypto economy, and, as such, accurately evaluating and forecasting our performance may be difficult or impossible. In particular, the NFT business has grown significantly since 2020, and the minting, usage and acceptance of digital assets has continued to grow in general.

20

Managing our business may become increasingly complex. To effectively manage and capitalize on our potential growth, we must continue to expand our information technology and financial, operating, and administrative systems and controls, and continue to manage headcount, capital, and processes efficiently. Our continued growth could strain our existing resources, and we could experience ongoing operating difficulties in managing our business as it expands, including difficulties in hiring, training, and managing a growing employee base. Failure to scale and preserve our company culture with growth could harm our future success, including our ability to retain and recruit personnel and to effectively focus on and pursue our corporate objectives. If we do not adapt to meet these evolving challenges, or if our management team does not effectively scale with our growth, we may experience erosion to our brand, the quality of our products and services may suffer. Moreover, the failure of our systems and processes could undermine our ability to provide accurate, timely, and reliable reports on our financial and operating results, including the financial statements provided herein, and could impact the effectiveness of our internal controls over financial reporting. In addition, our systems and processes may not prevent or detect all errors, omissions, or fraud. Any of the foregoing operational failures could lead to noncompliance with laws, loss of operating licenses or other authorizations, or loss of bank relationships that could substantially impair or even suspend company operations.

Successful implementation of our growth strategy may also require significant expenditures before any substantial associated revenue is generated and we cannot guarantee that these increased investments will result in corresponding and offsetting revenue growth.

Our growth may not be sustainable and depends on our ability to attract new customers, expand product offerings, and increase processed volumes and revenue from new customers.

The future growth of our business depends on our ability to attract new customers and get new customers to increase the volumes processed through our payments platform and therefore grow revenue.

Any failure by us to attract new customers, and increase revenue from new customers could materially and adversely affect our business, financial condition, results of operations and prospects. These efforts may require substantial financial expenditures, commitments of resources, developments of our processes, and other investments and innovations.

We face intense and increasing competition and, if we do not compete effectively, our competitive positioning and our operating results will be harmed.

We operate in a rapidly changing and highly competitive industry, and our results of operations and future prospects depend on, among others:

●	the growth of our customer base,

●	our ability to monetize our customer base,

●	our ability to acquire customers at a lower cost, and

●	our ability to increase the overall value to us of each of our customers while they use our products and services.

In addition to established enterprises, we may also face competition from early-stage companies attempting to capitalize on the same, or similar, opportunities as we are. Some of our current and potential competitors have longer operating histories, particularly with respect to our digital financial services products, significantly greater financial, technical, marketing and other resources, and a larger customer base than we do. This allows them, among others, to potentially offer more competitive pricing or other terms or features, a broader range of digital financial products, or a more specialized set of specific products or services, as well as respond more quickly than we can to new or emerging technologies and changes in customer preferences.

Our current and future business prospects demand that we act to meet these competitive challenges but, in doing so, our revenue and results of operations could be adversely affected if we, for example, increase marketing expenditures or make other expenditures. All of the foregoing factors and events could adversely affect our business, financial condition, results of operations, cash flows and future prospects.

21

Cyberattacks and security breaches of our systems, or those impacting our customers or third parties, could adversely impact our brand and reputation and our business, operating results and financial condition.

Our business involves the collection, storage, processing and transmission of confidential information, customer, employee, service provider and other personal data, as well as information required to access customer assets.

Further, any actual or perceived breach or cybersecurity attack directed at other financial institutions or cryptocurrency or blockchain companies, whether or not we are directly impacted, could lead to a general loss of customer confidence in the digital asset economy or in the use of technology to conduct financial transactions, which could negatively impact us including the market perception of the effectiveness of our security measures and technology infrastructure.

Certain types of cyberattacks could harm us even if our systems are left undisturbed. For example, attacks may be designed to deceive employees and service providers into releasing control of our systems to a hacker, while others may aim to introduce computer viruses or malware into our systems with a view to stealing confidential or proprietary data. Additionally, certain threats are designed to remain dormant or undetectable until launched against a target and we may not be able to implement adequate preventative measures.

Although we will develop systems and processes designed to protect the data we manage, prevent data loss and other security breaches, effectively respond to known and potential risks, and expect to continue to expend significant resources to bolster these protections, there can be no assurance that these security measures will provide absolute security or prevent breaches or attacks.

We have no present existing relationships with card acquiring sponsors to process card payment transactions globally. If the payment card networks require our acquiring partner to operate solely within its area of use, we would lose our ability to offer card transaction processing services in the United States. Such a decision would have a negative impact on the utility of our services to our U.S.-based enterprise customers. In light of the foregoing, we are in the process of onboarding with a merchant acquirer in the United States, which should minimize any area of use risk, but that relationship has not yet been finalized and the associated technology build out is not yet complete.

Our products and services may be exploited to facilitate illegal activity such as fraud, money laundering, gambling, tax evasion, and scams. If any of our customers use our products or services to further such illegal activities, we could be subject to liability and our business could be adversely affected. Our efforts to detect and monitor such transactions for compliance with law may require significant costs, and our failure to effectively deal with bad, fraudulent or fictitious transactions and material internal or external fraud could negatively impact our business.

Moreover, certain activity that may be legal in one jurisdiction may be illegal in another jurisdiction, and certain activities that are at one time legal may in the future be deemed illegal in the same jurisdiction. As a result, there is significant uncertainty and cost associated with detecting and monitoring transactions for compliance with local laws. In the event that a customer is found responsible for intentionally or inadvertently violating the laws in any jurisdiction, we may be subject to governmental inquiries, enforcement actions, prosecuted, or otherwise held secondarily liable for aiding or facilitating such activities. Changes in law have also increased the penalties for money transmitters, e-money issuers, broker-dealers and alternative trading systems for certain illegal activities, and government authorities may consider increased or additional penalties from time to time. Owners of intellectual property rights or government authorities may seek to bring legal action against us for involvement in the sale of infringing or allegedly infringing items. Any threatened or resulting claims could result in reputational harm, and any resulting liabilities, loss of transaction volume, or increased costs could harm our business.

Moreover, while fiat currencies can be used to facilitate illegal activities, crypto assets are relatively new and, in many jurisdictions, may be lightly regulated or largely unregulated. Many types of crypto assets have characteristics such as the speed with which digital asset transactions can be conducted, the ability to conduct transactions without the involvement of regulated intermediaries, the ability to engage in transactions across multiple jurisdictions, the irreversible nature of certain crypto asset transactions, and encryption technology that anonymizes these transactions, which may make crypto assets susceptible to use in illegal activity.

U.S. federal and state and foreign regulatory authorities and law enforcement agencies, such as the Department of Justice, the SEC, the Commodity Futures Trading Commission, the Federal Trade Commission, the IRS and various state securities and financial regulators investigate, issue subpoenas and civil investigative demands, and take legal action against persons and entities alleged to be engaged in fraudulent schemes or other illicit activity involving crypto assets.

22

While we believe that our risk management and compliance framework will be designed to detect significant illicit activities conducted by our potential or existing customers, we cannot ensure that we will be able to detect all illegal activity on our systems. If any of our customers use our products and services to further such illegal activities, our business could be adversely affected.

Our future growth depends significantly on our marketing efforts, and if our marketing efforts are not successful, our business and results of operations will be harmed.

Concerns about the electrical grid and environmental impacts of blockchain technology could adversely impact usage and perceptions of cryptocurrency and other digital assets relying on cryptographic blockchains.

Blockchain mining activities are inherently energy-intensive and electricity costs account for a significant portion of the overall mining costs. The availability and cost of electricity will restrict the geographic locations of mining activities. In addition, the significant consumption of electricity may have a negative environmental impact, including contribution to climate change, which may give rise to public opinion against allowing the use of electricity for blockchain mining activities or government measures restricting or prohibiting the use of electricity for such mining activities. Any such development in the jurisdictions where we sell our HyFi Tokens or operate the HyFi marketplace could have a material and adverse effect on our business, financial condition and results of operations.

The COVID-19 pandemic could have unpredictable, including adverse, effects on our business, operating results, and financial condition.

The global spread and unprecedented impact of the COVID-19 pandemic continues to create significant volatility, uncertainty and economic disruption. To date, our operations and financial results have not been materially negatively impacted by COVID-19. The future effect on our operational and financial performance will depend on future developments, including the duration, spread and intensity of the pandemic (including any resurgences), impact of the new COVID-19 variants and the continued rollout and acceptance of COVID-19 vaccines, and the level of social and economic restrictions imposed in the United States and abroad in an effort to curb the spread of the virus, all of which are uncertain and difficult to predict considering the rapidly evolving landscape. The continued impact of COVID-19 and the imposition of related public health measures have resulted in, and is expected to continue to result in, increased volatility and uncertainty in the crypto economy. As a result, it is not currently possible to ascertain the overall impact of COVID-19 on our business, results of operations, financial condition or liquidity.

As a remote-first company, we are subject to heightened operational and cybersecurity risks.

We are a remote-first company, meaning we anticipate that for the foreseeable future our employees will work from their homes or other non-company dwellings. We do not have a central physical office. This subjects us to heightened operational risks. For example, technologies in our employees’ and service providers’ homes and shared office spaces may not be as robust and could cause the networks, information systems, applications, and other tools available to employees and service providers to be more limited or less reliable. Further, the security systems in place at our employees’ and service providers’ homes and shared office spaces may be less secure than those used in corporate offices, and while we have implemented technical and administrative safeguards to help protect our systems as our employees and service providers work from home, we may be subject to increased cybersecurity risk which could expose us to risks of data or financial loss, and could disrupt our business operations. There is no guarantee that the data security and privacy safeguards we will put in place will be completely effective or that we will not encounter risks associated with employees and service providers accessing company data and systems remotely. We also face challenges due to the need to operate with a remote workforce and are addressing so to minimize the impact on our ability to operate.

23

We currently support, and expect to continue to support, certain smart contract-based assets. If the underlying smart contracts for these assets do not operate as expected, they could lose value and our business could be adversely affected.

We currently support, and expect to continue to support, various assets that represent units of value on smart contracts deployed on a third party blockchain. Smart contracts are programs that store and transfer value and execute automatically when certain conditions are met. Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming and design can have damaging effects. For instance, in April 2018, a batch overflow bug was found in many Ethereum-based ERC20-compatible smart contract tokens that allows hackers to create a large number of smart contract tokens, causing multiple crypto asset platforms worldwide to shut down ERC20-compatible token trading. Similarly, in March 2020, a design flaw in the MakerDAO smart contract caused forced liquidations of crypto assets at significantly discounted prices, resulting in millions of dollars of losses to users who had deposited crypto assets into the smart contract. If any such vulnerabilities or flaws come to fruition, smart contract-based crypto assets, including those held by our customers on our platforms, may suffer negative publicity, be exposed to security vulnerabilities, decline significantly in value, and lose liquidity over a short period of time.

In some cases, smart contracts can be controlled by one or more “admin keys” or users with special privileges, or “super users”. These users have the ability to unilaterally make changes to the smart contract, enable or disable features on the smart contract, change how the smart contract receives external inputs and data, and make other changes to the smart contract. For smart contracts that hold a pool of reserves, these users may also be able to extract funds from the pool, liquidate assets held in the pool, or take other actions that decrease the value of the assets held by the smart contract in reserves. Even for crypto assets that have adopted a decentralized governance mechanism, such as smart contracts that are governed by the holders of a governance token, such governance tokens can be concentrated in the hands of a small group of core community members, who would be able to make similar changes unilaterally to the smart contract. If any such super user or group of core members unilaterally make adverse changes to a smart contract, the design, functionality, features and value of the smart contract, its related assets may be harmed. In addition, assets held by the smart contract in reserves may be stolen, misused, burnt, locked up or otherwise become unusable and irrecoverable. These super users can also become targets of hackers and malicious attackers. If an attacker is able to access or obtain the super user privileges of a smart contract, or if a smart contract’s super-users or core community members take actions that adversely affects the smart contract, our customers who hold and transact in the affected assets may experience decreased functionality and value of the applicable assets, up to and including a total loss of the value of such assets. Although we do not control these smart contracts, any such events could cause customers to seek damages against us for their losses, result in reputational damage to us, or in other ways adversely impact our business.

Concerns about the environmental impacts of blockchain technology could adversely impact usage and perceptions of cryptocurrency and other digital assets and marketplaces relying on blockchain, including HyFi Tokens and the HyFi Marketplace.

The energy usage and environmental impact of blockchain technology, particularly in relation to proof of work mining, has attracted considerable recent attention. Government scrutiny related to restrictions on cryptocurrency mining facilities and their energy consumption may increase, resulting in additional regulation that could adversely impact usage of digital assets and harm our business. The considerable consumption of electricity by mining operators may also have a negative environmental impact, including contribution to climate change, which could create a negative consumer sentiment and perception of cryptocurrencies and digital assets generally and adversely affect our business, prospects, financial condition, and operating results.

24

Risks Related to Our Financial Condition

The Company has a history of operating losses and its management has concluded that factors raise substantial doubt about its ability to continue as a going concern and the auditor of the Company has included explanatory paragraphs relating to its ability to continue as a going concern in its audit report for the years ended November 30, 2021 and 2020.

The Company has a history of operating losses and its management has concluded that factors raise substantial doubt about its ability to continue as a going concern and the auditor of the Company has included explanatory paragraphs relating to its ability to continue as a going concern in its audit report for the years ended November 30, 2021 and 2020. The report of our independent registered public accounting firm expresses substantial doubt about the Company’s ability to continue as a going concern. Our auditors, BF Borgers CPA PC, have indicated in their report on the Company’s financial statements for the fiscal year ended November 30, 2022, that conditions exist that raise substantial doubt about our ability to continue as a going concern due to our recurring losses from operations and substantial decline in our working capital. A “going concern” opinion could impair our ability to finance our operations through the sale of equity, incurring debt, or other financing alternatives. Our ability to continue as a going concern will depend upon the availability and terms of future funding, continued growth, improved operating margins and our ability to profitably meet service commitments. If we are unable to achieve these goals, our business would be jeopardized, and the Company may not be able to continue. If we ceased operations, it is likely that all of our investors would lose their investment.

We have a limited financial history, and there is no assurance that we will maintain profitability or that our revenue and business models will be successful.

There is no assurance that we will not incur net losses in the future. We may not be able to generate sufficient revenue to maintain profitability in the short or long-term. Our revenue growth may slow, or our revenue may decline for a number of other reasons, including reduced demand for our offerings, increased competition, a decrease in the growth or size of the digital asset economy, or any failure to capitalize on growth opportunities.

We are continually refining our revenue and business models and have recently shifted our focus to the development and commercialization of NFT marketplace. There is no assurance that these efforts will be successful or that we will generate revenues commensurate with our efforts and expectations or become or stay profitable. We may be forced to make significant changes to our revenue and business models to compete with our competitors’ offerings, and even if such changes are undertaken, there is no guarantee that they will be successful or profitable. Additionally, we will need to hire, train, and integrate qualified personnel to meet and further such changes to our business objectives at potentially significant additional expense. Failure to successfully implement revenue and business models or manage related expenses could cause us to be unprofitable and have an adverse effect on our business, operating results and financial condition.

The Company has a number of convertible notes issued at this time that are currently in default.

At this time $694,198 worth of the Company’s convertible promissory notes are currently past due and in default. These notes being in default, and our inability to pay these obligations will result in a loss of investor confidence, and more generally impact our business, operating results, and financial condition. We do not plan to use any of the proceeds of this offering to repay these loans and the loan holders have not exercised their default rights under these convertible promissory notes, which are to demand repayment at their option.

We may experience fluctuations in our quarterly operating results.

We could experience significant fluctuations in our quarterly operating results due to a number of factors, many of which are beyond our control. You should not rely on period-to-period comparisons of our operating results as an indication of our future performance. Factors that may cause fluctuations in our quarterly operating results include, but are not limited to, the following:

●	a change in the payment volume and market cap of HyFi Tokens;

●	the level of our expenses;

●	the degree to which we encounter competition in our markets;

●	general economic conditions;

●	the amount of capital available for investing in the market;

●	legal or regulatory developments;

25

●	legislative or policy changes;

●	changes in the prospects of the economy generally, which could alter current or perspective customers’ priorities, or could increase the time it takes us to launch new offerings; and

●	and the ongoing impact of the COVID-19 pandemic.

Our operating results may fall below the expectations of market analysts and investors in some future periods, which could cause the market price of our common stock to decline substantially.

Changes in U.S. and foreign tax laws, as well as the application of such laws, could adversely impact our financial position and operating results.

We are subject to complex income and non-income tax laws and regulations in the United States and a variety of foreign jurisdictions. Both the United States and foreign jurisdictions may revise corporate income tax and other non-income tax laws which could impact the amount of tax due in such jurisdiction. Our determination of our corporate income tax liability is subject to review and may be challenged by applicable U.S. and foreign tax authorities. Any adverse outcome of such challenge could harm our operating results and financial condition. The determination of our worldwide provision for income taxes and other tax liabilities requires significant judgment and, in the ordinary course of business, there are many transactions and calculations where the ultimate tax determination is complex and uncertain. Moreover, as a multinational business, we have subsidiaries that engage in many intercompany transactions in a variety of tax jurisdictions where the ultimate tax determination is complex and uncertain. Our existing corporate structure and intercompany arrangements have been implemented in a manner we believe complies with current prevailing tax laws. Furthermore, as we operate in multiple taxing jurisdictions, the application of tax laws can be subject to diverging and sometimes conflicting interpretations by tax authorities of these jurisdictions. It is not uncommon for taxing authorities in different countries to have conflicting views with respect to, among other things, the characterization and source of income or other tax items, the manner in which the arm’s-length standard is applied for transfer pricing purposes, or with respect to the valuation of intellectual property. The taxing authorities of the jurisdictions in which we operate may challenge our tax treatment of certain items or the methodologies we use for valuing developed technology or intercompany arrangements, which could impact our worldwide effective tax rate and harm our financial position and operating results.

We are also subject to non-income taxes, such as payroll, sales, use, value-added, net worth, property, and goods and services taxes in the United States and various foreign jurisdictions. A change in the tax law could impact tax positions which could result in an increased exposure related to such tax liabilities. Such changes could have an adverse effect on our operating results and financial condition.

If our estimates or judgment relating to our critical accounting policies prove to be incorrect, our operating results could be adversely affected.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as provided in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates.” The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities, and equity, and the amount of revenue and expenses that are not readily apparent from other sources. Significant estimates and judgments involve the identification of performance obligations in revenue recognition, evaluation of tax positions, inter-company transactions, and the valuation of stock-based awards and the fiat reserves and digital assets we hold, among others. Our operating results may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our operating results to fall below the expectations of analysts and investors, resulting in a decline in the trading price of our common stock.

26

The nature of our business requires the application of complex financial accounting rules, and there is limited guidance from accounting standard setting bodies. If financial accounting standards undergo significant changes, our reported operating results could be adversely affected.

The accounting rules and regulations that we must comply with are complex and subject to interpretation by the Financial Accounting Standards Board (the “FASB”), the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results and may even affect the reporting of transactions completed before the announcement or effectiveness of a change. Recent actions and public comments from the FASB and the SEC have focused on the integrity of financial reporting and internal controls. In addition, many companies’ accounting policies are being subject to heightened scrutiny by regulators and the public. Further, there has been limited precedents for the financial accounting of digital assets and related valuation and revenue recognition considerations.

As such, there remains significant uncertainty on how companies can account for digital asset transactions, value, and related revenue. Uncertainties in or changes to in regulatory or financial accounting standards could result in the need to changing our accounting methods and restate our financial statements and impair our ability to provide timely and accurate financial information, which could adversely affect our financial statements, result in a loss of investor confidence, and more generally impact our business, operating results, and financial condition.

We are subject to changes in financial reporting standards or policies, including as a result of choices made by us, which could materially adversely affect our reported results of operations and financial condition and may have a corresponding material adverse impact on capital ratios.

Our consolidated financial statements are prepared in accordance with GAAP, which are periodically revised or expanded. Accordingly, from time to time we are required to adopt new or revised accounting standards issued by recognized bodies. It is possible that future accounting standards and financial reporting standards or policies, including as a result of choices made by us, which we are required to adopt, could change the current accounting treatment that applies to our consolidated financial statements and that such changes could have a material adverse effect on our reported results of operations and financial condition, and may have a corresponding material adverse effect on capital ratios.

We require additional capital to support business growth, and this capital might not be available or may require shareholder approval to obtain.

We have funded our operations since inception primarily through equity financings. We intend to continue to make investments in our business to respond to business challenges, including developing new products and services, enhancing our operating infrastructure, expanding our international operations, and acquiring complementary businesses and technologies, all of which may require us to secure additional funds.

Additional financing may not be available on terms favorable to us, if at all. If we incur additional debt, the debt holders would have rights senior to holders of our Common Stock to make claims on our assets, and the terms of any debt could restrict our operations, including our ability to pay dividends on our Common Stock shares.

The prices of digital assets are extremely volatile, and price fluctuations may adversely impact the value of digital assets that we hold.

Digital assets have historically experienced high levels of volatility far in excess of that experienced in fiat currencies. A number of factors contribute to changes in digital asset prices and volatility, including changes in the supply and demand for a particular digital asset, market sentiment, macroeconomic factors, utility of a particular digital asset, and idiosyncratic events such as exchange outages or commentary on social media. We are exposed to price volatility with respect to the corporate digital assets we hold. Though our fundamental business and growth strategy does not include acquiring digital assets for the purpose of value appreciation, we have exposure to digital assets at the corporate level because, for certain services we perform, our customers may pay us in digital assets. To the extent customers compensate us in the form of digital assets, and we continue to hold these digital assets, we may be subject to the high degree of price volatility associated with these digital assets. A decline in price may require us to take an impairment charge on our digital assets, and a decline in the value of the digital assets we hold in higher concentrations may have a larger adverse impact on our operating results in any given period. Volatility in the value of digital assets or other market factors may limit our ability to convert digital assets into fiat currency at attractive prices or at all.

27

Risks Related to Government Regulation

We are subject to an extensive and rapidly-evolving regulatory landscape, and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our brand, reputation, business, operating results, and financial condition.

Our business is subject to extensive laws, rules, regulations, policies, orders, determinations, directives, treaties, and legal and regulatory interpretations and guidance in the markets in which we operate, including those typically applied to securities, commodities, the exchange, and transfer of digital assets, cross-border and domestic money and digital asset transmission businesses, as well as those governing data privacy, data governance, data protection, cybersecurity, fraud detection, payment services (including payment processing and settlement services), consumer protection, antitrust and competition, bankruptcy, tax, anti-bribery, economic and trade sanctions, anti-money laundering, and counter-terrorist financing. Many of these legal and regulatory regimes were adopted prior to the advent of the internet, mobile technologies, digital assets, and related technologies. As a result, they often do not contemplate or address unique issues associated with digital assets, are subject to significant uncertainty, and vary widely across U.S. federal, state, and local jurisdictions. These legal and regulatory regimes, including the laws, rules, and regulations thereunder, evolve frequently and may be modified, interpreted, and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another. Moreover, the relative novelty and evolving nature of our business and the significant uncertainty surrounding the regulation of digital assets requires us to exercise our judgement as to whether certain laws, rules, and regulations apply to us, and it is possible that governmental bodies and regulators may disagree with our conclusions. To the extent we have not complied with such laws, rules, and regulations, we could be subject to significant fines, limitations on our business, reputational harm, and other regulatory consequences, as well as criminal penalties, each of which may be significant and could adversely affect our business, operating results and financial condition.

In addition to existing laws and regulations, various governmental and regulatory bodies, including legislative and executive bodies, in the United States, as well as in other countries may adopt new laws and regulations, or new interpretations of existing laws and regulations may be issued by such bodies or the judiciary, which may adversely impact the development and use of digital assets as a whole, digital asset mining operations, and our legal and regulatory status in particular by changing how we operate our business, how our operations are regulated, and what products or services we and our competitors can offer, requiring changes to our compliance and risk mitigation measures, imposing new licensing requirements or new costs of doing business, or imposing a total ban on certain activities or transactions with respect to digital assets, as has occurred in certain jurisdictions in the past.

Due to our business activities, if laws or regulations or their respective interpretation change, we may become subject to ongoing examinations, oversight, and reviews by U.S. federal and state regulators, which would have broad discretion to audit and examine our business if we become subject to their oversight. Adverse changes to, or our failure to comply with, any laws and regulations have had, and may continue to have, an adverse effect on our reputation and brand and our business, operating results and financial condition.

Current and future legislation and rulemaking regarding digital assets may result in extraordinary, non-recurring expenses and could have a material adverse effect on our business, financial condition and results of operations.

Current and future legislation and rulemaking by the CFTC and SEC or other regulators, including interpretations released by a regulatory authority, may impact the manner in which digital assets are treated. For example, digital assets derivatives are not excluded from the definition of “commodity future” by the CFTC. Furthermore, according to the CFTC, digital assets fall within the definition of a commodity under the Commodities Exchange Act (the “CEA”) and as a result, we may be required to register and comply with additional regulations under the CEA, including additional periodic reporting and disclosure standards and requirements. We may also be required to register as a commodity pool operator and to register as a commodity pool with the CFTC through the National Futures Association. If we are required to register with the CFTC or another governmental or self-regulatory authority, the scope of our business and operations may be constrained by the rules of such authority and we may be forced to incur additional expenses in the form of licensing fees, professional fees and other costs of compliance.

28

The SEC has issued guidance and made numerous statements regarding the application of securities laws to digital assets. For example, on July 25, 2017, the SEC issued a Report of Investigation (the “Report”) which concluded that “DAO Tokens” offered and sold by the Decentralized Autonomous Organization (“DAO”), a digital decentralized autonomous organization and investor-directed venture capital fund for digital assets, were issued for the purpose of raising funds. The Report concluded that these tokens were “investment contracts” within the meaning of Section 2(a)(1) of the Securities Act and Section 3(a)(10) of the Exchange Act, and therefore securities subject to the federal securities laws. In December 2017, the SEC issued a cease-and-desist letter ordering a company to stop its initial coin offering of tokens on the grounds that it failed to file a registration statement or qualify for an exemption from registration. Similar to the tokens issued by the DAO, the SEC found that these tokens satisfied the definition of an “investment contract,” and were therefore subject to the federal securities laws. In February 2018, both the SEC and CFTC further reiterated their concerns regarding digital assets in written testimony to the Senate Banking, Housing and Urban Affairs Committee. On March 7, 2018, the SEC released a “Statement on Potentially Unlawful Online Platforms for Trading Digital Assets,” and reiterated that, if a platform “offers trading of digital assets that are securities” and “operates as ‘exchange,’ as defined by the federal securities laws,” the platform must register with the SEC as a national securities exchange or be exempt from registration. The SEC’s statement served as a notice to operators of any platforms, including secondary market trading platforms, which the SEC is actively monitoring for potentially fraudulent or manipulative behavior in the market for security tokens, as the SEC has cautioned recently in the context of ICOs. On November 16, 2018, the SEC released a “Statement on Digital Asset Securities Issuance and Trading,” and emphasized that market participants must adhere to the SEC’s well-established and well-functioning federal securities law framework when dealing with technological innovations, regardless of whether the securities are issued in certificated form or using new technologies, such as blockchain. This has all been followed by additional statements and guidance form the SEC including no-action letters relating to specific blockchain-based projects, and a Framework for “Investment Contract” Analysis of Digital Assets published by the Division of Corporation Finance on April 3, 2019. In an August 2021 interview, SEC Chairman Gensler signaled the SEC is contemplating a robust regulatory regime for digital assets and reiterated the SEC’s position that many digital assets are unregulated securities.

The SEC has been active in asserting its jurisdiction over ICOs and digital assets and in bringing enforcement cases. The SEC has directed enforcement activity toward digital assets, and more specifically, ICOs. In September 2017, the SEC created a new division known as the “Cyber Unit” to address, among other things, violations involving distributed ledger technology and ICOs, and filed a civil complaint in the Eastern District of New York charging a businessman and two companies with defrauding investors in a pair of so-called ICOs purportedly backed by investments in real estate and diamonds. Subsequently, the SEC has filed several orders instituting cease-and-desist proceedings against certain entities in connection with their unregistered offerings of tokens for failing to register a hedge fund formed for the purpose of investing in digital assets as an investment company for failing to register as a broker-dealer, even though it did not meet the definition of an exchange (and (iv) for failing either to register as a national securities exchange or to operate pursuant to an exemption from registration as an exchange after creating a platform that clearly fell within the definition of an exchange. The SEC has taken the position that utility tokens, may be considered securities subject to existing securities laws and regulations within its jurisdiction.

Recently, a number of proposed ICOs have sought to rely on Regulation A and have filed with the SEC a Form 1-A covering a distribution of a digital token. Two such offerings were qualified in July 2019. In addition, some token offerings have been commenced as private securities offerings intended to be exempt from SEC registration. Further, the SEC has yet to approve for listing and trading any exchange-traded products (such as ETFs) holding digital assets. The SEC has taken various actions against persons or entities that have allegedly misused digital assets, engaged in fraudulent schemes (i.e., Ponzi scheme) and/or engaged in the sale of tokens that were deemed securities by the SEC.

29

Although our activities are not focused on raising capital or assisting others that do so, the federal securities laws are very broad. We cannot provide assurance as to whether the SEC will continue or increase its enforcement with respect to digital assets or ICOs, including taking enforcement action against any person engaged in the sale of unregistered securities in violation of the Securities Act or any person acting as an unregistered investment company in violation of the 1940 Act. Because the SEC has held that certain digital assets are securities based on the current rules and law, we may be required to register and comply with the rules and regulations under federal securities laws. On March 9, 2022, President Biden signed an executive order on cryptocurrencies. While the executive order did not mandate any specific regulations, it instructs various federal agencies to consider potential regulatory measures, including the evaluation of the creation of a U.S. Central Bank digital currency. We cannot be certain as to how future regulatory developments will impact the treatment of digital assets under the law, including, but not limited to, whether digital assets will be classified as a security, commodity, currency and/or new or other existing classification. Such additional regulations may result in extraordinary, non-recurring expenses, thereby materially and adversely affecting an investment in us. Further, we may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties as a result of any regulatory enforcement actions, all of which could harm our reputation and affect the value of our common stock. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain or all of our operations. Any such action could have a material adverse effect on our business, financial condition and results of operations.

The crypto economy is novel and has little to no access to policymakers or lobbying organizations, which may harm our ability to effectively react to proposed legislation and regulation of crypto assets or crypto asset platforms adverse to our business.

As crypto assets have grown in both popularity and market size, various U.S. federal, state, and local and foreign governmental organizations, consumer agencies and public advocacy groups have been examining the operations of crypto networks, users and platforms, with a focus on how crypto assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist enterprises, and the safety and soundness of platforms and other service providers that hold crypto assets for users. Many of these entities have called for heightened regulatory oversight, and have issued consumer advisories describing the risks posed by crypto assets to users and investors. For instance, in July 2019, U.S. Treasury Secretary Steven Mnuchin stated that he had “very serious concerns” about crypto assets, and indicated that FinCEN is planning to release new requirements relating to crypto asset activities in 2020. Outside the United States, several jurisdictions have banned so-called initial coin offerings, such as China and South Korea, while Canada, Singapore, Hong Kong, have opined that token offerings may constitute securities offerings subject to local securities regulations. In July 2019, the United Kingdom’s Financial Conduct Authority proposed rules to address harm to retail customers arising from the sale of derivatives and exchange-traded notes that reference certain types of cryptocurrencies, contending that they are “ill-suited” to retail investors due to extreme volatility, valuation challenges and association with financial crimes.

The crypto economy is novel and has little to no access to policymakers and lobbying organizations in many jurisdictions. Competitors from other, more established industries, including traditional financial services, may have greater access to lobbyists or governmental officials, and regulators that are concerned about the potential for crypto assets for illicit usage may effect statutory and regulatory changes with minimal or discounted inputs from the crypto economy. As a result, new laws and regulations may be proposed and adopted in the United States and internationally, or existing laws and regulations may be interpreted in new ways, that harm the crypto economy or crypto asset platforms, which could adversely impact our business.

Some of the assets in which we intend to facilitate trading are subject to regulatory authority by the Commodity Futures Trading Commission (“CFTC”). Any fraudulent or manipulative activity in a crypto asset occurring on our platform could subject us to increased regulatory scrutiny, regulatory enforcement, and litigation.

The CFTC has stated and judicial decisions involving CFTC enforcement actions have confirmed that at least some crypto assets, including Bitcoin, fall within the definition of a “commodity” under the U.S. Commodities Exchange Act of 1936, or CEA. As a result, the CFTC has general enforcement authority to police against manipulation and fraud in at least some spot crypto asset markets. From time to time, manipulation, fraud, and other forms of improper trading by market participants have resulted in, and may in the future result in, CFTC investigations, inquiries, enforcement action, and similar actions by other regulators, government agencies, and civil litigation. Such investigations, inquiries, enforcement actions, and litigation may cause us to incur substantial costs and could result in negative publicity.

30

Certain transactions in crypto assets may constitute “retail leveraged commodity transactions” subject to regulation by the CFTC as futures contracts. If crypto asset transactions we facilitate are deemed to be such retail commodity transactions, we would be subject to additional regulatory requirements, licenses and approvals, and potentially face regulatory enforcement, civil liability, and significant increased compliance and operational costs.

Any transaction in a commodity, including a crypto asset, entered into with or offered to retail investors using leverage, margin, or other financing arrangements (a “retail leveraged commodity transaction”) is subject to CFTC regulation as a futures contract unless such transaction results in actual delivery within 28 days. The meaning of “actual delivery” has been the subject of commentary and litigation, and the CFTC has recently adopted interpretive guidance addressing the “actual delivery” of a crypto asset. To the extent that crypto asset transactions that we facilitate or facilitated are deemed retail leveraged commodity transactions, including pursuant to current or subsequent rulemaking or guidance by the CFTC, we may be subject to additional regulatory requirements and oversight, and we could be subject to judicial or administrative sanctions if we do not or did not at a relevant time possess appropriate registrations. The CFTC has previously brought enforcement actions against entities engaged in retail leveraged commodity transactions without appropriate registrations.

Particular crypto assets or transactions therein could be deemed “commodity interests” (e.g., futures, options, swaps) or security-based swaps subject to regulation by the CFTC or SEC, respectively. If a crypto asset that we facilitate trading in is deemed a commodity interest or a security-based swap, we would be subject to additional regulatory requirements, licenses and approvals, and potentially face regulatory enforcement, civil liability, and significant increased compliance and operational costs.

Commodity interests, as such term is defined by the CEA and CFTC rules and regulations, are subject to more extensive supervisory oversight by the CFTC, including licensing of entities engaged in, and platforms offering, commodity interest transactions. This CFTC authority extends to crypto asset futures contracts and swaps, including transactions that are based on current and future prices of crypto assets and indices of crypto assets. To the extent that a crypto asset in which we facilitate or facilitated trading or transactions in a crypto asset which we facilitate or facilitated are deemed to fall within the definition of a commodity interest, whether as a swap or otherwise and including pursuant to subsequent rulemaking or guidance by the CFTC, we may be subject to additional regulatory requirements and oversight and could be subject to judicial or administrative sanctions if we do not or did not at a relevant time possess appropriate registrations as an exchange (for example, as a designated contract market for trading futures or options on futures, or as a swaps execution facility for trading swaps) or as a registered intermediary (for example, as a futures commission merchant or introducing broker). Such actions could result in injunctions, cease and desist orders, as well as civil monetary penalties, fines, and disgorgement, as well as reputational harm. The CFTC has previously brought enforcement actions against entities engaged in crypto asset activities for failure to obtain appropriate exchange, execution facility and intermediary registrations.

Furthermore, the CFTC and the SEC have jointly adopted regulations defining “security-based swaps,” which include swaps based on single securities and narrow-based indices of securities. If a crypto asset is deemed to be a security, certain transactions referencing that crypto asset could constitute a security-based swap. A crypto asset or transaction therein that is based on or references a security or index of securities, whether or not such securities are themselves crypto assets, could also constitute a security-based swap. To the extent that a crypto asset in which we facilitate or have facilitated trading or transactions in a crypto asset which we facilitate or have facilitated are deemed to fall within the definition of a security-based swap, including pursuant to subsequent rulemaking or guidance by the CFTC or SEC, we may be subject to additional regulatory requirements and oversight by the SEC and could be subject to judicial or administrative sanctions if we do not or did not a relevant time possess appropriate registrations as an exchange (for example, as a security-based swaps execution facility) or as a registered intermediary (for example, as a security-based swap dealer or broker-dealer). This could result in injunctions, cease and desist orders, as well as civil monetary penalties, fines, and disgorgement, as well as reputational harm.

31

We obtain and process a large amount of sensitive customer data. Any real or perceived improper use of, disclosure of, or access to such data could harm our reputation, as well as have an adverse effect on our business.

We may obtain and process large amounts of sensitive data, including personal data related to our customers and their transactions, such as their names, addresses, social security numbers, visa information, copies of government-issued identification, trading data, tax identification, and bank account information. We face risks, including to our reputation, in the handling and protection of this data, and these risks will increase as our business continues to expand. Federal, state, and international laws and regulations governing privacy, data protection, and e-commerce transactions require us to safeguard our customers’, employees’, and service providers’ personal data.

We have administrative, technical, and physical security measures and controls in place and maintain a robust information security program. However, our security measures may be inadequate or breached as a result of third-party action, employee or service provider error, malfeasance, malware, phishing, hacking attacks, system error, trickery, advances in computer capabilities, new discoveries in the field of cryptography, inadequate facility security or otherwise, and, as a result, someone may be able to obtain unauthorized access to sensitive information, including personal data, on our systems. Additionally, privacy and data protection laws are evolving, and it is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data handling safeguards and practices that could result in fines, lawsuits, and other penalties, and significant changes to our or our third-party partners business practices and products and service offerings.

Our future success depends on the reliability and security of our platform. To the extent that the measures we or our third-party business partners have taken prove to be insufficient or inadequate, we may become subject to litigation, breach notification obligations, or regulatory or administrative sanctions, which could result in significant fines, penalties, damages, harm to our reputation, or loss of customers. If our own confidential business information or sensitive customer information were improperly disclosed, our business could be adversely affected. Additionally, a party who circumvents our security measures could, among other effects, appropriate customer information or other proprietary data, cause interruptions in our operations, or expose customers to hacks, viruses, and other disruptions.

Depending on the nature of the information compromised, in the event of a data breach or other unauthorized access to our customer data, we may also have obligations to notify customers and regulators about the incident, and we may need to provide some form of remedy, such as a subscription to credit monitoring services, pay significant fines to one or more regulators, or pay compensation in connection with a class-action settlement (including under the new private right of action under the California Consumer Privacy Act of 2018, or the CCPA, which is expected to increase security breach litigation). Such breach notification laws continue to evolve and may be inconsistent from one jurisdiction to another. Complying with these obligations could cause us to incur substantial costs and could increase negative publicity surrounding any incident that compromises customer data. Additionally, the financial exposure from the events referenced above could either not be insured against or not be fully covered through any insurance that we may maintain, and there can be no assurance that the limitations of liability in any of our contracts would be enforceable or adequate or would otherwise protect us from liabilities or damages as a result of the events referenced above. Any of the foregoing could have an adverse effect on our business, reputation, operating results, and financial condition.

Furthermore, we may be required to disclose personal data pursuant to demands from individuals, regulators, government agencies, and law enforcement agencies in various jurisdictions with conflicting privacy and security laws, which could result in a breach of privacy and data protection policies, notices, laws, rules, court orders, and regulations. Additionally, changes in the laws and regulations that govern our collection, use, and disclosure of customer data could impose additional requirements with respect to the retention and security of customer data, could limit our marketing activities, and have an adverse effect on our business, operating results, and financial condition.

32

We are subject to laws, regulations, and industry requirements related to data privacy, data protection and information security, and consumer protection across different markets where we conduct our business, including in the United States and EEA and industry requirements and such laws, regulations, and industry requirements are constantly evolving and changing. Our actual or perceived failure to comply with such laws, regulations, and industry requirements, or our privacy policies could harm our business.

Various local, state, federal, and international laws, directives, and regulations apply to our collection, use, retention, protection, disclosure, transfer, and processing of personal data. These data protection and privacy laws and regulations are subject to uncertainty and continue to evolve in ways that could adversely impact our business. These laws have a substantial impact on our operations both outside and in the United States, either directly or as a data processor and handler for various offshore entities.

In the United States, state and federal lawmakers and regulatory authorities have increased their attention on the collection and use of consumer data. In the United States, non-sensitive consumer data generally may be used under current rules and regulations, subject to certain restrictions, so long as the person does not affirmatively “opt-out” of the collection or use of such data. If an “opt-in” model or additional required “opt-outs”, were to be adopted in the United States, less data would be available, and the cost of data would be higher. For example, California recently enacted the CCPA, which became operative on January 1, 2020 and became enforceable by California Attorney General on July 1, 2020, along with related regulations which came into force on August 14, 2020. Additionally, although not effective until January 1, 2023, the California Privacy Rights Act, or the CPRA, which expands upon the CCPA, was passed in the recent election on November 3, 2020.

The CCPA gives California residents new rights to access and require deletion of their personal data, opt out of certain personal data sharing, and receive detailed information about how their personal data is processed. The CCPA provides for civil penalties for violations, as well as a private right of action for data breaches that result in the loss of personal data, as discussed above. This private right of action may increase the likelihood of, and risks associated with, data breach litigation. The CPRA significantly modifies the CCPA, including by expanding consumers’ rights with respect to certain personal data and creating a new state agency to oversee implementation and enforcement efforts. The CCPA and CPRA may increase our compliance costs and potential liability, particularly in the event of a data breach, and could have a material adverse effect on our business, including how we use personal data, our financial condition, and our operating results. Additionally, the CCPA has prompted a number of proposals for new federal and state-level privacy legislation, such as in Nevada, Virginia, New Hampshire, and others. If passed, these new laws could add additional complexity, impact our business strategies, increase our potential liability, increase our compliance costs, and adversely affect our business.

In Europe, the European General Data Protection Regulation, or the GDPR, took effect on May 25, 2018. As a result of our presence in Europe and our service offering in the European Union, or the E.U., we are subject to the GDPR, which imposes stringent E.U. data protection requirements, and could increase the risk of non-compliance and the costs of providing our products and services in a compliant manner. A breach of the GDPR could result in regulatory investigations, reputational damage, fines and sanctions, orders to cease or change our processing of our data, enforcement notices, or assessment notices (for a compulsory audit). We may also face civil claims including representative actions and other class action type litigation (where individuals have suffered harm), potentially amounting to significant compensation or damages liabilities, as well as associated costs, diversion of internal resources, and reputational harm.

Additionally, the United Kingdom, or the U.K., implemented the Data Protection Act, effective in May 2018 and statutorily amended in 2019, that contains provisions, including its own derogations, for how GDPR is applied in the U.K. From the beginning of 2021 (when the transitional period following Brexit expired), we have to continue to comply with the GDPR and also the U.K.’s Data Protection Act, with each regime having the ability to fine up to the greater of €20 million (£17 million) or 4% of global turnover. The relationship between the U.K. and the E.U. remains uncertain, for example how data transfers between the U.K. and the E.U. and other jurisdictions will be treated and the role of the U.K.’s supervisory authority. In February 2021, the European Commission proposed to issue the U.K. with an “adequacy” decision to facilitate the continued free flow of personal data from E.U. member states to the U.K.; however, this decision is subject to the review and/or approval of the European Data Protection Board and a Committee composed of the representatives of the E.U. Member States. In the meantime, the U.K. remains a “third country” for the purposes of data transfers from the E.U. to the U.K. following the expiration of the four to six-month personal data transfer grace period (from 1 January 2021) set out in the E.U. and U.K. Trade and Cooperation Agreement, unless the adequacy decision is adopted in favor of the U.K. These changes will lead to additional costs as we try to ensure compliance with new privacy legislation, and will increase our overall risk exposure.

33

In addition, the GDPR imposes strict rules on the transfer of personal data out of the E.U. to a “third country” including the United States. These obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other requirements or our practices.

On July 16, 2020, the Court of Justice of the European Union, or CJEU, invalidated the European Union-United States, or E.U.-U.S., Privacy Shield (under which personal data could be transferred from the E.U. to U.S. entities that had self-certified under the Privacy Shield scheme) on the grounds that the Privacy Shield failed to offer adequate protections to E.U. personal data transferred to the United States. In addition, while the CJEU upheld the adequacy of the standard contractual clauses (a standard form of contract approved by the European Commission as an adequate personal data transfer mechanism, and potential alternative to the Privacy Shield), it made clear that reliance on them alone may not necessarily be sufficient in all circumstances. Use of the standard contractual clauses must now be assessed on a case-by-case basis taking into account the legal regime applicable in the destination country, in particular applicable surveillance laws and rights of individuals. The use of standard contractual clauses for the transfer of personal data specifically to the United States remains under review by a number of European data protection supervisory authorities, along with those of some other E.U. member states. German and Irish supervisory authorities have indicated, and enforced in recent rulings, that the standard contractual clauses alone provide inadequate protection for E.U.-U.S. data transfers. On August 10, 2020, the U.S. Department of Commerce and the European Commission announced new discussions to evaluate the potential for an enhanced E.U.-U.S. Privacy Shield framework to comply with the July 16 judgment of the CJEU. Further, the European Commission published new versions of the standard contractual clauses for comment. While the comment period ended in December 2020, the European Commission is expected to finalize and implement the new standard contractual clauses in early 2021. The CJEU’s decision, along with the subsequent guidance issued by the European Data Protection Board on November 11, 2020, and recent statements by E.U. supervisory authorities, and the new versions of the standard contractual clauses, have led to uncertainty regarding the legality of E.U.-U.S. data flows in general and those conducted under the Privacy Shield in particular.

While we maintain a Privacy Shield certification, we rely on the standard contractual clauses for intercompany data transfers from the E.U. to the United States and have reviewed and amended any existing vendor agreements that rely only on Privacy Shield as the data transfer mechanism. As supervisory authorities continue to issue further guidance on personal data, we could suffer additional costs, complaints, or regulatory investigations or fines, and if we are otherwise unable to transfer personal data between and among countries and regions in which we operate, it could affect the manner in which we provide our services, the geographical location or segregation of our relevant systems and operations, and could adversely affect our financial results.

We are also subject to evolving E.U. privacy laws on cookies and e-marketing. In the E.U., regulators are increasingly focusing on compliance with requirements in the online behavioral advertising ecosystem, and a E.U. regulation known as the ePrivacy Regulation will significantly increase fines for non-compliance once in effect. In the E.U., informed consent, including a prohibition on pre-checked consents and a requirement to ensure separate consents for each cookie, is required for the placement of a cookie or similar technologies on a user’s device and for direct electronic marketing. As regulators start to enforce the strict approach in recent guidance, this could lead to substantial costs, require significant systems changes, limit the effectiveness of our marketing activities, divert the attention of our technology personnel, negatively impact our efforts to understand users, adversely affect our margins, increase costs, and subject us to additional liabilities.

There is a risk that as we expand, we may assume liabilities for breaches experienced by the companies we acquire. Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection, and information security, it is possible that our practices, offerings, or platform could fail, or be alleged to fail to meet applicable requirements. For instance, the overall regulatory framework governing the application of privacy laws to blockchain technology is still highly undeveloped and likely to evolve. Our failure, or the failure by our third-party providers or partners, to comply with applicable laws or regulations and to prevent unauthorized access to, or use or release of personal data, or the perception that any of the foregoing types of failure has occurred, could damage our reputation or result in fines or proceedings by governmental agencies and private claims and litigation, any of which could adversely affect our business, operating results, and financial condition.

34

The recent executive order by President Biden addressing cryptocurrencies may have a negative effect on our current and planned operations.

As cryptocurrencies have grown in popularity and in market size, the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the CFTC, the Commission, FinCEN and the Federal Bureau of Investigation) have begun to examine cryptocurrencies. On March 9, 2022, President Biden signed an executive order on cryptocurrencies entitled “Ensuring Responsible Development of Digital Assets” and issued with an accompanying fact sheet, regarding the U.S. government’s strategy for digital assets, defined to include cryptocurrencies and other forms of exchange that are recorded on the blockchain. Citing the need for the federal government to address the role of digital assets in the financial system, the executive order represents the first whole-of-government approach to the benefits and risks of digital assets. It is a general policy statement that reflects the views of the administration, as opposed to a specific proposal for regulation. While the executive order did not mandate any specific regulations, it instructs various federal agencies to consider potential regulatory measures, including the evaluation of the creation of a U.S. Central Bank digital currency. Accordingly, depending on the rules, regulations and laws stemming from this executive order, it may have a substantive effect on our current and planned operations. Digital assets currently face an uncertain regulatory landscape in not only the United States, but also abroad. Future changes to existing regulations or entirely new regulations may affect our business in ways it is not presently possible for us to predict with any reasonable degree of reliability, but such change could be substantial and adverse to us and could adversely affect an investment in us.

Risks Related to Intellectual Property

Our intellectual property rights are valuable, and any inability to protect them could adversely impact our business, operating results, and financial condition.

Our business depends in large part on our proprietary technology and our brand. We rely on, and expect to continue to rely on, a combination of trademark, trade dress, domain name, copyright, and trade secret and laws, as well as confidentiality and license agreements with our employees, contractors, consultants, and third parties with whom we have relationships, to establish and protect our brand and other intellectual property rights. Our efforts to protect our intellectual property rights may not be sufficient or effective. Our proprietary technology and trade secrets could be lost through misappropriation or breach of our confidentiality and license agreements, and any of our intellectual property rights may be challenged, which could result in them being narrowed in scope or declared invalid or unenforceable. There can be no assurance that our intellectual property rights will be sufficient to protect against others offering products, services, or technologies that are substantially similar to ours and that compete with our business.

As we grow, we will seek to obtain and protect our intellectual property rights in an increasing number of countries, a process that can be expensive and may not always be successful. For example, the U.S. Patent and Trademark Office and various foreign governmental intellectual property agencies require compliance with a number of procedural requirements to complete the trademark application process and to maintain issued trademarks, and noncompliance or non-payment could result in abandonment or lapse of a trademark or trademark application, resulting in partial or complete loss of trademark rights in a relevant jurisdiction. Further, intellectual property protection may not be available to us in every country in which our products and services are available. We may also agree to license our intellectual property to third parties as part of various agreements. Those licenses may diminish our ability, though, to counter-assert our intellectual property rights against certain parties that may bring claims against us.

In the future we may be sued by third parties for alleged infringement of their proprietary rights.

In recent years, there has been considerable patent, copyright, trademark, domain name, trade secret and other intellectual property development activity in the crypto economy, as well as litigation, based on allegations of infringement or other violations of intellectual property, including by large financial institutions. Furthermore, individuals and groups can purchase patents and other intellectual property assets for the purpose of making claims of infringement to extract settlements from companies like ours. Our use of third-party intellectual property rights also may be subject to claims of infringement or misappropriation.

35

We cannot guarantee that our internally developed or acquired technologies and content do not or will not infringe the intellectual property rights of others. From time to time, our competitors or other third parties may claim that we are infringing upon or misappropriating their intellectual property rights, and we may be found to be infringing upon such rights. Any claims or litigation could cause us to incur significant expenses and, if successfully asserted against us, could require that we pay substantial damages or ongoing royalty payments, prevent us from offering our products or services or using certain technologies, force us to implement expensive workarounds, or impose other unfavorable terms.

We expect that the occurrence of infringement claims is likely to grow as the digital asset market grows and matures. Accordingly, our exposure to damages resulting from infringement claims could increase and this could further exhaust our financial and management resources. Further, during the course of any litigation, we may make announcements regarding the results of hearings and motions, and other interim developments. If securities analysts and investors regard these announcements as negative, the market price of BioPower Ordinary Shares may decline. Even if intellectual property claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and require significant expenditures. Any of the foregoing could prevent us from competing effectively and could have an adverse effect on our business, operating results, and financial condition.

Risks Relating to Operating as a Public Company

The requirements of being a public company, including maintaining adequate internal control over our financial and management systems, may strain our resources, divert management’s attention, make us incur increased costs, and affect our ability to attract and retain executive management and qualified board members.

As a public company we incur significant legal, accounting, and other expenses. We are subject to reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the rules subsequently implemented by the SEC, and other applicable securities rules and regulations. Stockholder activism, the current political and social environment, government intervention and regulatory reform, may lead to substantial new regulations and disclosure obligations, which will likely result in additional compliance costs and could impact the manner in which we operate our business in ways we cannot currently anticipate.

Our management team has limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, operating results, and financial condition. Although we have already hired additional employees to assist us in complying with these requirements, our finance team is small and we may need to hire more employees in the future, or engage outside consultants, which will increase our operating expenses. We also expect that being a public company and complying with applicable rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantially higher costs to obtain and maintain the same or similar coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors and qualified executive officers.

Compliance with these rules and regulations may strain our financial and management systems, internal controls, and employees. The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results. Moreover, the Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures, and internal control, over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures, and internal control over, financial reporting to meet this standard, significant resources and management oversight may be required. If we encounter material weaknesses or deficiencies in our internal control over financial reporting, we may not detect errors on a timely basis and our consolidated financial statements may be materially misstated. Effective internal control is necessary for us to produce reliable financial reports and is important to prevent fraud.

36

As a public reporting company, we will continue to incur significant additional legal, accounting and other costs. These additional costs could negatively affect our financial results. In addition, changing laws, regulations and standards relating to corporate governance and public disclosure, including regulations implemented by the SEC, may increase legal and financial compliance costs and make some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If, notwithstanding our efforts to comply with new laws, regulations and standards, we fail to comply, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

The trading price of BioPower common stock may be volatile, and purchasers of BioPower common stock could incur substantial losses.

Our stock price may be volatile. The stock market in general and the market for blockchain technology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their shares of BioPower common stock at or above the price paid for the shares. The market price for BioPower common stock may be influenced by many factors, including:

●	actual or anticipated variations in our operating results;

●	changes in financial estimates by us or by any securities analysts who might cover our stock;

●	conditions or trends in our industry;

●	changes as a result of the COVID-19 pandemic, or similar macroeconomic events;

●	stock market price and volume fluctuations of comparable companies and in particular those that operate in the cryptocurrency and digital asset industry;

●	announcements by us or our competitors of new product or service offerings, significant acquisitions, strategic partnerships, or divestitures;

●	announcements of investigations or regulatory scrutiny of our operations or lawsuits filed against us;

●	capital commitments;

●	investors’ general perception of our company and our business;

●	recruitment or departure of key personnel; and

●	sales of BioPower common stock, including sales by our directors and officers or specific stockholders.

In addition, in the past, stockholders have initiated class action lawsuits against technology companies following periods of volatility in the market prices of these companies’ stock. Such litigation, if instituted against us, could cause us to incur substantial costs and divert management’s attention and resources from our business.

Future sales of BioPower common stock, or the perception that such sales may occur, could depress our stock price.

As of October 7, 2022, there are 45,625,000 shares BioPower common stock outstanding. Sales by us or our shareholders, particularly our executives, of a substantial number of shares of BioPower common stock in the public market, or the perception that these sales might occur, could cause the market price of BioPower common stock to decline or could impair our ability to raise capital through a future sale of, or pay for acquisitions using, our equity securities.

37

Risks Related to This Offering and Ownership of Our Common Stock

The trading price of BioPower common stock may be volatile, and purchasers of BioPower common stock could incur substantial losses.

Our stock price may be volatile. The stock market in general and the market for cryptocurrency and blockchain technology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their shares of BioPower common stock at or above the price paid for the shares. The market price for BioPower common stock may be influenced by many factors, including:

●	actual or anticipated variations in our operating results;

●	changes in financial estimates by us or by any securities analysts who might cover our stock;

●	conditions or trends in our industry;

●	changes as a result of the COVID-19 pandemic, or similar macroeconomic events;

●	stock market price and volume fluctuations of comparable companies and in particular those that operate in the cryptocurrency and digital asset industry;

●	announcements by us or our competitors of new product or service offerings, significant acquisitions, strategic partnerships, or divestitures;

●	announcements of investigations or regulatory scrutiny of our operations or lawsuits filed against us;

●	capital commitments;

●	investors’ general perception of our company and our business;

●	recruitment or departure of key personnel; and

●	sales of BioPower common stock, including sales by our directors and officers or specific stockholders.

In addition, in the past, stockholders have initiated class action lawsuits against technology companies following periods of volatility in the market prices of these companies’ stock. Such litigation, if instituted against us, could cause us to incur substantial costs and divert management’s attention and resources from our business.

Trading on the OTC Markets is volatile and sporadic, which could depress the market price of our common stock and make it difficult for our security holders to resell their common stock.

Our common stock currently trades on the OTC Pink tier of OTC Market Group LLC’s Marketplace under the symbol “BOPO.” The OTC Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks,” as well as volume information. Trading in securities quoted on the OTC Markets is often thin and characterized by wide fluctuations in trading prices, due to many factors, some of which may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Markets is not a stock exchange, and trading of securities on the OTC Markets is often more sporadic than the trading of securities listed on a quotation system like Nasdaq Capital Market or a stock exchange like the NYSE American. These factors may result in investors having difficulty reselling any shares of our common stock.

38

Raising additional capital will cause substantial dilution to our stockholders, including purchasers of our securities in this offering and may restrict our operating activities.

Until such time, if ever, as we can generate substantial revenues, we will be required to obtain further funding through public or private equity offerings, debt financings, or other sources, which may dilute our stockholders or restrict our operating activities. We do not have any committed external source of funds. Adequate additional financing may not be available to us on acceptable terms, or at all. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a stockholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making acquisitions, engaging in acquisition, merger or collaboration transactions, selling or licensing our assets, making capital expenditures, redeeming our stock, making certain investments, declaring dividends or encumbering our assets to secure future indebtedness. Such restrictions could adversely impact our ability to conduct our operations and execute our business plan.

The articles of incorporation, as amended, provides that state or federal court located within the state of Nevada will be the sole and exclusive forum for substantially all disputes between us and our shareholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

Section 21 of our articles of incorporation, as amended provides that “[u]nless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the NRS, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located in the county in which the principal office of the corporation in the State of Nevada is established, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.” Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange of 1934, as amended, the Securities Act of 1933, as amended, or any claim for which the federal courts have exclusive or concurrent jurisdiction.” Therefore, the exclusive forum provision in our articles of incorporation, as amended, will not relieve us of our duty to comply with the federal securities laws and the rules and regulations thereunder, and shareholders will not be deemed to have waived our compliance with these laws, rules and regulations.

This exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us or our directors, officers or other employees. In addition, shareholders who do bring a claim in the state or federal court in the State of Nevada could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Nevada. The state or federal court of the State of Nevada may also reach different judgments or results than would other courts, including courts where a shareholder would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our shareholders. However, the enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation have been challenged in legal proceedings, and it is possible that a court could find this type of provision to be inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings. If a court were to find the exclusive forum provision contained in our articles of incorporation, as amended, and our bylaws to be inapplicable or unenforceable in an action, we might incur additional costs associated with resolving such action in other jurisdictions.

If securities or industry analysts do not publish research or reports, or if they publish adverse or misleading research or reports, regarding us, our business or our market, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that securities or industry analysts publish about us, our business or our market. We do not currently have and may never obtain research coverage by securities or industry analysts. If no or few securities or industry analysts commence coverage of us, the stock price would be negatively impacted. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us issue adverse or misleading research or reports regarding us, our business model, our intellectual property, our stock performance or our market, or if our operating results fail to meet the expectations of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

39

Our common stock are subject to the “penny stock” rules. It may be more difficult to resell securities classified as “penny stock.”

Our common stock is currently, and may in the future, be subject to “penny stock” rules (generally defined as non-exchange traded stock with a per-share price below $5.00). These rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

Legal remedies available to an investor in “penny stocks” may include the following:

● If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

● If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock or our warrants and may affect your ability to resell our common stock and our warrants.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance at what time, if ever, our common stock or our warrants will not be classified as a “penny stock” in the future.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted Rule 2111 that requires a broker-dealer to have reasonable grounds for believing that an investment is suitable for a customer before recommending the investment. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

40

If the benefits of any proposed acquisition do not meet the expectations of investors, stockholders or financial analysts, the market price of our Common Stock may decline.

If the benefits of any proposed acquisition do not meet the expectations of investors or securities analysts, the market price of our Common Stock prior to the closing of the proposed acquisition may decline. The market values of our Common Stock at the time of the proposed acquisition may vary significantly from their prices on the date the acquisition target was identified.

In addition, broad market and industry factors may materially harm the market price of our Common Stock irrespective of our operating performance. The stock market in general has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Changes in accounting principles and guidance, or their interpretation, could result in unfavorable accounting charges or effects, including changes to our previously filed financial statements, which could cause our stock price to decline.

We prepare our financial statements in accordance with GAAP. These principles are subject to interpretation by the SEC and various bodies formed to interpret and create appropriate accounting principles and guidance. A change in these principles or guidance, or in their interpretations, may have a significant effect on our reported results and retroactively affect previously reported results.

We are considered a smaller reporting company and are exempt from certain disclosure requirements, which could make our Common Stock less attractive to potential investors.

Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

●	had a public float of less than $250 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

●	in the case of an initial registration statement under the Securities Act, or the Exchange Act of 1934, as amended, which we refer to as the Exchange Act, for shares of its common equity, had a public float of less than $250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

●	in the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero or whose public float was less than $700 million, had annual revenues of less than $100 million during the most recently completed fiscal year for which audited financial statements are available.

As a smaller reporting company, we will not be required and may not include a Compensation Discussion and Analysis section in our proxy statements; we will provide only two years of financial statements; and we need not provide the table of selected financial data. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our Common Stock less attractive to potential investors, which could make it more difficult for our stockholders to sell their shares.

41

Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree.

The net proceeds from this offering will be immediately available to our management to use at their discretion. We currently intend to use the net proceeds from this offering to fund our product development programs, acquisition of new products, working capital and to general operational needs. See “Use of Proceeds.” We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us or our stockholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, prospects, financial condition, and results of operation.

The issuance of a large number of shares of our Common Stock could significantly dilute existing stockholders and negatively impact the market price of our Common Stock.

On August 8, 2022, the Company entered into an Equity Purchase Agreement, with Peak One providing that, upon the terms and subject to the conditions thereof, Peak One is committed to purchase, on an unconditional basis, shares of Common Stock (“Put Shares”) at an aggregate price of up to $15,000,000 over the course of the Commitment Period. Pursuant to the terms of the Equity Purchase Agreement, the purchase price for each of the Put Shares equals 90% of the Market Price, as defined in the Equity Purchase Agreement. As a result, if we sell shares of Common Stock under the Equity Purchase Agreement, we will be issuing Common Stock at below market prices, which could cause the market price of our Common Stock to decline, and if such issuances are significant in number, the amount of the decline in our market price could also be significant. In general, we are unlikely to sell shares of Common Stock under the Equity Purchase Agreement at a time when the additional dilution to stockholders would be substantial unless we are unable to obtain capital to meet our financial obligations from other sources on better terms at such time. However, if we do, the dilution that could result from such issuances could have a material adverse impact on existing stockholders and could cause the price of our common stock to fall rapidly based on the amount of such dilution.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of up to 10,417,963 shares of common stock of the Company, and the 500,000 shares of common stock of the Company underlying the warrants, investors in this offering can expect an immediate dilution of approximately $0.16 per share, or 81%,  at the assumed public offering price.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, non-affiliate stockholders may sell freely after six months, subject only to the current public information requirement. Affiliates may sell after six months, subject to the Rule 144 volume, manner of sale (for equity securities), current public information, and notice requirements. Of the approximately 45,625,000 shares of our common stock outstanding as of October 5, 2022, approximately 41,964,347 shares are tradable without restriction. Given the limited trading of our common stock, resale of even a small number of shares of our common stock pursuant to Rule 144 or an effective registration statement may adversely affect the market price of our common stock.

We may be subject to securities litigation, which is expensive and could divert management attention.

The market price of our common stock is volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

42

We have never paid dividends on our common stock and have no plans to do so in the future.

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our shares of common stock, and we do not expect to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Therefore, any return investors in our common stock may have will be in the form of appreciation, if any, in the market value of their shares of common stock. See “Dividend Policy.”

We will indemnify and hold harmless our officers and directors to the maximum extent permitted by Nevada law.

Our articles of incorporation provides that we will indemnify and hold harmless our officers and directors against claims arising from our activities to the maximum extent permitted by Nevada law. If we were called upon to perform under our indemnification obligations, then the portion of our assets expended for such purpose would reduce the amount otherwise available for our business.

Our privately issued common stock is subject to risks arising from restrictions on reliance on Rule 144 by former shell companies.

Under a regulation of the SEC known as “Rule 144,” a person who beneficially owns restricted securities of an issuer and who is not an affiliate of that issuer may sell them without registration under the Securities Act provided that certain conditions have been met. One of these conditions is that such person has held the restricted securities for a prescribed period, which will be six months for the common stock. However, Rule 144 is unavailable for the resale of securities issued by an issuer that is a shell company (other than a business combination related shell company) or, unless certain conditions are met, that has been at any time previously a shell company.

The SEC defines a shell company as a company that has (a) no or nominal operations and (b) either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets. Although we believe that the Company exited shell company status on February 17, 2022, the SEC and others whose approval is required in order for shares to be sold under Rule 144 might take a different view.

Rule 144 is available for the resale of securities of former shell companies if and for as long as the following conditions are met:

(i)	the issuer of the securities that was formerly a shell company has ceased to be a shell company,

(ii)	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act,

(iii)	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

(iv)	at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company known as “Form 10 Information.”

Shareholders who receive the Company’s restricted securities will not be able to sell them pursuant to Rule 144 without registration until the Company has met the conditions listed above and then for only as long as the Company continues to meet the condition described in subparagraph (iii), above, and is not a shell company. No assurance can be given that the Company will meet these conditions or that, if it has met them, it will continue to do so, or that it will not again be a shell company.

43

General Risk Factors

Adverse economic conditions may adversely affect our business.

Our performance is subject to general economic conditions. The United States and other key international economies have experienced cyclical downturns from time to time in which economic activity declined resulting in lower consumption rates, restricted credit, reduced profitability, weaknesses in financial markets, bankruptcies, and overall uncertainty with respect to the economy. The impact of general economic conditions on the crypto economy is highly uncertain and dependent on a variety of factors, including market adoption of tokens, cryptocurrencies and other digital assets, global trends in the crypto and blockchain economy, central bank monetary policies, and other events beyond our control. Geopolitical developments, such as trade wars and foreign exchange limitations can also increase the severity and levels of unpredictability globally and increase the volatility of global financial and crypto asset markets. To the extent that conditions in the general economic and digital asset markets materially deteriorate, our ability to attract and retain customers may suffer.

We may be adversely affected by natural disasters, pandemics, and other catastrophic events, and by man-made problems such as terrorism, that could disrupt our business operations, and our business continuity and disaster recovery plans may not adequately protect us from a serious disaster.

Natural disasters or other catastrophic events may also cause damage or disruption to our operations, international commerce, and the global economy, and could have an adverse effect on our business, operating results, and financial condition. Our business operations are subject to interruption by natural disasters, fire, power shortages, and other events beyond our control.

In addition, our global operations expose us to risks associated with public health crises, such as pandemics and epidemics, which could harm our business and cause our operating results to suffer. For example, the ongoing effects of the COVID-19 pandemic and/or the precautionary measures that we have adopted have resulted, and could continue to result, in difficulties or changes to our customer support, or create operational or other challenges, any of which could adversely impact our business and operating results.

Further, acts of terrorism, labor activism or unrest, and other geo-political unrest could cause disruptions in our business or the businesses of our partners or the economy as a whole. In the event of a natural disaster, including a major earthquake, blizzard, or hurricane, or a catastrophic event such as a fire, power loss, or telecommunications failure, we may be unable to continue our operations and may endure system interruptions, reputational harm, delays in development of our products and services, lengthy interruptions in service, breaches of data security, and loss of critical data, all of which could have an adverse effect on our future operating results.

We do not maintain insurance sufficient to compensate us for the potentially significant losses that could result from disruptions to our services. Additionally, all the aforementioned risks may be further increased if we do not implement a disaster recovery plan or our business partners’ disaster recovery plans prove to be inadequate. To the extent natural disasters or other catastrophic events concurrently impact data centers we rely on in connection with private key restoration, customers will experience significant delays in withdrawing funds, or in the extreme we may suffer loss of customer funds.

EFFECTS OF COVID-19 ON THE COMPANY

The global outbreak of the novel strain of the coronavirus known as COVID-19 has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. These measures, which include the implementation of travel bans, self-imposed quarantine periods and social distancing, have caused material disruption to businesses globally, resulting in an economic slowdown. Global equity markets have experienced significant volatility and weakness. Governments and central banks have reacted with significant monetary and fiscal interventions designed to stabilize economic conditions. The duration and impact of the COVID-19 outbreak is unknown at this time, as is the efficacy of the government and central bank interventions. It is not possible to reliably estimate the length and severity of these developments or their impact on our financial results and condition. Thus far, the COVID-19 pandemic has not had a material adverse effect on our business, financial condition and results of operations.

44

Nonetheless, our business could be materially and adversely affected by the risks, or the public perception of the risks, related to the continuing COVID-19 pandemic. The risk of a pandemic, or public perception of such a risk, could cause customers to avoid public places, including retail properties, and could cause temporary or long-term disruptions in our supply chains and/or delays in the delivery of our products. These risks could also adversely affect our customers’ financial condition, resulting in reduced spending for the products we sell. Moreover, any epidemic, pandemic, outbreak or other public health crisis, including COVID-19, could cause our employees to avoid our properties, which could adversely affect our ability to adequately staff and manage our businesses. “Shelter-in-place” or other such orders by governmental entities could also disrupt our operations if employees who cannot perform their responsibilities from home are not able to report to work. Risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could also lead to the complete or partial closure of one or more of our stores or other facilities. Although our medical dispensaries in Florida and Connecticut have been considered essential services and therefore have been allowed to remain operational, our adult-use operations may not be allowed to remain open during the COVID-19 pandemic.

The ultimate extent of the impact of any epidemic, pandemic or other health crisis on our business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of such epidemic, pandemic or other health crisis and actions taken to contain or prevent its further spread, among others. These and other potential impacts of an epidemic, pandemic or other health crisis, such as COVID-19, could therefore materially and adversely affect our business, financial condition, growth strategies and results of operations.

USE OF PROCEEDS

We will not receive any proceeds from the disposition and/or resale of the shares of common stock by the Selling Stockholders or their transferees. We will, however, receive cash proceeds from the sale of the Put Shares to the Selling Securityholder and the cash exercise of any Warrants. While we retain broad discretion on the use of proceeds, we intend to use such proceeds to fund our product development programs, acquisition of new products, working capital and to general operational needs. The amounts that we actually spend for any specific purpose may vary significantly, and will depend on a number of factors including, but not limited to, market conditions. In addition, we may use a portion of any net proceeds to acquire complementary businesses; however, we do not have plans for any acquisitions at this time.

The intended use of proceeds in this section takes into account the potential impacts of COVID-19.

DETERMINATION OF OFFERING PRICE

The Selling Securityholder, Peak One, may, from time to time, sell any or all of its shares of our common stock on otcmarkets.com or any other stock exchange, market or trading facility on which the shares of our common stock are traded, or in private transactions. With respect to the common stock issued under the Equity Line and the Warrant Shares, these sales may be at fixed prices, prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

The Equity Purchase Agreement permits Peak One to initially purchase the Put Shares at the price that is 90% of the closing bid price of the Company’s Common Stock on the Principal Market on the Trading Day immediately preceding the respective Put Date. This price was negotiated between the Company and Peak One and considered several factors including the prevailing market conditions, including the history and prospects for the industry in which we compete, our future prospects; and our capital structures.

We offer no assurances that the offering price of our shares by the Selling Securityholders will correspond to the price at which our common stock will trade in the public market subsequent to this offering or that an active trading market for our common stock and warrants will develop and continue after this offering.

45

DIVIDEND POLICY

We have not paid any cash dividends on our common stock and do not currently anticipate paying cash dividends in the foreseeable future. The agreements into which we may enter in the future, including indebtedness, may impose limitations on our ability to pay dividends or make other distributions on our capital stock. Payment of future dividends on our common stock, if any, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that our board of directors may deem relevant. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business.

CAPITALIZATION

The following tables set forth the Company’s cash and cash equivalents and capitalization as May 31, 2022 on an actual basis.

This table should be read in conjunction with the information contained in this Prospectus, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements of BioPower Operations Corporation and the related notes thereto appearing elsewhere in this Prospectus.

As of May 31, 2022
Actual

Cash and cash equivalents	$552,356

Convertible notes payable, net	$368,031
Convertible notes payable, net – related party	$399,447

Stockholders’ equity:
Common stock, $0.0001 par value; 500,000,000 shares authorized and 45,625,000 shares issued and outstanding on an actual basis	$4,564
Preferred Stock Series A, $1.00 par value; 10,000 shares authorized and 0 shares issued and outstanding as of May 31, 2022	$-
Preferred Stock Series C, $0.001 par value; 5,000,000 authorized, 900,000 shares issued and outstanding as of May 31, 2022	900

Additional paid-in capital	$4,390,339
Accumulated deficit	$(9,568,948)
Accumulated other comprehensive income	$-
Total stockholders’ deficit	$(5,173,145)
Total capitalization	$613,173

MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock currently trades on the OTC Pink tier of OTC Market Group LLC’s Marketplace under the symbol “BOPO.” There is no public market for the Warrants issued to the Selling Securityholders.

The OTC Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks,” as well as volume information. The trading of securities on the OTC Pink is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. The closing price of our common stock on the OTC Pink on October 4, 2022 was $0.177.

46

The following table sets forth, for the periods indicated the high and low bid quotations for our common stock. These quotations represent inter-dealer quotations, without adjustment for retail markup, markdown, or commission and may not represent actual transactions.

Fiscal Year 2022	High	Low
First Quarter (December 1, 2021 – February 28, 2022)	$0.98	$0.21
Second Quarter (March 1, 2022 – May 31, 2022)	$0.84	$0.31
Third Quarter (June 1, 2022 – August 31, 2022)	$0.51	$0.13
Fourth Quarter (September 1, 2022 – November 30, 2022)*	$0.18	$0.11

Fiscal Year 2021	High	Low
First Quarter (December 1, 2020 – February 28, 2021)	$0.10	$0.01
Second Quarter (March 1, 2021 – May 31, 2021)	$0.07	$0.03
Third Quarter (June 1, 2021 – August 31, 2021)	$0.32	$0.03
Fourth Quarter (September 1, 2021 – November 30, 2021)	$0.68	$0.05

Fiscal Year 2020	High	Low
First Quarter (December 1, 2019 – February 28, 2020)	$0.08	$0.04
Second Quarter (March 1, 2020 – May 31, 2020)	$0.07	$0.04
Third Quarter (June 1, 2020 – August 31, 2020)	$0.07	$0.04
Fourth Quarter (September 1, 2020 – November 30, 2020)	$0.05	$0.03

*Through October 4, 2022.

Holders

As of October 7, 2022 we had 45,625,000 shares of our common stock par value, $0.0001 issued and outstanding. There were approximately 74 holders of record of our common stock.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

None.

Transfer Agent and Registrar

The Company’s transfer agent is Continental Stock Transfer & Trust Co., located at 1 State Street, 30th Floor, New York, New York 10004.

Dividends

We have not paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future. It is the present intention of the Company to retain any earnings for use in its business operations and, accordingly, the Company does not anticipate the board of directors declaring any dividends in the foreseeable future on our common stock. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not anticipate paying dividends, and if we are not successful in establishing an orderly public trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we may not pay dividends in the foreseeable future, we may have trouble raising additional funds which could affect our ability to expand our business operations.

Securities authorized for issuance under equity compensation plans

We do not have any securities authorized for issuance under any equity compensation plans and we do not have any equity compensation plans.

47

Recent Issuances of Securities

The Company has made the following unregistered issuances of securities for the past three years.

On August 5, 2021, the Company effected the following share issuances:

◌	The Company issued 50,000 shares of common stock, valued at $0.05 per share, to a consultant.
◌	The Company issued 750,000 shares of common stock, valued at $0.05 per share, to Baruch Halpern for severance compensation.
◌	The Company issued 546,160 shares of common stock, valued at $0.05 per share, to Robert Kohn for partial conversion of accrued compensation.
◌	The Company issued 546,160 shares) of common stock, valued at $0.05 per share, to Bonnie Nelson for partial conversion of accrued compensation.

On August 27, 2021, the Company filed with the State of Nevada a certificate of designations for the Series C preferred stock, of which 900,000 shares were issued to pursuant to an Asset Purchase Agreement dated September 2, 2022 by and among the Company and Rafael Ben Shaya, Troy MacDonald, Adam Benchaya, Thomas Perez, Tom Saban and Edouard Pouchoy.

On September 2, 2021, pursuant to the terms of the Asset Purchase Agreement (the “APA”) with Rafael Ben Shaya, Troy MacDonald, Adam Benchaya, Thomas Perez, Tom Saban and Edouard Pouchoy (collectively, Messrs. Ben Shaya, MacDonald, Benchaya, Perez, Saban and Pouchoy are referred to herein as the “Sellers”), the Company issued to the Sellers an aggregate of 900,000 shares of Series C preferred stock, representing 100% of the authorized shares of Series C preferred stock.

On March 4, 2022, the Company issued 625,000 shares of restricted common stock to a Canadian investor for $0.40 per share for a total purchase price of $250,000, which the Company received on March 10, 2022.

On May 31, 2022, the Company entered into a Securities Purchase Agreement (the “Diagonal Lending SPA”) by and between the Company and 1800 Diagonal Lending LLC (“Diagonal Lending”). Pursuant to the terms of the Diagonal Lending SPA, the Company agreed to sell, and Diagonal Lending agreed to purchase, a convertible note of the Company in the aggregate principal amount of $90,000. On May 31, 2022, pursuant to the terms of the Diagonal Lending SPA, the Company issued to Diagonal Lending a convertible promissory note (the “Diagonal Lending Note”) in the principal amount of $90,000. The Diagonal Lending Note was funded on June 23, 2022. The Diagonal Lending Note bears interest at a rate of 10% per annum and matures on May 31, 2023. The Diagonal Lending Note may not be prepaid in whole or in part except as otherwise explicitly set forth in the Diagonal Lending Note. Any amount of principal or interest which is not paid when due will bear interest at a rate of 22% per annum. Diagonal Lending has the right from time to time, and at any time following November 27, 2022 and ending on the earlier of (i) payment of all amounts due under the Diagonal Lending Note, (ii) May 31, 2023, if all amounts are repaid in full at such time, or (iii) the date full repayment of all indebtedness to convert all or any part of the indebtedness into common stock subject to the terms of the Digital Lending Note at the Conversion Price (as hereinafter defined). The “Conversion Price” means 65% multiplied by the lowest trading price for the Company’s common stock during the 10-trading day period ending on the latest complete trading day prior to the conversion date, subject to a 4.99% equity blocker and subject to the terms of the Diagonal Lending Note.

On June 26, 2022, the Company entered into an ILO and Multi-Agreement with PIP North America Inc. (“PIP”), pursuant to which the Company sold PIP 500,000 shares of its restricted common stock at a purchase price of $0.25 per share.

The above issuances were made pursuant to an exemption from registration as set forth in Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

DESCRIPTION OF BUSINESS

In this prospectus, unless the context indicates otherwise, “BioPower,” “BioPower Operations,” “HyFi,” “HyFi Corp.,” the “Company,” “we,” “our,” “ours” or “us” refer to BioPower Operations Corporation, a Nevada corporation, and its subsidiaries.

48

Overview

BioPower Operations Corporation (“we,” “our,” “BioPower”, or the “Company”) was incorporated in Nevada on January 5, 2011. On January 6, 2011, the shareholders of BioPower Corporation (“BC”), which was incorporated in the State of Florida on September 13, 2010 and re-domiciled to Nevada on January 5, 2011, contributed their shares of BC to our Company and BC became a wholly owned subsidiary of our Company. BC is no longer active at this time and does not have any assets or operations. On June 11, 2021, the Company formed HYFI CORP, a Florida corporation, as its wholly owned subsidiary. From 2017 until February 17, 2022, the Company was a shell company, as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On February 17, 2022, we commenced operations and, accordingly, we ceased to be a shell company at that time.

We are a U.S.-based fintech company that has developed and owns an innovative hybrid Centralized and Decentralized Finance (“CeDeFi”) blockchain technology called “HyFi”. The Company’s primary objective is to operate a HyFi marketplace in which a wide variety of commercial transactions and investments can take place. The HyFi marketplace will use the Ethereum public blockchain, which is the largest decentralized market community and natively supports the deployment of smart contracts and decentralized applications (“dApps”).

We have created what we believe to be utility tokens called “HyFi Tokens”, which are different from common cryptocurrencies like Bitcoin. Cryptocurrency relies on a decentralized cryptographic model to facilitate verifiable transactions. Cryptocurrencies are designed to transfer monetary value and to be a universally acceptable currency to compete with fiat currencies like the U.S. Dollar or Euro. In contrast, the HyFi Token system relies on a centralized ledger that we maintain to record verifiable transactions. HyFi Tokens are intended to only have purpose and value on our HyFi marketplace. HyFi Tokens are not intended to become a universally accepted cryptocurrency or have any purpose outside of our HyFi ecosystem.

Our dApps will initially consist of smart contracts; initial license offerings (“ILOs”); bridge loan offerings (“BLOs”); pre-initial public offerings (“IPOs”); and creation and transfer of Non-Fungible Tokens (“NFTs”), which are cryptographic assets on a blockchain with unique identification codes and metadata that distinguish them from each other. For example, we intend to offer NFTs that are fractionalized pieces of unique artwork relating to the Roman Goddess Athena. Our dApps are planned to be issued as an ERC-20 token, which is the technical standard for fungible tokens created using the Ethereum blockchain. A fungible token is one that is interchangeable with another token—where the well-known non-fungible tokens (NFTs) are not interchangeable. ERC-20 allows different smart-contract enabled tokens a way to be exchanged, like an on and off ramp. Tokens, in this regard, are a representation of an asset, right, ownership, access, cryptocurrency, or anything else that is not unique in and of itself but can be transferred. The standard allows tokens representing one of these factors—along with smart contracts—to be exchanged for a token that represents another. Smart contracts are conditions written into the coding that execute different aspects of a transaction between parties.

We believe that our dApps are considered to be “security tokens” which are digital assets that represent transferred ownership rights or asset value to a blockchain token. A security token is created using tokenization, where the investment criteria are selected. The information is entered into the blockchain, which then creates a token. When issuing any dApps, the Company intends to seek exemption from registration under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to an available exemption either under Regulation D under the Securities Act or Regulation A under the Securities Act. The Company intends to comply with any current or future laws and regulations in respect of its dApps, HyFi Tokens and its NFTs.

One of our goals is to make decentralized finances (“DeFi”) marketplaces accessible for issuers who register offerings with the SEC or comparable international regulators to offer NFT initial license offerings (“ILOs”) and bridge loan offerings (“BLOs”). HyFi also seeks to provide an NFT Vault (the “Vaults”) offering which aims to provide a modern marketing solution to reach today’s buyers around the world. The Vaults seek to enable HyFi Partner companies to collaborate with HyFi, or license our technology, to market their products and services. We believe that this unique blockchain technology marketing tool can also track distributors, affiliates and influencers successes and sales for the promotion and introduction of the products or services. HyFi technology may also allow for the transparent trading of decentralized assets like NFTs and digital assets in the future.

49

The HyFi platform website was launched on November 8, 2021 and is available for view and partial use at the following site: http://hyfi.exchange/. Information contained on, or accessible through, this website is not a part of, and is not incorporated by reference into, this Prospectus. Currently, the only available feature of the HyFI Platform is the HyFi Vault program which began minting NFTs in September 2022. We are currently developing but have not yet launched the ILO marketplace. We have a demo of the ILO marketplace on the platform website and intend to launch it in the fourth fiscal quarter of 2022. The HyFi Vault NFT was successfully launched and is minting NFTs as of September 2022. The HyFi NFT Launchpad, for brands and companies, is expected to be launched in the fourth fiscal quarter of 2022.

On July 28, 2021, the Company amended and restated its articles of incorporation, as amended, in order to (i) increase the number of authorized shares of common stock from 100,000,000 to 500,000,000, (ii) increase the number of authorized shares of preferred stock from 10,000 to 5,000,000, (iii) change the par value of the preferred stock from $1.00 par value per share to $0.0001 par value per share; and (iv) increase the number of directors from one to four. Currently, the Company has authorized 500,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share.

On October 7, 2021, we filed a certificate of amendment to our amended and restated articles of incorporation in order to change our corporate name from BioPower Operations Corporation to HyFi Corp (the “Name Change”) to more closely align the Company name with our products and services. Although the Name Change has been effected in the State of Nevada, the Name Change and our request for a new stock symbol will only become effective following clearance by the Financial Industry Regulatory Authority (FINRA), which is currently still pending.

For the year ended November 30, 2021 the Company generated revenues of $175,000, which revenue was generated by the sale of 4,125,000 HyFi Tokens to two customers, and reported a net loss of $441,324 and negative cash flow from operating activities of $441,324. For the six months ended May 31, 2022, the Company generated revenues of $246,700, reported a net loss of $13,138, and had negative cash flow from operating activities of $11,958. As noted in the consolidated financial statements of the Company, as of May 31, 2022, the Company had an accumulated deficit of $9,568,948. There is substantial doubt regarding the ability of the Company to continue as a going concern as a result of its historical recurring losses and negative cash flows from operations as well as its dependence on private equity and financings. See “Risk Factors— The Company has a history of operating losses, and its management has concluded that factors raise substantial doubt about its ability to continue as a going concern and the auditor of the Company has included explanatory paragraphs relating to its ability to continue as a going concern in its audit report for the years ended November 30, 2021 and 2020.”

In addition to the Equity Line with Peak One, we must raise cash from sources other than revenues generated, such as from the proceeds of loans, public or private equity sales, and/or advances from related parties in order to continue to implement our operations for the next 12 months.

HyFi Asset Purchase Agreement

On June 29, 2021, we entered into an Asset Purchase Agreement (the “APA”) with Rafael Ben Shaya, Troy MacDonald, Adam Benchaya, Thomas Perez, Tom Saban and Edouard Pouchoy (collectively, Messrs. Ben Shaya, MacDonald, Benchaya, Perez, Saban and Pouchoy are referred to herein as the “Sellers”).

Pursuant to the terms of the APA, the Company agreed to acquire from the Sellers, and the Sellers agreed to sell to the Company, certain assets comprised of the goodwill, intellectual property, business proprietary know-how and trade secrets, intangible property and other assets of Sellers’ business with respect to HyFi, and any and all rights of Sellers in and to the foregoing (the “Assets”), and certain governance/utility virtual tokens (each, a “HyFi Token” and collectively, the “HyFi Tokens”) expected to be used as a means of payment on the HyFi Platform, as hereinafter defined (the “Acquisition”). The “HyFi Platform” mean a decentralized finances (“DeFi”) exchange marketplace using blockchain platform technology. The DeFi principles are based on an ecosystem of financial services utilizing tokenization and non-fungible tokens (“NFTs”) for production, licenses, projects and commodities across vertical and horizontal markets. The HyFi platform website was launched on November 8, 2021 and is available for view and partial use at the following site: http://hyfi.exchange/. Information contained on, or accessible through, this website is not a part of, and is not incorporated by reference into, this Prospectus. Currently, the only available feature of the HyFI Platform is the HyFi Vault program which began minting NFTs in September 2022. We are currently developing but have not yet launched the ILO marketplace. We have a demo of the ILO marketplace on the platform website and intend to launch it in the fourth fiscal quarter of 2022. The HyFi Vault NFT was successfully launched and is minting NFTs as of September 2022. The HyFi NFT Launchpad, for brands and companies, is expected to be launched in the fourth fiscal quarter of 2022.

50

In addition, the Sellers agreed to (i) pay to the Company, on the closing date of the Acquisition, $300,000 (the “Cash Consideration”), and (ii) transfer to the Company, on the closing date of the Acquisition, 400,000,000 HyFi Tokens (the “HyFi Token Consideration”). The Company used the Cash Consideration to bring the Company into a fully reporting status with the U.S. Securities and Exchange Commission and for public company operating expenses.

Pursuant to the terms of the APA, the Company agreed to file and filed with the State of Nevada the certificate of designation for the Series C preferred stock on or before the date that is 60 calendar days after the closing of the Acquisition. In exchange for the sale of the Assets, the Cash Consideration and the HyFi Token Consideration, the Company agreed to issue and issued to the Sellers an aggregate of 900,000 Series C preferred shares within 30 calendar days after the State of Nevada provided written confirmation of filing of the certificate of designation for the Series C preferred stock. The certificate of designation for the Series C preferred stock was filed with the State of Nevada, and was effective as of August 27, 2021.

Pursuant to the terms of the APA, the parties agreed that the Series C preferred stock has the following terms, among others:

1.	Authorized Shares of Series C Preferred Stock. The number of authorized shares of Series C preferred stock is 900,000.

2.	Conversion. Subject to the other terms and conditions in the certificate of designation, a Series C preferred stockholder will have the right from time to time and at any time following the date that is one year after the date on the signature page of the certificate of designations to convert each outstanding share of Series C preferred stock into 450 shares of Company common stock. Based on the number of shares of common stock issued and outstanding as of October 7, 2022, if all of the 900,000 shares of Series C preferred stock are issued and subsequently converted, the holders of the converted stock will hold 90% of the issued and outstanding shares of the Company’s common stock.

3.	Voting. Except as otherwise set forth in the certificate of designation, each share of Series C preferred stock will, on any matter submitted to the holders of Company common stock, or any class thereof, for a vote, vote together with the common stock, or any class thereof, as applicable, as one class on such matter, and each share of Series C preferred stock will have 450 votes.

4.	Dividends. The Series C preferred stock is not entitled to receive dividends or distributions.

The Acquisition closed on June 29, 2021 (the “Closing Date”). On the Closing Date, the Sellers delivered the Cash Consideration and the HyFi Token Consideration.

On August 27, 2021, the Company filed with the State of Nevada a certificate of designations for the Series C preferred stock.

Series A Preferred Stock Redemption Agreement & Senior Promissory Note

Also on the Closing Date, the Company and China Energy Partners, LLC (“CEP”) entered into a share redemption agreement (the “Redemption Agreement”), dated as of June 29, 2021, pursuant to which the Company redeemed one share of the Company’s Series A preferred stock from CEP (the “Series A Share”). On the Closing Date, as provided in the Redemption Agreement, the Company issued to CEP a senior promissory note (the “Note”) in the principal amount of $1,000,000. The Series A Share will be held in escrow by an attorney designated by CEP (the “Escrow Agent”), which was designated by CEP within 30 calendar days after the Closing Date. If an Event of Default (as defined in the Note) occurs under the Note, then the Company will direct the Escrow Agent to release the Series A Share to CEP; provided, however, that CEP will also retain all rights and privileges under the Note (and the Company will remain bound to all obligations under Note) even if the Series A Share is required to be released by the Escrow Agent to CEP as provided in the Redemption Agreement. For the avoidance of doubt, CEP will regain all rights, title, and interest in and to the Series A Share upon the occurrence of an Event of Default under the Note, regardless of the amount of the outstanding balance owed under the Note at the time of the occurrence of an Event of Default under the Note.

51

As provided in the APA, on June 29, 2021, Robert Kohn resigned as the Company’s Chief Executive Officer. Mr. Kohn remained as a member of the Board of Directors, however.

Also on June 29, 2021, the Company appointed the following individuals to serve as members of the Board of Directors: Troy MacDonald (Chairman), Adam Benchaya, and Thomas Perez. As a result, following the closing of the Acquisition, the Company’s Board of Directors consists of the following:

Troy MacDonald (Chairman)

Adam Benchaya

Robert Kohn

Thomas Perez

Also on June 29, 2021, the following individuals were appointed to serve as officers of the Company:

Troy MacDonald, Chief Executive Officer

Robert Kohn, Chief Financial Officer

Adam Benchaya, President and Chief Marketing Officer

HyFi Platform

We are a U.S.-based fintech company that has developed and owns an innovative blockchain technology called “HyFi”. We intend to license, operate and enable tokenized economies for various DeFi marketplaces. Initially HyFi is planned to be launched with two platforms, the first is an impact investment platform, the “ILO” marketplace, where NFT’s are to be fractionalized. The intended purpose of the ILO marketplace is to solve the problem of access to funding for legally compliant issuers who have focused their business on sustainability and the betterment of the planet or humanity, and have owners who do not want to give up control of their companies.

The second platform is an NFT launchpad, for the web and metaverse where NFT’s are not fractionalized. The NFT launchpad is intended to be a HyFi ecosystem community building tool which is intended to cross pollinate with the investment platform through community alignment and it is intended that users from both platforms will have a single destination point to access both the green investment platform and NFT launchpad, called the hyfi.exchange. The NFT launchpad can also be licensed separately to companies and brands wanting to do an NFT Launch

We also intend to utilize HyFi technology with our membership programs. We intend that the HyFi DeFi Marketplace will be used by client issuers who register offerings with the SEC or comparable regulators located overseas, to offer NFT initial license offerings (“ILOs”) and later, bridge loan offerings (“BLOs”).

NFTs are collectible digital assets in which various objects are digitized. Each NFT represents ownership of something inherently distinct and unique, whether it be a physical or a digital item. NFTs cannot be mutually exchanged for one another because each NFT has a specific value based on its unique traits and attributes. When NFTs are sold, the digital version of the object is sold as a unique, blockchain-authenticated collectible.

Any “fractionalized interest” – as described hereinafter – in any NFT, licensing fee or loan would be subject to a registered or exempt securities offering, in that such “fractionalized interest” would qualify as an investment contract similar to a security, consistent with the prevailing interpretation at issue in the U.S. Supreme Court decision found in Securities and Exchange Commission v. W. J. Howey Co., 328 U.S. 293 (1946), also known as the Howey Test.

We believe that the HyFi technology is also a candidate infrastructure for use in the metaverse and play-to-earn GameFi industry. HyFi technology is intended to allow users to securely own assets or items and move them across different platforms without the need for a central party’s permission. The HyFi technology is expected to allow for transparent trading of decentralized assets like NFTs and other digital assets. The DeFi principles are based on the creation of an innovative ecosystem of financial services accessible to anyone with internet access.

52

The HyFi Token is featured on the HyFi DeFi Marketplace used as a utility payment token for transaction fees, for membership as well as for purchase of the proposed Vault offerings, which are expected to be bundles of digital and non-digital assets. The HyFi DeFi Marketplace ecosystem is built on a combination of issuer tokens to support its economy. The HyFi DeFi Marketplace is based on the Ethereum blockchain.

We are currently developing but have not yet launched the ILO marketplace, we plan to make such launch in the fourth fiscal quarter of 2022. The HyFi Vault NFT was successfully launched and is minting NFTs as of September 2022. The HyFi NFT Launchpad, for brands and companies, is expected to be launched in the fourth fiscal quarter of 2022.

Proposed HyFi DeFi and CeDeFi Marketplace Types

DeFi
PRIMETRUST
Investor's account
Entity's Account
(ILO / BLO issuer)
ILO or BLO Account
(sales)
API
OTHER SERVICES
- Verification for accredited investor's (USA)
- Mail Services
- Oracles to exchanges
- etc.
HYFI PLATFORM
Basic authotization
Main dashboard
- Running KYC/AML
- Managing onboarding process
- Paying platform fees
- Listing ILO or BLO
- Tracking sale funds / data
- Managing your membership
- more coming...
PrimeTrust middleware
SocureSDK
Metamask
Vault dashboard
- Building your network
- Getting referral code
- Tracking sales with referral
- Managing commissions
- Claiming & Revealing rewards
- Using rewards
Web3
BLOCKCHAIN
Vault PreSale
- Reservations
- Sync offline reservations
- Referral tracking
Commissions
- Calculating commissions
- Sync distributions
- Claiming payouts
Vault MainSale
- Claiming reservations
- Purchase Vault NFT
- Minting Vault NFT
ILO tokens
- Sync ILO sale data
- Minting ILO tokens
- Staking
Vault Revealing
- Randomization (oracle)
- Reward revealing
- Claiming rewards
- Minting rewards (Athena NFT, memberships, etc.)
BLO tokens
- Sync BLO sale data
- Minting BLO tokens
- Staking
Vault Utilities
- Acceptance of the rewards
- Discounts, VIP functions
More...
- Governance
- Foundation
- Donation
CeDeFi

Utilizing our HyFi blockchain technology, we are developing the following proposed DeFi marketplaces:

1.	NFT Marketplace for Initial License Offerings (ILOs). We intend that project developers and technology companies including renewable energy, environmental, agri-food and other important markets (“Issuers”) can raise money by incentivizing investors with SEC or other financial authorities registered offerings such as: (1) part of licensing fee related income or (2) project profits or (3) any other Issuer offering through tokenized technology licenses and project offerings enabled by NFTs. Investors can purchase the whole offering or fractional interests.

53

2.	Bridge Loan Offerings (BLOs) for Businesses. We intend that investors will also be able to purchase a fractionalized interest in an expected income return for the BLOs. The Pre-IPO and Pre-SPAC markets are planned to be just two of the niche markets served in the BLO marketplace.

3.	NFT Launchpad. We are also developing a robust NFT Launchpad for the web and metaverse as a HyFi ecosystem community building tool which is intended to cross pollinate the planned investment platform with community alignment and is aimed to be a users’ single destination point to access both the green investment platform and NFT launchpad, hyfi.exchange. It is also planned that the NFT launchpad can also be licensed as a stand-alone technology by companies and brands wanting to do an NFT Launch. For example, the Company granted a license to PIP North America Inc. (“PIP”) to use the NFT Launchpad in exchange for $250,000, pursuant to the ILO and Multi-Agreement entered between the Company and PIP on June 26, 2022.

4.	CeDeFi Exchanges. Our initial CeDeFi exchange will focus on membership. We intend, in the future, to trade commodities and other tokens using the HyFi blockchain technology and ecosystem, which will require registration with the SEC as an Alternative Trading System (ATS) or as a Broker-Dealer.

5.	Metaverse & GameFi. We intend to enable our DeFi infrastructure for use with the Metaverse and GameFi.

We are currently developing but have not yet launched the ILO marketplace, we plan to make such launch in the fourth fiscal quarter of 2022. The HyFi Vault NFT was successfully launched and is minting NFTs as of September 2022. The HyFi NFT Launchpad, for brands and companies, is expected to be launched in the fourth fiscal quarter of 2022.

Features of CeDeFi

We believe that the features of CeDeFi are as follows:

●	Seamless customer support – within every KYC onboarded investor / issuer, there is an internal account for managing funds. Furthermore, HyFi takes care of investor / issuer experience and gives assistance to the customers through a dedicated customer support team, thus improving the trust level.

●	Flexible conversion – the HyFi economy is intended to be very modern, supporting major traditional currencies (USD/CAD/EUR/GBP/CHF/YEN) and major cryptocurrencies. Payment options are planned to include: an on/off ramp for crypto transactions, wire transfers, credit and debit cards (coming soon). We believe that the ease that the platforms offer, lead to greater customer onboarding.

●	Centralized Exchange (CEX) – Using HyFi solution you can handle the capital raise through an internal account and avoid blockchain transaction fees. Moreover, since the funds are on the custody service provider (PrimeTrust), and they handle the management aspect.

NFT ILO Marketplace

ILO tokens are sub-class of tokens which are created to allow for fractional ownership of an NFT from an owner issuer that seeks to raise money for the development of new projects, technologies, intellectual property, licenses, brands, etc. A key distinguishing element of the HyFi marketplace is the fractionalization of the NFT that aggregates the investor contribution capability of many. On the HyFi Platform, the issuer is able to sell a percentage interest in its license in order to raise capital.

54

We intend that cash flow technology license NFTs will be created that will represent up to a 49% ownership interest of a technology license for a geographic vertical market (e.g., India) or a horizontal market (e.g., energy-solar power.) We expect that there will be a subclass of NFTs that represents an opportunity for many participants to have fractional ownership and participation in the unique exclusive license NFT. The HyFi cash flow NFT marketplace is expected to initially list companies in the agriculture, environmental, and other related sectors that will provide license fees from unique license fee contracts for various territories. As an example, we are currently in discussions with an agriculture related company that expressed a possible willingness pay licensing fees of 5% annually with a potential bonus based on income for its Agri production facility could list on the HyFi Platform. For illustration purposes only, we’ll assume that said company might be willing to sell up to 49% of its ownership in that license for a speculative value of between $5,000,000 and $10,000,000, with a minimum investment of $50,000 from accredited investors. In such a case, HyFi may receive fixed cash fees associated with this transaction. The latter example is for illustration purposes only, as there can be no assurance that the parties will reach an agreement which would generate revenue for the Company, if there ever reach an agreement, as well as what the terms of that agreement would be.

We intend to offer cash flow generating NFTs, on full or fractional ownership basis, in the following major areas as conceptualized below:

●	We anticipate that NFTs may be created, representing up to a 49% ownership interest of a license to a particular geographic market (example: India). There would also be a subclass of tokens that represent an opportunity for numerous participants to have fractional ownership of, and participation in, the unique one-of-a-kind exclusive license NFTs. We expect that those NFTs would be tradeable on the commodities section of the HyFi Platform once certain conditions have been met.

●	We also expect that there may be NFTs issued for qualified projects related to renewable energy, waste to energy, agricultural and other approved projects showing potential and promise in their respective industry sectors.

●	Ownership of technology licenses: We expect that NFTs may represent part or full ownership of technology licenses across many markets. Each such market is expected to include horizontal and vertical markets. For example, let’s assume that a given energy market could include the horizontal energy markets of green hydrogen and its many uses, electric generation, biofuels for marine, aviation and transportation and hydrogen fueling station networks. NFTs could also represent part or full ownership of a technology license in a specific geographic territory or vertical market.

●	Physical projects related to renewable energy, environmental, agricultural and humanitarian causes. NFTs could be issued to represent an opportunity to invest in projects in any of the aforementioned categories.

●	Other approved cases. In the future we may consider NFTs in the areas of medicine, space, internet & computing, artificial intelligence, robotics and nanotechnology, for example.

HyFi also intends to introduce the ILO to investors and to a global network of brokers who are incentivized to introduce investors (institutional investors, corporations, family offices, private wealth and individuals) who may buy fractional interests (ILO Tokens) of the license offering or a total interest. There can be no assurance that any of the above market segments will materialize, produce customers or revenue, or that the Company will achieve profitability.

Bridge Loan Offerings (BLO) Marketplace

We intend to expand the ILO NFT marketplace to include bridge loans via tokenized NFT offerings, including the following:

●	Fractional ownership of loan contracts, expected to be typically high yielding

●	Funds to be used for construction projects related to renewable energy, environment, agriculture, new technology, medical, humanitarian projects and pre-IPO companies

●	Other licenses and projects qualified by the Company

55

“BLO Tokens” are a sub-class of tokens created to allow for fractional ownership of a unique NFT loan contract offered by an issuer that seeks to borrow money for typically a short period of time for a number of critical business reasons while it is awaiting the arrival of expected income or capital which would be used to pay back the loan, with interest owed. It is the fractionalization of the BLO NFT into BLO Tokens that aggregates the funding capability.

There can be no assurance that any of the above market segments will materialize, produce any customers or revenue whatsoever, or that the Company will achieve profitability.

In addition, we expect that commodities can be traded in the future on a to-be-formed HyFi Commodities Platform which would be registered with applicable regulatory authorities as an ATS and/or commodity exchange.

●	We expect to have an initial emphasis on agri-foods, renewable energy and waste-to-energy via tokenized futures blockchain based smart contracts.

●	The trading of certain commodities (e.g., green hydrogen production) would occur in most cases without any physical delivery obligation, and with electronic settlement only. Traders would purchase tokens to participate in the trading of those commodities. In some cases, commodities could be offered with a physical delivery option.

●	Commodity future supply contracts: A futures contract is a legal agreement to buy or sell a particular commodity asset at a predetermined price at a specified time in the future. The seller of the futures contract is taking on the obligation to provide and deliver the underlying commodity at the contract’s expiration date. Futures contracts are available for every category of commodity. Some manufacturers and service providers use futures contracts as part of their budgeting process to normalize expenses and reduce cash flow-related headaches. Manufacturers and service providers that rely on commodities for their production process may take a position in the commodities markets as a way of reducing their risk of financial loss due to a change in price. There are many advantages to futures contracts as a method of participating in the commodities market. We believe that analysis can be easier because of the underlying commodity.

Proposed NFT Vault Programs

The HyFi NFT Vault Program has been developed for three main purposes which are as follows: (1) demonstrate the capability and scalability of the HyFi NFT launchpad through the issuance of our own proprietary NFT offering (2) to create an immediate and sustainable path to revenue for the Company by creating a unique NFT, to be coupled with other opportunities associated with an Art collectible(s); and (3) accelerate user participation by providing a main entry point to become a member and begin interacting with the HyFi DeFi Marketplaces.

The HyFi NFT Vault Program is the “Front Door” to HyFi and its DeFi marketplaces positioned as a well-rounded toolkit for all that is needed to interact with HyFi DeFi Marketplace, plus a bonus of an Art asset(s) collectible.

When a user purchases a HyFi NFT Vault it contains an assortment of items such as:

1) An Art Collectible(s) with 1 in 5 chances of getting a Premier Art Collectible*;

2) A Pro or Ultimate Lifetime HyFi Membership - 1 in 5 chances of getting an Ultimate Lifetime Membership and 4 in 5 chances of getting a 2-year Pro Membership;

3) Gift Vouchers, to be used in the marketplaces or subsequent HyFi NFT Vault purchases;

4) HyFi Tokens to be used for further purchases of HyFi NFT Vaults, membership items and in the marketplaces; and

5) In 200 out of 100,000 Vaults a real physical .9999 Gold 5 oz. Athena Coin or a real physical gemstone (in 100 vaults each)

56

*Art Assets/ Collectibles/ Art Items. (The inclusion of the Art assets should qualify the Vault to be listed on various Art focused NFT marketplaces such as OpenSea)

We intend to sell the HyFi NFT Vaults to individuals and businesses. Various businesses have approached the Company to use our HyFi Vaults and put some of their gaming, collectibles and promotional items in the HyFi NFT Vault. We have not entered into any agreements with such businesses and there can be no assurance that we’ll be able to do so on terms acceptable to us, or at all.

We expect variances in the types of assets/ items being offered in the potential various HyFi NFT Vault Programs. There can be no assurance any further Vault programs will be launched after the first HyFi NFT Vault.

HyFi also intends to license its Vault Program technology to companies for promoting their own brands, products and services.

Proposed Membership Plan

We have finalized a Membership Program which we intend will enable members to earn money from referrals of companies and individuals to our DeFi Marketplace, as well as referral fee income for introducing other members. Members may also receive discounts for HyFi packaged financial products and tokens. HyFi Tokens will be able to be used for any payments defined by each product or service.

Competition and Competitive Landscape

We do not believe that we have significant direct competitors for our NFT ILO marketplace. The typical company offering NFTs does not sell cash flow technology licenses, tokenized renewable energy technology licenses, or environmental technology licenses. Rather, existing NFTs typically relate to memorabilia, artwork, gemstones and other tangible assets. Certain entertainers have recently announced selling NFTs for their music libraries and their memorabilia. Our big difference for our ILOs and traditional NFTs is that we are able to offer fractional ownership NFTs due to our use of our tokenized blockchain technology with staking and liquidity pools.

We believe that OpenSea, which is digital marketplace for crypto collectibles and NFTs and which was launched in 2017, is the largest marketplace today for the sale of traditional NFTs. While there are hundreds of issuers offering traditional NFTs, they are not using a tokenized blockchain technology with fractional ownership.

There are many companies offering a single energy or renewable energy source as a commodity. Our HyFi Platform is unique in that we will provide a marketplace featuring technology, equipment and energy commodities from many renewable energy sources. This is a broad-based approach to promote renewable energy adoption in an effort to capture market share from fossil fuel electric generating facilities to reduce pollution and global warming.

Our HyFi payment token competes against hundreds of other tokens in the market. These tokens are listed on token exchanges. There are various competitors who are using tokens to represent a single renewable energy source, such as solar for commodity trading. There are also companies whose products do not compete directly, but are closely related to the products we will offer.

We believe that the HyFi Platform will be superior to the competition because we intend to offer a comprehensive marketplace that features an array of diverse products ranging from (i) technology licenses, (ii) equipment leasing, (iii) energy commodities from many renewable energy sources in a broad-based approach to promote renewable energy adoption in an effort to capture market share from fossil fuels to reduce pollution and global warming, (iv) other marketplace opportunities related to improving the environment (including clean water on land and oceans), and (v) improving agricultural conditions around the world and agri-food products. We believe that the HyFi Platform will be the first business and blockchain platform of its kind, combining attractive features of utility tokens, security tokens, cryptocurrency, including DeFi, decentralized trust, automatic operation, and NFTs, along with the nascent renewable energy market, which needs to connect remote buyers and sellers globally. To our knowledge, the HyFi Platform will be the first platform to distribute cash flow technology licenses via NFTs on a fractionalized basis, and we expect to use subclasses of NFTs that allow for fractional ownership of an NFT creating a unique governance model. We also believe that it will be the first CeDeFi principles driven marketplace to trade a combination of hydrogen futures contracts and hydrogen technology licenses related to a new scientific method of hydrogen production.

57

Customers

Two customers, including one related party, account for 100 % of sales during the three months ended May 31, 2022. Five customers, including two related parties, account for 100 % of sales during the six months ended May 31, 2022.

Intellectual Property

We have applied for federal trademark registration or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to certain intellectual property relating to HyFi, the HyFi Platform, HyFi Tokens, HyFi blockchain, and CeDeFi. We are prosecuting applications for federal trademark registration of the marks HYFI, ILO and BLO.

We rely on the laws of unfair competition and trade secrets to protect our proprietary rights. We attempt to protect our trade secrets and other proprietary information through confidentiality and non-disclosure agreements with customers, suppliers, employees and consultants, and through other security measures. However, we may be unable to detect the unauthorized use of or take appropriate steps to enforce, our intellectual property rights. Effective trade secret protection may not be available in every country in which we offer or intend to offer our products and services to the same extent as in the United States. Failure to adequately protect our intellectual property could harm or even destroy our brands and impair our ability to compete effectively. Further, enforcing our intellectual property rights could result in the expenditure of significant financial and managerial resources and may not prove successful. Although we intend to protect our rights vigorously, there can be no assurance that these measures will be successful.

Government Regulation

Our business is subject to extensive laws, rules, regulations, policies, orders, determinations, directives, treaties, and legal and regulatory interpretations and guidance in the markets in which we operate, including those typically applied to securities, commodities, the exchange, and transfer of digital assets, cross-border and domestic money and digital asset transmission businesses, as well as those governing data privacy, data governance, data protection, cybersecurity, fraud detection, payment services (including payment processing and settlement services), consumer protection, antitrust and competition, bankruptcy, tax, anti-bribery, economic and trade sanctions, anti-money laundering, and counter-terrorist financing. Many of these legal and regulatory regimes were adopted prior to the advent of the internet, mobile technologies, digital assets, and related technologies. As a result, they often do not contemplate or address unique issues associated with digital assets, are subject to significant uncertainty, and vary widely across U.S. federal, state, and local jurisdictions. These legal and regulatory regimes, including the laws, rules, and regulations thereunder, evolve frequently and may be modified, interpreted, and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another. Moreover, the relative novelty and evolving nature of our business and the significant uncertainty surrounding the regulation of digital assets requires us to exercise our judgement as to whether certain laws, rules, and regulations apply to us, and it is possible that governmental bodies and regulators may disagree with our conclusions. To the extent we have not complied with such laws, rules, and regulations, we could be subject to significant fines, limitations on our business, reputational harm, and other regulatory consequences, as well as criminal penalties, each of which may be significant and could adversely affect our business, operating results and financial condition. Regulatory enforcement actions have been taken against businesses in the industries in which we intend to operate, across many jurisdictions, in response to hacks, consumer harm, and criminal activity.

In addition to existing laws and regulations, various governmental and regulatory bodies, including legislative and executive bodies, in the United States, as well as in other countries may adopt new laws and regulations, or new interpretations of existing laws and regulations may be issued by such bodies or the judiciary, which may adversely impact the development and use of digital assets as a whole, digital asset mining operations, and our legal and regulatory status in particular by changing how we operate our business, how our operations are regulated, and what products or services we and our competitors can offer, requiring changes to our compliance and risk mitigation measures, imposing new licensing requirements or new costs of doing business, or imposing a total ban on certain activities or transactions with respect to digital assets, as has occurred in certain jurisdictions in the past.

58

Due to our business activities, if laws or regulations or their respective interpretation change, we may become subject to ongoing examinations, oversight, and reviews by U.S. federal and state regulators, which would have broad discretion to audit and examine our business if we become subject to their oversight. We cannot predict in what ways we might need to adapt to changes in applicable laws and regulations, both in the U.S. and foreign countries, or whether such adaptation would be practical or possible. Our HyFi Tokens and planned products and services rely on a CeDeFi model. We have a limited operating history and our CeDeFi model differs from the far more common DeFi model that is used by cryptocurrencies. Therefore, regulatory risks to our business may be materially different from those applicable to other crypto companies. Adverse changes to, or our failure to comply with, any laws and regulations may have an adverse effect on our reputation and brand and our business, operating results and financial condition.

The crypto economy is novel and has little-to-no access to policymakers and lobbying organizations in many jurisdictions. Competitors from other, more established industries, including traditional financial services, may have greater access to lobbyists or governmental officials, and regulators that are concerned about the potential for crypto assets for illicit usage may effect statutory and regulatory changes with minimal or discounted inputs from the crypto economy. As a result, new laws and regulations may be proposed and adopted in the United States and internationally, or existing laws and regulations may be interpreted in new ways, that harm the crypto economy or crypto asset platforms, which could adversely impact our business.

Regulation in the United States

U.S. federal and state regulatory authorities and law enforcement agencies, such as the Department of Justice, the SEC, the Commodity Futures Trading Commission, the Federal Trade Commission, the IRS and various state securities and financial regulators investigate, issue subpoenas and civil investigative demands, and take legal action against persons and entities alleged to be engaged in fraudulent schemes or other illicit activity involving crypto assets. While we believe that our risk management and compliance framework will be designed to detect significant illicit activities conducted by our potential or existing customers, we cannot ensure that our approach will be effective in detecting illegal activity.

The SEC has been active in asserting its jurisdiction over ICOs and digital assets and in bringing enforcement cases. The SEC has directed enforcement activity toward digital assets, and more specifically, ICOs. The SEC has issued guidance and made numerous statements regarding the application of securities laws to digital assets. For example, on July 25, 2017, the SEC issued a Report of Investigation (the “Report”) which concluded that “DAO Tokens” offered and sold by the Decentralized Autonomous Organization (“DAO”), a digital decentralized autonomous organization and investor-directed venture capital fund for digital assets, were issued for the purpose of raising funds. The Report concluded that these tokens were “investment contracts” within the meaning of Section 2(a)(1) of the Securities Act and Section 3(a)(10) of the Exchange Act, and therefore securities subject to the federal securities laws. In December 2017, the SEC issued a cease-and-desist letter ordering a company to stop its initial coin offering of tokens on the grounds that it failed to file a registration statement or qualify for an exemption from registration. Similar to the tokens issued by the DAO, the SEC found that these tokens satisfied the definition of an “investment contract,” and were therefore subject to the federal securities laws.

In September 2017, the SEC created a new division known as the “Cyber Unit” to address, among other things, violations involving distributed ledger technology and ICOs, and filed a civil complaint in the Eastern District of New York charging a businessman and two companies with defrauding investors in a pair of so-called ICOs purportedly backed by investments in real estate and diamonds. Subsequently, the SEC has filed several orders instituting cease-and-desist proceedings against certain entities in connection with their unregistered offerings of tokens for failing to register a hedge fund formed for the purpose of investing in digital assets as an investment company for failing to register as a broker-dealer, even though it did not meet the definition of an exchange for failing either to register as a national securities exchange or to operate pursuant to an exemption from registration as an exchange after creating a platform that clearly fell within the definition of an exchange.

59

In February 2018, both the SEC and CFTC further reiterated their concerns regarding digital assets in written testimony to the Senate Banking, Housing and Urban Affairs Committee. On March 7, 2018, the SEC released a “Statement on Potentially Unlawful Online Platforms for Trading Digital Assets,” and reiterated that, if a platform “offers trading of digital assets that are securities” and “operates as ‘exchange,’ as defined by the federal securities laws,” the platform must register with the SEC as a national securities exchange or be exempt from registration. The SEC’s statement served as a notice to operators of any platforms, including secondary market trading platforms, which the SEC is actively monitoring for potentially fraudulent or manipulative behavior in the market for security tokens, as the SEC has cautioned recently in the context of ICOs. On November 16, 2018, the SEC released a “Statement on Digital Asset Securities Issuance and Trading,” and emphasized that market participants must adhere to the SEC’s well-established and well-functioning federal securities law framework when dealing with technological innovations, regardless of whether the securities are issued in certificated form or using new technologies, such as blockchain. This has all been followed by additional statements and guidance form the SEC including no-action letters relating to specific blockchain-based projects, and a Framework for “Investment Contract” Analysis of Digital Assets published by the Division of Corporation Finance on April 3, 2019. In an August 2021 interview, SEC Chairman Gary Gensler signaled the SEC is contemplating a robust regulatory regime for digital assets and reiterated the SEC’s position that many digital assets are unregulated securities.

Recently, a number of proposed ICOs have sought to rely on Regulation A and have filed with the SEC a Form 1-A covering a distribution of a digital token. Two such offerings were qualified in July 2019. In addition, some token offerings have been commenced as private securities offerings intended to be exempt from SEC registration. Further, the SEC has yet to approve for listing and trading any exchange-traded products (such as ETFs) holding digital assets. The SEC has taken various actions against persons or entities that have allegedly misused digital assets, engaged in fraudulent schemes (i.e., Ponzi scheme) and/or engaged in the sale of tokens that were deemed securities by the SEC.

Although our activities are not focused on raising capital or assisting others that do so, the federal securities laws are very broad. We cannot provide assurance as to whether the SEC will continue or increase its enforcement with respect to digital assets or ICOs,

The CFTC has stated and judicial decisions involving CFTC enforcement actions have confirmed that at least some crypto assets, including Bitcoin, fall within the definition of a “commodity” under the U.S. Commodities Exchange Act of 1936, or CEA. As a result, the CFTC has general enforcement authority to police against manipulation and fraud in at least some spot crypto asset markets. From time to time, manipulation, fraud, and other forms of improper trading by market participants have resulted in, and may in the future result in, CFTC investigations, inquiries, enforcement action, and similar actions by other regulators, government agencies, and civil litigation. Such investigations, inquiries, enforcement actions, and litigation may cause us to incur substantial costs and could result in negative publicity.

Any transaction in a commodity, including a crypto asset, entered into with or offered to retail investors using leverage, margin, or other financing arrangements (a “retail leveraged commodity transaction”) is subject to CFTC regulation as a futures contract unless such transaction results in actual delivery within 28 days. The meaning of “actual delivery” has been the subject of commentary and litigation, and the CFTC has recently adopted interpretive guidance addressing the “actual delivery” of a crypto asset. To the extent that crypto asset transactions that we facilitate or facilitated are deemed retail leveraged commodity transactions, including pursuant to current or subsequent rulemaking or guidance by the CFTC, we may be subject to additional regulatory requirements and oversight, and we could be subject to judicial or administrative sanctions if we do not or did not at a relevant time possess appropriate registrations. The CFTC has previously brought enforcement actions against entities engaged in retail leveraged commodity transactions without appropriate registrations.

60

Digital assets derivatives are not excluded from the definition of “commodity future” by the CFTC. Furthermore, according to the CFTC, digital assets fall within the definition of a commodity under the Commodities Exchange Act (the “CEA”) and as a result, we may be required to register and comply with additional regulations under the CEA, including additional periodic reporting and disclosure standards and requirements. We may also be required to register as a commodity pool operator and to register as a commodity pool with the CFTC through the National Futures Association. If we are required to register with the CFTC or another governmental or self-regulatory authority, the scope of our business and operations may be constrained by the rules of such authority and we may be forced to incur additional expenses in the form of licensing fees, professional fees and other costs of compliance.

Commodity interests, as such term is defined by the CEA and CFTC rules and regulations, are subject to more extensive supervisory oversight by the CFTC, including licensing of entities engaged in, and platforms offering, commodity interest transactions. This CFTC authority extends to crypto asset futures contracts and swaps, including transactions that are based on current and future prices of crypto assets and indices of crypto assets. To the extent that a crypto asset in which we facilitate or facilitated trading or transactions in a crypto asset which we facilitate or facilitated are deemed to fall within the definition of a commodity interest, whether as a swap or otherwise and including pursuant to subsequent rulemaking or guidance by the CFTC, we may be subject to additional regulatory requirements and oversight and could be subject to judicial or administrative sanctions if we do not or did not at a relevant time possess appropriate registrations as an exchange (for example, as a designated contract market for trading futures or options on futures, or as a swaps execution facility for trading swaps) or as a registered intermediary (for example, as a futures commission merchant or introducing broker). Such actions could result in injunctions, cease and desist orders, as well as civil monetary penalties, fines, and disgorgement, as well as reputational harm. The CFTC has previously brought enforcement actions against entities engaged in crypto asset activities for failure to obtain appropriate exchange, execution facility and intermediary registrations.

Furthermore, the CFTC and the SEC have jointly adopted regulations defining “security-based swaps,” which include swaps based on single securities and narrow-based indices of securities. If a crypto asset is deemed to be a security, certain transactions referencing that crypto asset could constitute a security-based swap. A crypto asset or transaction therein that is based on or references a security or index of securities, whether or not such securities are themselves crypto assets, could also constitute a security-based swap. To the extent that a crypto asset in which we facilitate or have facilitated trading or transactions in a crypto asset which we facilitate or have facilitated are deemed to fall within the definition of a security-based swap, including pursuant to subsequent rulemaking or guidance by the CFTC or SEC, we may be subject to additional regulatory requirements and oversight by the SEC and could be subject to judicial or administrative sanctions if we do not or did not a relevant time possess appropriate registrations as an exchange (for example, as a security-based swaps execution facility) or as a registered intermediary (for example, as a security-based swap dealer or broker-dealer). This could result in injunctions, cease and desist orders, as well as civil monetary penalties, fines, and disgorgement, as well as reputational harm.

Various local, state, federal, and international laws, directives, and regulations apply to our collection, use, retention, protection, disclosure, transfer, and processing of personal data. These data protection and privacy laws and regulations are subject to uncertainty and continue to evolve in ways that could adversely impact our business. These laws have a substantial impact on our operations both outside and in the United States, either directly or as a data processor and handler for various offshore entities.

In the United States, state and federal lawmakers and regulatory authorities have increased their attention on the collection and use of consumer data. In the United States, non-sensitive consumer data generally may be used under current rules and regulations, subject to certain restrictions, so long as the person does not affirmatively “opt-out” of the collection or use of such data. If an “opt-in” model or additional required “opt-outs”, were to be adopted in the United States, less data would be available, and the cost of data would be higher. For example, California recently enacted the CCPA, which became operative on January 1, 2020 and became enforceable by California Attorney General on July 1, 2020, along with related regulations which came into force on August 14, 2020. Additionally, although not effective until January 1, 2023, the California Privacy Rights Act, or the CPRA, which expands upon the CCPA, was passed in the recent election on November 3, 2020.

61

The CCPA gives California residents new rights to access and require deletion of their personal data, opt out of certain personal data sharing, and receive detailed information about how their personal data is processed. The CCPA provides for civil penalties for violations, as well as a private right of action for data breaches that result in the loss of personal data, as discussed above. This private right of action may increase the likelihood of, and risks associated with, data breach litigation. The CPRA significantly modifies the CCPA, including by expanding consumers’ rights with respect to certain personal data and creating a new state agency to oversee implementation and enforcement efforts. The CCPA and CPRA may increase our compliance costs and potential liability, particularly in the event of a data breach, and could have a material adverse effect on our business, including how we use personal data, our financial condition, and our operating results. Additionally, the CCPA has prompted a number of proposals for new federal and state-level privacy legislation, such as in Nevada, Virginia, New Hampshire, and others. If passed, these new laws could add additional complexity, impact our business strategies, increase our potential liability, increase our compliance costs, and adversely affect our business.

On March 9, 2022, President Biden signed an executive order on cryptocurrencies. While the executive order did not mandate any specific regulations, it instructs various federal agencies to consider potential regulatory measures, including the evaluation of the creation of a U.S. Central Bank digital currency. We cannot be certain as to how future regulatory developments will impact the treatment of digital assets under the law, including, but not limited to, whether digital assets will be classified as a security, commodity, currency and/or new or other existing classification. Such additional regulations may result in extraordinary, non-recurring expenses, thereby materially and adversely affecting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain or all of our operations. Any such action could have a material adverse effect on our business, financial condition and results of operations. Further, we may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties as a result of any regulatory enforcement actions, all of which could harm our reputation and affect the value of our common stock.

On April 4, 2022, shortly after President Biden’s executive order, SEC Chairman Gary Gensler announced that he has instructed the SEC staff to work (i) to register and regulate digital asset platforms like securities exchanges; (ii) with the CFTC on how to jointly address digital asset platforms that trade both securities and non-securities; (iii) on segregating out digital asset platforms’ custody of customer assets, if appropriate; and (iv) on segregating out the market making functions of digital asset platforms, if appropriate. These efforts have a high likelihood or resulting in new interpretations or regulations that would have material effects on our business that are impossible to predict.

Regulation Outside of the United States

Outside of the United States, several jurisdictions have banned so-called initial coin offerings, may include token offerings, such as China and South Korea, while Canada, Singapore, Hong Kong, have opined that token offerings may constitute securities offerings subject to local securities regulations.

In Europe, the European General Data Protection Regulation, or the GDPR, took effect on May 25, 2018. As a result of our presence in Europe and our service offering in the European Union, or the E.U., we are subject to the GDPR, which imposes stringent E.U. data protection requirements, and could increase the risk of non-compliance and the costs of providing our products and services in a compliant manner. A breach of the GDPR could result in regulatory investigations, reputational damage, fines and sanctions, orders to cease or change our processing of our data, enforcement notices, or assessment notices (for a compulsory audit). We may also face civil claims including representative actions and other class action type litigation (where individuals have suffered harm), potentially amounting to significant compensation or damages liabilities, as well as associated costs, diversion of internal resources, and reputational harm.

Additionally, the United Kingdom, or the U.K., implemented the Data Protection Act, effective in May 2018 and statutorily amended in 2019, that contains provisions, including its own derogations, for how GDPR is applied in the U.K. From the beginning of 2021 (when the transitional period following Brexit expired), we have to continue to comply with the GDPR and also the U.K.’s Data Protection Act, with each regime having the ability to fine up to the greater of €20 million (£17 million) or 4% of global turnover. The relationship between the U.K. and the E.U. remains uncertain, for example how data transfers between the U.K. and the E.U. and other jurisdictions will be treated and the role of the U.K.’s supervisory authority. In February 2021, the European Commission proposed to issue the U.K. with an “adequacy” decision to facilitate the continued free flow of personal data from E.U. member states to the U.K.; however, this decision is subject to the review and/or approval of the European Data Protection Board and a Committee composed of the representatives of the E.U. Member States. In the meantime, the U.K. remains a “third country” for the purposes of data transfers from the E.U. to the U.K. following the expiration of the four to six-month personal data transfer grace period (from 1 January 2021) set out in the E.U. and U.K. Trade and Cooperation Agreement, unless the adequacy decision is adopted in favor of the U.K. These changes will lead to additional costs as we try to ensure compliance with new privacy legislation, and will increase our overall risk exposure.

62

In addition, the GDPR imposes strict rules on the transfer of personal data out of the E.U. to a “third country” including the United States. These obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other requirements or our practices.

On July 16, 2020, the Court of Justice of the European Union, or CJEU, invalidated the European Union-United States, or E.U.-U.S., Privacy Shield (under which personal data could be transferred from the E.U. to U.S. entities that had self-certified under the Privacy Shield scheme) on the grounds that the Privacy Shield failed to offer adequate protections to E.U. personal data transferred to the United States. In addition, while the CJEU upheld the adequacy of the standard contractual clauses (a standard form of contract approved by the European Commission as an adequate personal data transfer mechanism, and potential alternative to the Privacy Shield), it made clear that reliance on them alone may not necessarily be sufficient in all circumstances. Use of the standard contractual clauses must now be assessed on a case-by-case basis taking into account the legal regime applicable in the destination country, in particular applicable surveillance laws and rights of individuals. The use of standard contractual clauses for the transfer of personal data specifically to the United States remains under review by a number of European data protection supervisory authorities, along with those of some other E.U. member states. German and Irish supervisory authorities have indicated, and enforced in recent rulings, that the standard contractual clauses alone provide inadequate protection for E.U.-U.S. data transfers. On August 10, 2020, the U.S. Department of Commerce and the European Commission announced new discussions to evaluate the potential for an enhanced E.U.-U.S. Privacy Shield framework to comply with the July 16 judgment of the CJEU. Further, the European Commission published new versions of the standard contractual clauses for comment. While the comment period ended in December 2020, the European Commission is expected to finalize and implement the new standard contractual clauses in early 2021. The CJEU’s decision, along with the subsequent guidance issued by the European Data Protection Board on November 11, 2020, and recent statements by E.U. supervisory authorities, and the new versions of the standard contractual clauses, have led to uncertainty regarding the legality of E.U.-U.S. data flows in general and those conducted under the Privacy Shield in particular.

There are additional risks that foreign laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of digital assets by users, merchants and service providers outside the United States. We believe this may impede the growth or sustainability of the digital asset economy, or otherwise negatively affect the value of digital assets.

The examples above are illustrative and are not an exhaustive list of the many different jurisdictions that may regulate us, the approaches regulators may take or the impact regulations may have on us in the future. The effect of any future regulatory changes on the Company, both in the United States and in other countries, are impossible to predict and any such changes could substantially and adversely affect the Company.

Employees

As of October 7, 2022, we had three full-time employees and no part-time employees. In addition, we work with sub-contractors, vendors, consultants, advisors and others for building out and customizing marketplaces.

Properties

Our corporate address is 20801 Biscayne Blvd., Suite 403, Aventura, FL 33180. The primary telephone number for the company is (786) 923-0272. Other than this mailing address, we do not maintain any physical or other office facilities, and we do not anticipate the need for maintaining office facilities at any time in the foreseeable future. The Company pays $334 monthly for the use of this mailing address, offices, conference room and other services, including telephone reception.

63

Smaller Reporting Company Status

We qualify as a “smaller reporting company” under Rule 12b-2 of the Exchange Act, which is defined as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that (i) has a public float of less than $250 million, or (ii) has annual revenues of less than $100 million and either (a) no public float, or (b) a public float of less than $700 million. Whether an issuer is a smaller reporting company is determined on an annual basis. As a smaller reporting company, we are not required to, and may not, include a Compensation Discussion and Analysis section in our proxy statements; we will provide only two years of financial statements; we need not provide the table of selected financial data; and we are not required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our common stock less attractive to potential investors, which could make it more difficult for our stockholders to sell their shares.

Organizational Chart

The following is a current organization chart of our Company:

Legal Proceedings

From time to time, we are involved in various legal proceedings arising from the normal course of business activities. We are not presently a party to any litigation the outcome of which, we believe, if determined adversely to us, would individually or taken together have a material adverse effect on our business, operating results, cash flows or financial condition. Defending such proceedings is costly and can impose a significant burden on management and employees. The results of any current or future litigation cannot be predicted with certainty, and regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors.

Corporate History

The Company was incorporated in Nevada on January 5, 2011.

On January 6, 2011, we acquired 100% of BC, a Florida corporation incorporated on September 13, 2010, by our then-CEO and Director contributing 100% of the outstanding shares to the Company. As a result, BC became a wholly owned subsidiary of the Company.

BC is no longer active at this time and does not have any assets or operations. On June 11, 2021, the Company formed HYFI CORP, a Florida corporation, as its wholly owned subsidiary.

On May 12, 2012, the Company formed FTZ Energy Exchange Inc., a wholly owned subsidiary, for the future development of an energy exchange. On June 7, 2012, the Company’s then-Chief Executive Officer contributed 100% of his member interest in FTZ Exchange, LLC (“FTZ”), a wholly owned subsidiary, to the Company for no consideration. FTZ is a licensing company that licenses business know-how and technology to build transaction fee-based exchanges for the sale of products and services in vertical markets.

On August 2, 2012, the Company formed Agribopo, Inc., a wholly owned subsidiary for the development of biomass related projects. On November 27, 2012, the Company entered into a non-exclusive global license with Advanced Green Technologies, LLC to convert biomass wastes from animals, humans and cellulosic biomass to cellulosic ethanol, fertilizer and other derivative products.

64

On October 24, 2014, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with Green3Power Holdings Company (“G3P”) to acquire G3P and its wholly owned subsidiaries, Green3Power Operations Inc. (“G3P OPS”) and Green3Power International Company (“G3PI”) through a stock-for-stock exchange (the “Exchange”). Following entry into the Exchange Agreement, we conducted all of our operations, which primarily consisted of the development of waste-to-energy projects and services, including design, permitting, equipment procurement, construction management, operation of the intended facilities and maintenance of such facilities, through G3P.

By October 24, 2016, G3P had failed to meet the provisions of the Exchange Agreement that would allow G3P to take over control of the Company. As a result, the Company’s Board of Directors tried to come to an arrangement to separate BioPower from its subsidiaries, but in the end, decided that it would be in the best interests of the Company’s shareholders to move forward looking for a new acquisition. From October 24, 2016 until February 2017, the Company continued project development of waste-to-energy projects with extremely limited funds. In February 2017, the Company ceased all operations. At that time, we became a shell company.

In 2019, we entered into a memorandum of understanding with WPP Energy GmbH and China Energy Partners, but after exhausting all efforts we were unable to negotiate a definitive agreement or close the transaction.

On July 28, 2021, the Company amended and restated its articles of incorporation, as amended, in order to (i) increase the number of authorized shares of common stock from 100,000,000 to 500,000,000, (ii) increase the number of authorized shares of preferred stock from 10,000 to 5,000,000, (iii) change the par value of the preferred stock from $1.00 par value per share to $0.0001 par value per share; and (iv) increase the number of directors from one to four. Currently, the Company has authorized 500,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share.

On October 7, 2021, we filed a certificate of amendment to our amended and restated articles of incorporation in order to change our corporate name from BioPower Operations Corporation to HyFi Corp (the “Name Change”) to more closely align the Company name with our products and services. Although the Name Change has been effected in the State of Nevada, the Name Change and our request for a new stock symbol will only become effective following clearance by the Financial Industry Regulatory Authority (FINRA), which is currently still pending.

During the quarter ending February 28, 2022, we commenced operations and accordingly, we ceased to be a shell company.

Going Concern

For the year ended November 30, 2021 the Company generated revenues of $175,000 and reported a net loss of $441,324 and negative cash flow from operating activities of $441,324. For the six months ended May 31, 2022, the Company generated revenues of $246,700, reported a net loss of $13,138, and had negative cash flow from operating activities of $11,958. As noted in the consolidated financial statements of the Company, as of May 31, 2022, the Company had an accumulated deficit of $9,568,948. There is substantial doubt regarding the ability of the Company to continue as a going concern as a result of its historical recurring losses and negative cash flows from operations as well as its dependence on private equity and financings. See “Risk Factors— The Company has a history of operating losses, and its management has concluded that factors raise substantial doubt about its ability to continue as a going concern and the auditor of the Company has included explanatory paragraphs relating to its ability to continue as a going concern in its audit report for the years ended November 30, 2021 and 2020.”

Our unaudited financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The unaudited financial statements do not include any adjustments that might result from the outcome of this uncertainty. We have a minimal operating history and minimal revenues or earnings from operations. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues for the immediate future.

65

There is substantial doubt that we can continue as an ongoing business for the next 12 months unless we obtain additional capital to pay our expenses. We must raise cash from sources other than revenues generated, such as from the proceeds of loans, public or private equity sales, and/or advances from related parties. There is no guarantee that any loans will be received, any equity sales will be made, and/or any related parties will provide sufficient funds for us to continue to operate on acceptable terms.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

PROPERTIES

Our corporate address is 20801 Biscayne Blvd., Suite 403, Aventura, FL 33180. The telephone number at our corporate address is (786) 923-0272. Other than this mailing address, we do not maintain any physical or other office facilities, and we do not anticipate the need for maintaining office facilities at any time in the foreseeable future. The Company pays $334 monthly for the use of this mailing address, offices, conference room and other services, including telephone reception.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with (i) BioPower’s financial statements and related notes thereto, and (ii) the section entitled “Description of Business,” included in this prospectus. The discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in those forward-looking statements as a result of many factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this prospectus. As used in this section “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” unless otherwise indicated or the context requires, the terms “BioPower,” “BioPower Operations,” “HyFi,” “HyFi Corp.,” the “Company,” “we,” “our,” “ours” or “us” refer to BioPower Operations Corporation, a Nevada corporation, and its subsidiaries. Peak One Opportunity Fund, L.P. is referred to herein as “Peak One”, Peak One Investments, LLC is referred to herein as “Investments”. Peak One and Investments are referred to herein as the “Selling Securityholders”.

Overview

BioPower Operations Corporation (“we,” “our,” “BioPower”, or the “Company”) was incorporated in Nevada on January 5, 2011. On January 6, 2011, the shareholders of BioPower Corporation (“BC”), which was incorporated in the State of Florida on September 13, 2010 and re-domiciled to Nevada on January 5, 2011, contributed their shares of BC to our Company and BC became a wholly owned subsidiary of our Company. BC is no longer active at this time and does not have any assets or operations. On June 11, 2021, the Company formed HYFI CORP, a Florida corporation, as its wholly owned subsidiary. From 2017 until February 17, 2022, the Company was a shell company, as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On February 17, 2022, we commenced operations and, accordingly, we ceased to be a shell company at that time.

We are a U.S.-based fintech company that has developed and owns an innovative hybrid Centralized and Decentralized Finance (“CeDeFi”) blockchain technology called “HyFi”. The Company’s primary objective is to operate a HyFi marketplace in which a wide variety of commercial transactions and investments can take place. The HyFi marketplace will use the Ethereum public blockchain, which is the largest decentralized market community and natively supports the deployment of smart contracts and decentralized applications (“dApps”).

66

We have created what we believe to be utility tokens called “HyFi Tokens”, which are different from common cryptocurrencies like Bitcoin. Cryptocurrency relies on a decentralized cryptographic model to facilitate verifiable transactions. Cryptocurrencies are designed to transfer monetary value and to be a universally acceptable currency to compete with fiat currencies like the U.S. Dollar or Euro. In contrast, the HyFi Token system relies on a centralized ledger that we maintain to record verifiable transactions. HyFi Tokens are intended to only have purpose and value on our HyFi marketplace. HyFi Tokens are not intended to become a universally accepted cryptocurrency or have any purpose outside of our HyFi ecosystem.

Our dApps will initially consist of smart contracts; initial license offerings (“ILOs”); bridge loan offerings (“BLOs”); pre-initial public offerings (“IPOs”); and creation and transfer of Non-Fungible Tokens (“NFTs”), which are cryptographic assets on a blockchain with unique identification codes and metadata that distinguish them from each other. For example, we intend to offer NFTs that are fractionalized pieces of unique artwork relating to the Roman Goddess Athena. Our dApps are planned to be issued as an ERC-20 token, which is the technical standard for fungible tokens created using the Ethereum blockchain. A fungible token is one that is interchangeable with another token—where the well-known non-fungible tokens (NFTs) are not interchangeable. ERC-20 allows different smart-contract enabled tokens a way to be exchanged, like an on and off ramp. Tokens, in this regard, are a representation of an asset, right, ownership, access, cryptocurrency, or anything else that is not unique in and of itself but can be transferred. The standard allows tokens representing one of these factors—along with smart contracts—to be exchanged for a token that represents another. Smart contracts are conditions written into the coding that execute different aspects of a transaction between parties.

We believe that our dApps are considered to be “security tokens” which are digital assets that represent transferred ownership rights or asset value to a blockchain token. A security token is created using tokenization, where the investment criteria are selected. The information is entered into the blockchain, which then creates a token. When issuing any dApps, the Company intends to seek exemption from registration under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to an available exemption either under Regulation D under the Securities Act or Regulation A under the Securities Act. The Company intends to comply with any current or future laws and regulations in respect of its dApps, HyFi Tokens and its NFTs.

One of our goals is to make decentralized finances (“DeFi”) marketplaces accessible for issuers who register offerings with the SEC or comparable international regulators to offer NFT initial license offerings (“ILOs”) and bridge loan offerings (“BLOs”). HyFi also seeks to provide an NFT Vault (the “Vaults”) offering which aims to provide a modern marketing solution to reach today’s buyers around the world. The Vaults seek to enable HyFi Partner companies to collaborate with HyFi, or license our technology, to market their products and services. We believe that this unique blockchain technology marketing tool can also track distributors, affiliates and influencers successes and sales for the promotion and introduction of the products or services. HyFi technology may also allow for the transparent trading of decentralized assets like NFTs and digital assets in the future.

The HyFi platform website was launched on November 8, 2021 and is available for view and partial use at the following site: http://hyfi.exchange/. Information contained on, or accessible through, this website is not a part of, and is not incorporated by reference into, this Prospectus. Currently, the only available feature of the HyFI Platform is the HyFi Vault program which began minting NFTs in September 2022. We are currently developing but have not yet launched the ILO marketplace. We have a demo of the ILO marketplace on the platform website and intend to launch it in the fourth fiscal quarter of 2022. The HyFi Vault NFT was successfully launched and is minting NFTs as of September 2022. The HyFi NFT Launchpad, for brands and companies, is expected to be launched in the fourth fiscal quarter of 2022.

On July 28, 2021, the Company amended and restated its articles of incorporation, as amended, in order to (i) increase the number of authorized shares of common stock from 100,000,000 to 500,000,000, (ii) increase the number of authorized shares of preferred stock from 10,000 to 5,000,000, (iii) change the par value of the preferred stock from $1.00 par value per share to $0.0001 par value per share; and (iv) increase the number of directors from one to four. Currently, the Company has authorized 500,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share.

On October 7, 2021, we filed a certificate of amendment to our amended and restated articles of incorporation in order to change our corporate name from BioPower Operations Corporation to HyFi Corp (the “Name Change”) to more closely align the Company name with our products and services. Although the Name Change has been effected in the State of Nevada, the Name Change and our request for a new stock symbol will only become effective following clearance by the Financial Industry Regulatory Authority (FINRA), which is currently still pending.

67

For the year ended November 30, 2021 the Company generated revenues of $175,000, which revenue was generated by the sale of 4,125,000 HyFi Tokens to two customers, and reported a net loss of $441,324 and negative cash flow from operating activities of $441,324. For the six months ended May 31, 2022, the Company generated revenues of $246,700, reported a net loss of $13,138, and had negative cash flow from operating activities of $11,958. As noted in the consolidated financial statements of the Company, as of May 31, 2022, the Company had an accumulated deficit of $9,568,948. There is substantial doubt regarding the ability of the Company to continue as a going concern as a result of its historical recurring losses and negative cash flows from operations as well as its dependence on private equity and financings. See “Risk Factors— The Company has a history of operating losses, and its management has concluded that factors raise substantial doubt about its ability to continue as a going concern and the auditor of the Company has included explanatory paragraphs relating to its ability to continue as a going concern in its audit report for the years ended November 30, 2021 and 2020.”

In addition to the Equity Line with Peak One, we must raise cash from sources other than revenues generated, such as from the proceeds of loans, public or private equity sales, and/or advances from related parties in order to continue to implement our operations for the next 12 months.

History

For a detailed description of our history see “Description of Business – Corporate History” on page 48 of this prospectus.

Recent Developments

Equity Line with Peak One Opportunity Fund, L.P.

On August 8, 2022, the Company entered into an equity line of credit (“Equity Line”) established by an Equity Purchase Agreement (the “Equity Purchase Agreement”) and Registration Rights Agreement (the “Registration Rights Agreement”) with Peak One Opportunity Fund, L.P., a Delaware limited Partnership (the “Investor”). Pursuant to the Equity Purchase Agreement, the Company has the right, but not the obligation to direct the Investor to purchase up to $15,000,000.00 (the “Maximum Commitment Amount”) in shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) in multiple tranches (the “Put Shares”). Further under the Equity Purchase Agreement and subject to the Maximum Commitment Amount, the Company has the right, but not the obligation, to submit a Put Notice (as defined in the Equity Purchase Agreement) from time to time to the Investor (i) in an amount not less than $15,000 and (ii) in a maximum amount up to the lesser of (a) $300,000 or (b) 200% of the Average Daily Trading Value, as defined in the Equity Purchase Agreement. “Average Daily Trading Value” is defined in the Equity Purchase Agreement as the average trading volume of the Common Stock, on the principal market in which it trades (the “Principal Market”), during the ten trading days immediately preceding the applicable put date multiplied by the lowest closing bid price of the Company’s Common Stock on the Principal Market.

In exchange for Investor entering into the Equity Purchase Agreement, the Company agreed, among other things, to (i) issue Peak One Investments, LLC, a Delaware limited liability company (“Investments”), a Common Stock Purchase Warrant (the “Warrant”) to purchase up to 500,000 shares of Common Stock at a fixed exercise price of $0.20 per share, subject to the terms of the Warrants, with a five-year exercise period commencing August 8, 2022, which was the date the Warrant was issued and (ii) file a registration statement registering the Common Stock issuable to the Investor under the Equity Purchase Agreement and the Warrant Shares issuable to Investments for resale (the “Registration Statement”) with the Securities and Exchange Commission within 60 calendar days of the Equity Purchase Agreement, as more specifically set forth in the Registration Rights Agreement. The Registration Rights Agreement further provides that the costs associated with all Registration Statement are to be borne by the Company.

The obligation of Investor to purchase the Company’s Common Stock commenced on the date of entry into the Equity Purchase Agreement, which was August 8, 2022, ending on earlier of: (i) the date on which Investor shall have purchased Common Stock pursuant to the Equity Purchase Agreement equal to the Maximum Commitment Amount (ii) thirty-six (36) months after the date of entry into the Equity Purchase Agreement (iii) delivery of written notice of termination of the Equity Purchase Agreement by the Company to the Investor (which shall not occur during any Valuation Period, as such term is defined in the Equity Purchase Agreement, or at any time that the Investor holds any of the Put Shares) (iv) the Registration Statement is no longer effective after the initial effective date of the Registration Statement or (v) the date that the Company commences a voluntary case or any person commences a proceeding against the Company, a custodian is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors (the “Commitment Period”).

68

During the Commitment Period, the initial purchase price to be paid by the Investor for the Common Stock under the Equity Purchase Agreement shall be 90% of the closing bid price of the Common Stock on the trading day immediately preceding the respective Put Date (as defined in the Equity Purchase Agreement) on the Principal Market and the purchase price thereafter shall mean 90% of the Market Price, which is defined as the lesser of the (i) closing bid price of the Common Stock on the Principal Market on the trading day immediately preceding the respective Put Date, or (ii) lowest closing bid price of the Common Stock during the Valuation Period (as defined in the Equity Purchase Agreement), in each case as reported by Bloomberg Finance L.P or other reputable source designated by Investor. The term “Valuation Period” means the period of seven trading days immediately following the clearing date associated with the applicable Put Notice.

The number of Put Shares to be purchased by the Investor shall not exceed the number of such shares that, when aggregated with all other shares of Common Stock then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning more than the Beneficial Ownership Limitation as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable pursuant to a Put Notice.

The Equity Purchase Agreement, the Warrant and the Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, Investor represented to the Company, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

The foregoing descriptions of the Equity Purchase Agreement, the Warrant and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached as Exhibit 10.14, 10.15 and 10.16 to the registration statement of which this prospectus forms a part. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

PIP North America ILO and Multi-Agreement

On June 26, 2022, the Company entered into an ILO and Multi-Agreement (the “PIP Agreement”) with PIP North America Inc. (“PIP”). Pursuant to the terms of the PIP Agreement, the Company agreed to provide PIP the exclusivity to list the first initial license offering (“ILO”) for a minimum of 90 days. PIP can mutually agree to allow the Company to list another ILO during this period and PIP will receive 50% of gross revenues. Pursuant to the terms of the PIP Agreement, PIP will not pay any listing fee for its first three ILOs, and the Company will provide free consulting services to help structure the ILOs. Further, pursuant to the terms of the PIP Agreement, 6he Company agreed to provide services necessary from Super How for the customization of the HyFi technology for the first three PIP ILOs, including smart contracts for each listing. Additionally, pursuant to the terms of the PIP Agreement, the Company agreed to provide, at the Company’s cost, Prime Trust for anti-money laundering (AML) and know your customer (KYC) services, including processing of the payments, conversion of tokens to fiat currency for the use by the ILO issuer and all other services necessary for any ILOs, projects or bridge loans that PIP agrees to list on HyFi marketplaces to raise capital.

Pursuant to the terms of the PIP Agreement, the Company also agreed to provide PIP with Exclusive License options for one-year $1 million and five-year $10 million exclusives for the agriculture category on the HyFi DeFi marketplaces. Whoever brings the issuer will receive 75% of the gross revenues and whoever does not bring the issuer will receive 25% of the gross revenues. The option for the one-year exclusive must be exercised while the first PIP ILO is listed on the HyFi ILO marketplace and, once exercised, will last for one year. Within 90 days of the expiration of the one-year exclusive license, PIP must exercise the 5-year license.

69

Pursuant to the terms of the PIP Agreement, PIP agreed to pay the Company 5% of gross sales of PIP vaults plus usual and customary percentages charged by third party vendors for the vault program. Pursuant to the terms of the PIP Agreement, PIP also agreed to purchase, and the Company agreed to sell, 500,000 shares of restricted common stock at a purchase price of $0.25 per share. Further, pursuant to the terms of the PIP Agreement, PIP agreed to purchase, and the Company agreed to sell, 3,125,000 HyFi Tokens at a purchase price of $0.04 per token for $125,000. The HyFi Tokens can be used as utility tokens in conjunction with HyFi DeFi marketplace fees and services, HyFi vaults, HyFi memberships and any other HyFi fees and services.

Pursuant to the terms of the PIP Agreement, the Company agreed to grant PIP an option to purchase up to 50 HyFi vaults for $1,000. The option will expire on August 30, 2022. Additionally, pursuant to the terms of the PIP Agreement, the Company agreed to provide a license for the HyFi Vault Program, a blockchain promotional and marketing program, and services necessary from third party vendors, including Super How and Sanctum Studios. In exchange for the above, PIP agreed to pay to the Company $500,000. The Company agreed to use this payment as part of the payments to retire the China Energy Note, as amended.

China Energy Partners Note Amendment

On June 22, 2022, the Company entered into the Addendum and Amendment of Promissory Note (the “Note Amendment”) by and between the Company and China Energy Partners, LLC (“China Energy”). Pursuant to the terms of the Note Amendment, the Company and China Energy agreed to amend the Senior Promissory Note issued by the Company to China Energy on June 29, 2021 (the “China Energy Note”) such that (i) the principal amount and accrued interest under the China Energy Note will be repaid in full on or before June 28, 2022, with $800,000 to be paid in cash and $200,000 to be paid via the transfer to China Energy of tokens to an electronic wallet; and (ii) the parties agree that $60,000 in interest previously accrued under the China Energy Note was satisfied via the transfer by the Company to China Energy of 53 HyFi NFT Athena vaults.

On June 28, 2022, the China Energy Note, as amended by the Note Amendment, was paid in full.

Diagonal Lending Securities Purchase Agreement & Convertible Note

On May 31, 2022, the Company entered into a Securities Purchase Agreement (the “Diagonal Lending SPA”) by and between the Company and 1800 Diagonal Lending LLC (“Diagonal Lending”). Pursuant to the terms of the Diagonal Lending SPA, the Company agreed to sell, and Diagonal Lending agreed to purchase, a convertible note of the Company in the aggregate principal amount of $90,000. The Diagonal Lending SPA includes customary representations, warranties, and covenants by the respective parties and closing conditions.

On May 31, 2022, pursuant to the terms of the Diagonal Lending SPA, the Company issued to Diagonal Lending a convertible promissory note (the “Diagonal Lending Note”) in the principal amount of $90,000. The Diagonal Lending Note was funded on June 23, 2022. The Diagonal Lending Note bears interest at a rate of 10% per annum and matures on May 31, 2023. The Diagonal Lending Note may not be prepaid in whole or in part except as otherwise explicitly set forth in the Diagonal Lending Note. Any amount of principal or interest which is not paid when due will bear interest at a rate of 22% per annum.

Diagonal Lending has the right from time to time, and at any time following November 27, 2022 and ending on the earlier of (i) payment of all amounts due under the Diagonal Lending Note, (ii) May 31, 2023, if all amounts are repaid in full at such time, or (iii) the date full repayment of all indebtedness to convert all or any part of the indebtedness into common stock subject to the terms of the Digital Lending Note at the Conversion Price (as hereinafter defined). The “Conversion Price” means 65% multiplied by the lowest trading price for the Company’s common stock during the 10-trading day period ending on the latest complete trading day prior to the conversion date, subject to a 4.99% equity blocker and subject to the terms of the Diagonal Lending Note.

70

The Diagonal Lending Note may be prepaid; provided, however, that if the Company exercises its right to prepay, the Company will make payment to Diagonal Lending of an amount in cash equal to the percentage as set forth in the table below, multiplied by the sum of: (w) the then outstanding principal amount of the Diagonal Lending Note, plus (x) accrued and unpaid interest on the unpaid principal amount of the Diagonal Lending Note, plus (y) default interest, if any, on the amounts referred to in clauses (w) and (x) plus (z) certain other amounts owed to Diagonal Lending pursuant to the terms of the Diagonal Lending Note.

Prepayment Period	Prepayment Percentage
May 31, 2022 to July 30, 2022	120%
July 31, 2022 to October 28, 2022	125%
October 29, 2022 to November 27, 2022	130%

After November 27, 2022, prepayment will be subject to agreement of the parties with respect to the applicable prepayment percentage.

The Athena Project with Sanctum Studios

On April 6, 2022, BioPower Operations Corporation (the “Company”) entered into an agreement (the “Sanctum Agreement”) with Sanctum Studios (“Sanctum”) relating to The Athena Project. Pursuant to the terms of the Sanctum Agreement, Sanctum agreed to conceptualize, create and produce a collection of 20,000 digital art assets based on the Greek Goddess Athena, in exchange for payment by the Company of $121,000 and certain variable rate payments depending on the number of vaults sold by the Company. The $121,000 is payable by the Company in three equal installments of $40,333.33 due on April 4, 2022, May 19, 2022 and July 1, 2022. The Sanctum deliverables were due by July 1, 2022 and were provided 6 weeks after the due date.

Clarke Compton Stock Purchase Agreement

On March 5, 2022, BioPower Operations Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Compton SPA”) by and between the Company and Clarke Compton. As previously disclosed, on October 7, 2021, the Company filed a certificate of amendment (the “Certificate of Amendment”) to its amended and restated articles in the State of Nevada and with the Financial Industry Regulatory Authority (“FINRA”), in order to change its corporate name from BioPower Operations Corporation to HyFi Corp (the “Name Change”). The State of Nevada has officially changed the name of the Company to HyFi Corp. The Name Change and stock symbol change will not be effective for Securities and Exchange Commission or trading purposes until it is cleared by FINRA.

Pursuant to the terms of the Compton SPA, the Company agreed to sell, and Mr. Compton agreed to purchase, 625,000 shares of the Company’s common stock for a total purchase price of $250,000.

COVID-19 Impact

Due to the digital/remote nature of the Company’s business, COVID-19 has had, and is expected to have, only a limited effect on the Company’s operations. Notwithstanding the foregoing, the long-term financial impact of coronavirus on the Company cannot be reasonably estimated at this time and may ultimately have a material adverse impact on our business, financial condition, and results of operations.

Plan of Operation

We were dormant from February 2017 to June 29, 2021. On February 17, 2022, we commenced operations and, accordingly, we ceased to be a shell company at that time.

We have initiated our HyFi Vault Program and launched our Pre-Sale phase on June 20, 2022. The HyFi platform website was launched on November 8, 2021 and is available for view and partial use at the following site: http://hyfi.exchange/. Information contained on, or accessible through, this website is not a part of, and is not incorporated by reference into, this Prospectus. Currently, the only available feature of the HyFI Platform is the HyFi Vault program which began minting NFTs in September 2022. We are currently developing but have not yet launched the ILO marketplace. We have a demo of the ILO marketplace on the platform website and intend to launch it in the fourth fiscal quarter of 2022. The HyFi Vault NFT was successfully launched and is minting NFTs as of September 2022. The HyFi NFT Launchpad, for brands and companies, is expected to be launched in the fourth fiscal quarter of 2022.

71

We also intend to license our vault technology program to other companies seeking to promote their own brand, products and services.

We continue to work on the regulatory and technology needs for our full launch of the DeFi Marketplaces. These include obtaining multiple attorney opinion letters, which have now been accepted for U.S. related matters by a major trust company (PrimeTrust). We still need to obtain attorney opinion letters for European related matters and to subsequently have such attorney opinion letters accepted by a major trust company (PrimeTrust).

The Company has been in discussions with various companies in energy and agriculture who are interested in listing their NFTs on the ILO, BLO and NFT enabled HyFi DeFi Marketplace. At the same time, we are working with our vendors to build out the DeFi Marketplace. We are also in licensing discussions for our Vault technology program and DeFi marketplaces.

There can be no assurance that any of the above market segments will materialize, produce customers or revenue, or that the Company will achieve profitability.

Limited Operating History; Need for Additional Capital

We cannot guarantee we will be successful in our business operations. We have generated limited revenue since inception. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to the price and cost increases in supplies and services.

If we are unable to meet our needs for cash from either our operations, or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

Results of Operations

For the Year Ended November 30, 2021 Compared to the Year Ended November 30, 2020

	For the Years Ended November 30,
	2021	2020
Revenue	$175,000	$-

Operating expenses
Selling, general and administrative expenses	461,263	-
Total operating expenses	461,263	-

Loss from operations	(286,263)	-

Other expenses
Interest expense	(44,990)	(44,990)
Interest expense -related party	(110,071)	(84,755)
Total other expenses	(155,061)	(129,745)

Net loss	$(441,324)	$(129,745)

The accompanying notes are an integral part of these consolidated financial statements.

72

Net Revenue

We have generated revenues from operations of $175,000 for the year ending November 30, 2021, $446,700 through May 31, 2022. We generated no revenue for the fiscal year ended November 30, 2020.

Operating Expenses

Operating expenses were $461,263 for the year ended November 30, 2021, compared to $0 for the year ended November 30, 2020.

Income (loss) from Operations

Loss from operations was $286,263 for the year ended November 30, 2021, compared to $0 for the year ended November 30, 2020.

Other expenses

Total operating expenses for the year ended November 30, 2021 is $155,061, which consists of interest expenses, of which $110,071 is related party interest, compared to $129,745 for the year ended November 30, 2020, which consists of interest expenses, of which $84,755 is related party interest.

Net Loss

Net loss for the year ended November 30, 2021 was $441,324, compared to $129,745 for the year ended November 30, 2020 for the reasons discussed above.

For the Three Months Ended May 31, 2022 Compared to the Three Months Ended May 31, 2021

	For the three months ended May 31,
	2022	2021
Revenue	$246,700	$-

Operating expenses
Selling, general and administrative expenses	212,443	8,081
Total operating expenses	212,443	8,081

Income (loss) from operations	34,257	(8,081)

Other expenses
Interest expense	(11,248)	(11,247)
Interest expense -related party	(36,147)	(21,189)
Total other expenses	(47,395)	(32,436)

Net loss	$(13,138)	$(40,517)

Net Revenue

Net revenue is $246,700 for the three months ended May 31, 2022, compared to net revenue of $0 for the three months ended May 31, 2021. The increase in revenue coincided with the Company exiting shell company status on February 17, 2022 to commence operations.

Operating Expenses

Total operating expenses is $212,443 for the three months ended May 31, 2022, compared to $8,081 for the three months ended May 31, 2021. The increase in operating expenses coincided with the Company exiting shell company status on February 17, 2022 to commence operations.

73

Income (loss) from Operations

Loss from operations is $212,443 for the three months ended May 31, 2022, compared to $8,081 for the three months ended May 31, 2021. The increase in loss from operations coincided with the Company exiting shell company status on February 17, 2022 to commence operations.

Other expenses

Other expenses for the three months ended May 31, 2022 is $47,395, which consists of interest expenses, of which $36,147 was related party interest, compared to $32,436 for the three months ended May 31, 2021, which consists of interest expenses, of which $21,189 was related party interest.

Net Loss

Net loss for the three months ended May 31, 2022 was $13,138, compared to $40,517 for the three months ended May 31, 2021 for the reasons discussed above.

Liquidity and Capital Resources

For the three months ended May 31, 2022, we had $246,700 in revenue from the sale of HyFi Tokens, which includes a related party transaction of $110,700, which represents an increase of $246,700 over $0 revenue for the three months ended May 31, 2021 when we were not in operation. Our net loss from operations at May 31, 2022, was $13,138, resulting from $246,700 in revenue, $212,443 in selling, general and administrative expenses and $47,395 in interest expenses which resulted in an increase of $27,379 versus a net loss of $40,517 for the three months ended May 31, 2021 when we had $40,517 in interest expenses against $0 revenues.

We have primarily financed our operations through the sale of unregistered equity and convertible notes payable. As of November 30, 2021, we had a cash balance of $95,973 and current assets of $95,973. As of November 30, 2020 we had $0 in assets. We had current and total liabilities totaling $5,507,151 as of November 30, 2021 and $4,364,469, as of November 30, 2020.

As of May 31, 2022, we had a cash balance of $522,356 and total assets of $613,173. As of May 31, 2021, we had a cash balance of $95,973 and total assets of $95,973.

Convertible Promissory Notes

Notes payable consists of the following:

	Balance	Interest Rate	Maturity
Demand loans	$551,167	4% to 8%	Various
Reclassification of accrued compensation to notes payable	143,031	8%	December 1, 2017
Balance –May 31, 2022 and November 30, 2021	$694,198

As of May 31, 2022 and November 30, 2021, all loans are past due and in default.

On July 27, 2016, the Company entered into demand loan agreements with a third-party investor totaling $193,667 at 4% interest, payable upon demand.

Between October 28, 2011 and January 7, 2012, the Company issued a total of $70,000 in notes payable, due May 31, 2012. Interest on the notes is payable at 4%. The lender may elect to convert the loan before maturity at a conversion price of $0.25 per share. The loans are currently past due.

74

On December 3, 2013, the Company entered into convertible debt agreements with a third-party investor totaling $62,500 at 8% interest, payable upon demand. The debt is convertible into shares of common stock at a conversion price of $0.10 per share, for any amount up to 50% of the original amount of the notes. As of May 31, 2022 and November 30, 2021, the note was in default.

On July 30, 2015, the Company entered into convertible debt agreements with a third-party investor totaling $200,000 at 8% interest, due on December 31, 2015. The debt is convertible into shares of common stock at a conversion price of $0.15 per share. As of May 31, 2022 and November 30, 2021, the note was in default.

On May 23, 2016, the Company entered into convertible debt agreements with a third-party investor totaling $25,000 at 8% interest, due on May 23, 2018. The debt is convertible into shares of common stock at a conversion price of $0.10 per share. As of May 31, 2022 and November 30, 2021, the note was in default.

On July 30, 2015, the Company entered into convertible debt agreements with a third-party investor totaling $15,000 at 8% interest, due on May 23, 2018. The debt is convertible into shares of common stock at a conversion price of $0.15 per share. As of May 31, 2022 and November 30, 2021, the note was in default.

On July 30, 2015, the Company entered into convertible debt agreements with a third-party investor totaling $15,000 at 8% interest, due on May 23, 2018. The debt is convertible into shares of common stock at a conversion price of $0.15 per share. As of May 31, 2022 and November 30, 2021, the note was in default.

Between December 3, 2014 and July 28, 2015, the Company issued a total of $113,031 in notes payable. Interest on the notes is payable at 8%. The loans were due prior to December 31, 2015 and are past due.

Accrued interest on notes payable and convertible debt at May 31, 2022 and November 30, 2021 amounted to $297,565 and $275,071, respectively, which is included as a component of accounts payable and accrued expenses.

Interest expense on notes payable and convertible debt with third parties amounted to $11,247 and $11,247 for the three months ended May 31, 2022 and May 31, 2021 respectively. Interest expense on notes payable and convertible debt with third parties amounted to $22,494 and $22,494 for the six months ended May 31, 2022 and May 31, 2021 respectively.

Capital Expenditures

Our current plans do not call for our Company to expend significant amounts for capital expenditures for the foreseeable future beyond relatively insignificant expenditures for office furniture and information technology related equipment as we add employees to our Company.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (the “ASC”) which is the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. The interim unaudited condensed consolidated financial statements included in this registration statement should be read in conjunction with our audited annual financial statements for the years ended November 30, 2021 and 2020, included in this registration statement.

Going Concern

The Company adopted the Financial Accounting Standards Board’s (“FASB”) Accounting Standard Codification (“ASC”) Topic 205-40, Presentation of Financial Statements – Going Concern, which requires that management evaluate whether there are relevant conditions and events that, in the aggregate, raise substantial doubt about the entity’s ability to continue as a going concern and to meet its obligations as they become due within one year after the date that the financial statements are issued.

75

The accompanying unaudited financial statements have been prepared assuming that we will continue as a going concern. While the Company is attempting to generate additional revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues. The Company will require additional cash funding to fund operations. Therefore, the Company concluded there was substantial doubt about the Company’s ability to continue as a going concern.

To fund further operations, the Company will need to raise additional capital. The Company may obtain additional financing in the future through the issuance of its common stock, or through other equity or debt financings. The Company’s ability to continue as a going concern or meet the minimum liquidity requirements in the future is dependent on its ability to raise significant additional capital, of which there can be no assurance. If the necessary financing is not obtained or achieved, the Company will likely be required to reduce its planned expenditures, which could have an adverse impact on the results of operations, financial condition and the Company’s ability to achieve its strategic objective. There can be no assurance that financing will be available on acceptable terms, or at all. The financial statements contain no adjustments for the outcome of these uncertainties. These factors raise substantial doubt about the Company’s ability to continue as a going concern and have a material adverse effect on the Company’s future financial results, financial position and cash flows.

Off-Balance Sheet Arrangements

As of November 30, 2021 and as of May 31, 2022, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act reasonably likely to have a material effect on our financial condition.

Critical Accounting Policies and Estimates

Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with US GAAP. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

Our company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

76

MANAGEMENT

The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each. Our Board of Directors elects our executive officers annually by majority vote. Each director’s term continues until his or her successor is elected or qualified at the next annual meeting unless such director earlier resigns or is remove. Set forth below is certain information concerning the directors and executive officers of the Company.

The following are the officers and directors of the Company as of the date of this report.

Name	Age	Position
Troy MacDonald	53	Chairman of the Board and Chief Executive Officer
Adam Benchaya	35	President, Chief Marketing Officer and Director
Robert D. Kohn	72	Chief Financial Officer and Director
Thomas Perez	30	Director

Troy MacDonald. Since December 2017, Mr. MacDonald has served as Chief Operating Officer of WPP Energy GmbH, a private Swiss renewable energy company (“WPP Energy”), and as Chief Operating Officer and Chief Innovation Officer beginning in 2020. He remains a key contributor and stakeholder in WPP Energy. Prior to December 2017, Mr. MacDonald founded The Monetary Man Inc. in June 2004, Gem of a Diamond in 2012 and Investors Gold Corporation in 2014. Collectively, the three companies focused on precious metals, gems and currency.

Mr. MacDonald is co-founder of HyFi Exchange and is also co-founder and co-architect of the HyFi Platform, WPP Token and HyFi Token. He led the effort to successfully create high level partnerships with exchanges, advisors, developers, investors, community support people and other key ecosystem participants.

While in his role at WPP Energy, Mr. MacDonald successfully procured a Master VORAX waste-to-energy technology 25-year global exclusive distribution license and procured unconventional water electrolysis technology. Mr. MacDonald has built large academic and scientific teams and built and trained a global distributor/reseller network. He has created dozens of corporate partnerships and strategic alliances around the VORAX and W2H2 technologies, including those with multi-billion-dollar companies and large educational institutions.

He is a former four-time national award winner for outstanding business development as a HNW private banker with TD Bank (a top 25 world bank) and national employee of the year with HFC/HSBC. Mr. MacDonald has built multiple successful businesses in the past across a variety of industries. He is also an internationally known numismatist with a 43-year, two generation history in physical currency. The transition into digital currency was a natural challenge for a professional banker and currency expert.

Mr. MacDonald has successfully completed the Harvard Business School Program on “Disruptive Innovation Strategy” and MIT University’s Program on “Blockchain Technology & Business Innovation” and the London School of Economics “Negotiation Programme”. He also studied at Stanford University in the “Energy Innovation & Emerging Technologies Program” and is a graduate of Saint Mary’s University.

Adam Benchaya. Since June 2016, Mr. Benchaya has been the Vice President and Marketing Manager at WPP Energy. Prior to 2016, he served as Vice President of Business Development at WPP Energy. Mr. Benchaya was a key contributor and innovator at WPP Energy. He is the co-founder of HyFi Exchange and is also co-founder and co-architect of the HyFi Platform. He was also a key contributor in the effort to successfully create high level partnerships with exchanges, advisors, developers, investors, community support people and other key ecosystem participants.

Mr. Benchaya is an ambassador for the Benchaya family, which has a long tradition and passion for renewable energy and environmental technology in pursuit of a better and cleaner world.

Robert Kohn. From January 2011 to February 2017, Mr. Kohn served as the CEO, Director and Secretary of the Company. Mr. Kohn has also served as a director and officer of BC, the Company’s wholly owned subsidiary, since September 2010.

77

Since February 2017, Mr. Kohn has been Managing Partner of The Asset Acquisition Group. From January 2018 until June 2020, Mr. Kohn served as Chief Financial Officer of WPP Energy GmbH and then Chief Financial Advisor. Mr. Kohn also previously served as a Managing Partner of Nelko Holdings LLC, which was formed for the purpose of evaluating business opportunities; the non-executive Vice Chairman of, consultant to, Clenergen Corporation, an SEC-reporting issuer; Interim Chief Financial Officer of Proteonomix, Inc., a public company involved in stem cell research; Interim CEO and CFO of Global Realty Development Corp. co-founder and CEO of AssetTRADE (n/k/a GoIndustry with approximately 1,200 employees in 21 countries); Chairman, and CEO of Entrade.com, a subsidiary of Entrade, a NYSE-listed company; and President of Entrade, a subsidiary of Exelon Corporation, one of the largest electric utilities in the United States. Mr. Kohn has a B.B.A. in accounting from Fox School of Business, Temple University and is a C.P.A.

Thomas Perez. Mr. Perez is a successful investor and entrepreneur. Prior to joining HyFi, from June 2016, Mr. Perez served as V.P. Business Development for WPP Energy, where he focused on market and business development for WPP Energy’s Hydrogen and Waste to Energy product offerings. His duties at WPP Energy also included promoting WPP Token and was an ideas contributor to the HyFi Platform. Previously in a direct sales role, Mr. Perez built a community base of more than 10,000 people spanning across 35 countries.

Mr. Perez is passionate about blockchain technology with six years’ experience in the sector as an investor and promoter, having raised substantial money in the market. He was instrumental in bringing companies successfully into European Markets and in 2016, was a consultant to Lifevantage Corporation, a Nasdaq-listed company (Nasdaq: LFVN). Mr. Perez also has direct sales experience as an insurance broker for a large French company.

We believe that our officers and directors are well qualified as leaders. In their prior positions they have gained experience in core management skills, such as strategic and financial planning, compliance, risk management, and leadership development. Our officers and directors also have experience serving on boards of directors of other public companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies.

Family Relationships

None.

Involvement in Certain Legal Proceedings

No executive officer, member of the Board of Directors or control person of our Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. We have filed a copy of our Code of Ethics with the SEC. You can review our Code of Ethics by accessing our public filings on the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Board and Committee Meetings

Our Board of Directors consists of four members. The Board of Directors held two formal meetings between July 1, 2021 and November 30, 2021.

Number and Terms of Office of Officers and Directors

Our officers are elected by the Board of Directors and serve at the discretion of the Board of Directors, rather than for specific terms of office. Our Board of Directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate.

78

Nomination Process

During the year ended November 30, 2021, we did not effect any material changes to the procedures by which our shareholders may recommend nominees to our Board of Directors. Our Board of Directors does not have a policy with regard to the consideration of any Director candidates recommended by our shareholders. Our Board of Directors has determined that it is in the best position to evaluate our company’s requirements as well as the qualifications of each candidate when the Board of Directors considers a nominee for a position on our Board of Directors. If shareholders wish to recommend candidates directly to our Board of Directors, they may do so by sending communications to the President of our Company at the address on the cover of Registration Statement on Form S-1.

Board Committees and Director Independence

Our common stock is quoted on the OTC Pink under the symbol “BOPO.” Under the rules of the OTC Pink, we are not required to maintain a majority of independent directors on our Board of Directors and we are not required to establish committees of the Board of Directors consisting of independent directors. We do not currently have any Board committees. Under applicable NYSE American rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. Our Board of Directors has determined in its business judgment that none of its current Board members qualifies as independent within the meaning of the NYSE American rules for U.S. Companies, the Sarbanes-Oxley Act and related SEC rules.

Audit Committee Financial Expert

Our Board of Directors does not have a member that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers on our Board of Directors or Compensation Committee. For a description of transactions between us and members of our Compensation Committee and affiliates of such members, please see “Certain Relationships and Related Party Transactions”.

Limitation on Liability and Indemnification of Officers and Directors

Our bylaws provide that our directors and officers will be indemnified to the maximum extent permitted by the Nevada General Corporation Law and as set forth in the Articles of Incorporation. These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

79

The Board’s Role in Risk Oversight

We have not separated the positions of Chairman of the Board and Chief Executive Officer. Troy MacDonald has served as our Chairman of the Board of Directors and Chief Executive Officer since June 29, 2021. We believe that combining the positions of Chairman and Chief Executive Officer allows for focused leadership of our organization which benefits us in our relationships with investors, customers, suppliers, employees and other constituencies. We believe that consolidating the leadership of the Company under Mr. MacDonald is the appropriate leadership structure for our Company and that any risks inherent in that structure are balanced by the oversight of our other independent directors on our Board. However, no single leadership model is right for all companies and at all times. The Board recognizes that depending on the circumstances, other leadership models, such as the appointment of a lead independent director, might be appropriate. Accordingly, the Board may periodically review its leadership structure. In addition, following the completion of the offering, the Board will hold executive sessions in which only independent directors are present.

Our Board is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. Our principal source of risk falls into two categories, financial and operation. Our Board regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. The Board regularly reviews plans, results and potential risks related to our business. The Board is also expected to oversee risk management as it relates to our compensation plans, policies and practices for all employees including executives and directors, particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

The following is a summary of the compensation we accrued for our executive officers, for the fiscal years ended November 30, 2021 and 2020.

Name and Principal Position	Year	Salary ($USD)	Bonus ($USD)	Total ($USD)
Troy MacDonald (1)	2021	0	0	0
Chairman of the Board, Chief Executive Officer	2020	0	0	0

Robert D. Kohn (1)	2021	25,000	0	25,000
Chief Financial Officer and Former Chief Executive Officer	2020	0	0	0

(1)	Mr. Kohn ceased to be Chief Executive Officer on June 29, 2021 in connection with the Acquisition. Mr. Kohn retained his position as Chief Financial Officer. On June 29, 2021, Troy MacDonald was appointed as Chief Executive Officer. The salary for Mr. Kohn for 2021 salary is accrued.

In connection with Mr. Kohn’s appointment as Chief Financial Officer in June 2021, the Company and Mr. Kohn entered into an Employment Agreement (the “Employment Agreement”) dated June 29, 2021. Pursuant to the terms of the Employment Agreement, Mr. Kohn agreed to serve as the Company’s Chief Financial Officer for an initial term expiring on June 16, 2022, with automatic one-year renewals. In exchange for Mr. Kohn’s services, the Company agreed to pay Mr. Kohn an annual base salary of $150,000, which amount will be accrued starting September 29, 2021. If the Company raises $5 million or more, then Mr. Kohn’s base salary will commence immediately, and the Company will pay all accrued salary owed immediately.

Pursuant to the terms of the Employment Agreement, the Company has the right to terminate Mr. Kohn’s employment for cause upon 14 days’ written notice. In the event Mr. Kohn’s employment is terminated for cause, the Company will pay to Mr. Kohn any unpaid base salary and any other payment required by law through the date of termination, and no bonus, incentive and option shares will be payable in the event of termination within one year of the date of the Employment Agreement. Upon one year completion of an employment term all bonuses, incentives and stock options will remain deliverable and payable as stipulated in the Employment Agreement shall be deemed earned and all unpaid salaries and bonuses shall be paid.

In addition, the Company has the right to terminate Mr. Kohn’s employment upon 14 days’ notice to Mr. Kohn. In the event Mr. Kohn’s employment is not terminated for cause, the Company will pay to Mr. Kohn any unpaid base salary and any other payment required until the end of the Employment Agreement, including any bonus, incentive and option shares. All bonuses, payables and stock options shall remain deliverable and payable as stipulated in the Employment Agreement and shall be deemed earned and all unpaid salaries and bonuses shall be paid.

80

Except as set forth above, during the fiscal years ended 2021 and 2020, there were no arrangements or plans in which we provided cash or equity compensation, or pension, retirement or similar benefits for our executive officers, and we did not have any material bonus or profit-sharing plans pursuant to which cash or non-cash compensation was or may be paid to our directors or executive officers.

Employment Agreements

Robert Kohn Employment Agreement

As previously disclosed by the Company in its Current Report on Form 8-K filed on July 6, 2021, in connection with Mr. Kohn’s appointment as Chief Financial Officer, the Company and Mr. Kohn entered into an Employment Agreement (the “Employment Agreement”) dated June 29, 2021. Pursuant to the terms of the Employment Agreement, Mr. Kohn agreed to serve as the Company’s Chief Financial Officer for an initial term expiring on June 16, 2022, with automatic one-year renewals. In exchange for Mr. Kohn’s services, the Company agreed to pay Mr. Kohn an annual base salary of $150,000, which amount will be accrued. If the Company raises $5 million or more, then Mr. Kohn’s base salary will commence immediately and the Company will pay all accrued salary owed immediately.

Pursuant to the terms of the Employment Agreement, the Company has the right to terminate Mr. Kohn’s employment for cause upon 14 days’ written notice. In the event Mr. Kohn’s employment is terminated for cause, the Company will:

Pay to Mr. Kohn any unpaid base salary and any other payment required by law through the date of termination, and no bonus, incentive and option shares will be payable in the event of termination within one year of the date of the Employment Agreement. Upon one year completion of an employment term all bonuses, incentives and stock options will remain deliverable and payable as stipulated in the Employment Agreement shall be deemed earned and all unpaid salaries and bonuses shall be paid.

In addition, the Company has the right to terminate Mr. Kohn’s employment hereunder upon 14 days’ notice to Mr. Kohn. In the event Mr. Kohn’s employment is not terminated for cause, the Company will pay to Mr. Kohn any unpaid base salary and any other payment required until the end of the Employment Agreement, including any bonus, incentive and option shares. All bonuses, payables and stock options shall remain deliverable and payable as stipulated in the Employment Agreement and shall be deemed earned and all unpaid salaries and bonuses shall be paid.

Grants of Plan-Based Awards

There were no grants of plan-based awards during the years ended November 30, 2021 or 2020.

Outstanding Equity Awards at Fiscal Year End

There were no outstanding equity awards at the years ended November 30, 2021 or 2020.

Option Exercises and Stock Vested

During our fiscal years ended November 30, 2021 and 2020, there were no options exercised by our named executive officers.

Compensation of Directors

We do not have any agreements for compensating our directors for their services in their capacities as directors.

81

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for our directors or executive officers. We have no material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Compensation Discussion and Analysis

Director Compensation

We do not have any agreements for compensating our directors for their services in their capacities as directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executives or any future executives a salary, issue them shares of common stock issued in consideration for services rendered, issue them HyFi Tokens for services rendered, and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-Term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of October 7, 2022 by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
●	each of our executive officers and directors that beneficially owns shares of our common stock; and
●	all our executive officers and directors as a group.

In the table below, percentage ownership is based on 45,625,000 shares of our common stock issued and outstanding as of October 7, 2022. Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of Biopower Operations Corp., 20801 Biscayne Blvd., Suite 403, Aventura, Florida 33180. Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days of October 7, 2022 or issuable upon conversion of convertible securities which are currently convertible or convertible within 60 days of October 7, 2022 are deemed outstanding and beneficially owned by the person holding those options, warrants or convertible securities for purposes of computing the number of shares and percentage of shares beneficially owned by that person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons or entities named have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them.

82

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)

Named Executive Officers and Directors:
Troy MacDonald	—	(2)	0.0%
Robert D. Kohn	7,843,560	(3)	17.2%
Adam Benchaya	—	(4)	0.0%
Thomas Perez	—	(5)	0.0%
All officers and directors as a group (4 persons)	7,843,560		17.2%
Other 5% Stockholders:
Rafael Ben Shaya	—	(6)	—%
Riskless Partners, LLLP PO Box 600806 North Miami, FL 33160	5,805,000	(7)	12.9%
J2SB International LLC 4902 NW 105th Dr. Coral Springs, FL 33076	722,550		10.66%

(1)	The percent of class is based on the total number of common shares outstanding of 45,625,000 as of October 7, 2022.

(2)	Mr. MacDonald owns 205,000 Series C convertible preferred shares. The Series C convertible preferred shares can be converted at any time after June 29, 2022 at a conversion rate of 450 shares of common stock for each share of Series C convertible preferred shares.

(3)	In addition to Mr. Kohn’s common stock ownership, China Energy Partners, LLC (“CEP”), an entity 50% owned by Mr. Kohn, owns one share of Series A preferred stock, representing 100% of the shares of Series A preferred stock outstanding. The share of Series A preferred stock entitles CEP to vote 50.1% of the issued and outstanding shares of the Company on all matters presented to the Company’s stockholders for approval. On June 29, 2021, the Company and CEP entered into a Redemption Agreement, dated as of June 29, 2021, pursuant to which the Company redeemed the share of Series A preferred stock from CEP. On June 29, 2021, as provided in the Redemption Agreement, the Company issued to CEP a senior promissory note (the “Note”) in the principal amount of $1,000,000. The share of Series A preferred stock will be held in escrow. If an Event of Default (as defined in the Note) occurs under the Note, then the Company will direct the escrow agent to release the share of Series A preferred stock to CEP; provided, however, that CEP will also retain all rights and privileges under the Note (and the Company will remain bound to all obligations under Note). For the avoidance of doubt, CEP will regain all rights, title, and interest in and to the share of Series A preferred stock upon the occurrence of an Event of Default under the Note, regardless of the amount of the outstanding balance owed under the Note at the time of the occurrence of an Event of Default under the Note.

(4)	Mr. Benchaya owns 205,000 Series C convertible preferred shares. The Series C convertible preferred shares can be converted at any time after June 29, 2022 at a conversion rate of 450 shares of common stock for each share Series C convertible preferred shares.

(5)	Mr. Perez owns 45,000 Series C convertible preferred shares. The Series C convertible preferred shares can be converted at any time after June 29, 2022 at a conversion rate of 450 shares of common stock for each share Series C convertible preferred shares.

(6)	Mr. Ben Shaya owns 400,000 Series C convertible preferred shares. The Series C convertible preferred shares can be converted at any time after June 29, 2022 at a conversion rate of 450 shares of common stock for each share Series C convertible preferred shares.

83

(7)	Bonnie Nelson is the sole managing member of Riskless Partners, LLP, and has sole voting and dispositive power over the shares held by Riskless Partners, LLP. Ms. Nelson was a member of the Company’s board of directors until her resignation on June 30, 2021.

In addition, Ms. Nelson owns 50% of CEP, which owns one share of Series A preferred stock, representing 100% of the shares of Series A preferred stock outstanding. The share of Series A preferred stock entitles CEP to vote 50.1% of the issued and outstanding shares of the Company on all matters presented to the Company’s stockholders for approval. On June 29, 2021, the Company and CEP entered into a Redemption Agreement, dated as of June 29, 2021, pursuant to which the Company redeemed the share of Series A preferred stock from CEP. On June 29, 2021, as provided in the Redemption Agreement, the Company issued to CEP a senior promissory note (the “Note”) in the principal amount of $1,000,000. The share of Series A preferred stock will be held in escrow. If an Event of Default (as defined in the Note) occurs under the Note, then the Company will direct the escrow agent to release the share of Series A preferred stock to CEP; provided, however, that CEP will also retain all rights and privileges under the Note (and the Company will remain bound to all obligations under Note). For the avoidance of doubt, CEP will regain all rights, title, and interest in and to the share of Series A preferred stock upon the occurrence of an Event of Default under the Note, regardless of the amount of the outstanding balance owed under the Note at the time of the occurrence of an Event of Default under the Note.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policy for Approval of Related Party Transactions

The Company’s Board conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate. The Board has not adopted formal standards to apply when it reviews, approves or ratifies any related party transaction. However, the Board believes that the related party transactions are fair and reasonable to the Company and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by the Board.

Related Party Transactions

On May 27, 2016, the former Chief Executive Officer, now our Chief Financial Officer, agreed to reduce his accrued compensation by $206,250 as a contribution to additional paid in capital. He also agreed to reclassify $874,000 in accrued compensation to long term debt upon the issuance of a non-convertible 4% interest bearing note with a maturity date of December 1, 2017. The compensation included was accrued during the period from January 2, 2011 to February 29, 2016. This compensation will be paid as bonuses out of future income only and is further subject to a cap of 20% of operating net cash flow in any given period. If bonuses are paid, accrued compensation will be paid with an amount decided by the Board. On June 1, 2016, he agreed to reduce his accrued compensation by $25,000 as a contribution to additional paid in capital. He also agreed to reduce his long term note by $214,000 as a contribution to additional paid in capital. As the Company was not funded prior to December 1, 2016, the Board of Directors reversed the contribution of accrued salaries. As of November 30, 2021 and November 30, 2020, the Chief Financial Officer was owed $445,250 and $445,250, respectively, of accrued compensation and accrued salary was reduced by $15,722.47. As of November 30, 2021 and November 30, 2020, the Chief Financial Officer was owed $805,637 and $779,238, respectively, of notes payable and accrued interest.

84

On May 27, 2016, the Director of Strategy agreed to reduce her accrued compensation by $206,250 as a contribution to additional paid in capital. She also agreed to reclassify $660,000 in accrued compensation to long term debt upon the issuance of a non-convertible 4% interest bearing note with a maturity date of December 1, 2017. The total principal amount of $710,000 included three different notes totaling $50,000 at 8% interest. The compensation included was accrued during the period from January 2, 2011 to February 29, 2016. This compensation will be paid as bonuses out of future income only and is further subject to a cap of 20% of operating net cash flow in any given period. If bonuses are paid, accrued compensation will be paid with an amount decided by the Board. On June 1, 2016, she agreed to reduce her accrued compensation by $225,000 as a contribution to additional paid in capital. She also agreed to reduce her long term note by $9,583 as a contribution to additional paid in capital. As the Company was not funded prior to December 1, 2016, the Board of Directors reversed the contribution of accrued salaries. As of November 30, 2021 and November 30, 2020, the Director was owed a total of $440,833 and $440,833, respectively, of accrued compensation. As of November 30, 2021 and November 30, 2020, the Director was owed a total of $883,791 and $853,392, respectively, of notes payable and accrued interest. There was a reduction in the liability by share issuance of $27,308.

As of November 30, 2016, a related party investor advanced a total of $99,448 due on or before June 15, 2016. Pursuant to the agreement, the investor is allowed to convert 100% of the debt at a share price of $0.15. As of November 30, 2021 and November 30, 2020, the note was in default.

In March 2016, the Chief Operating Officer loaned to the Company $100,000. The loan bears interest at 8% and is due on or before March 2, 2018. Pursuant to the agreement, the investor is allowed to convert 100% of the debt on the maturity date at a share price of $0.15. The Company accounted for the conversion of loan in accordance with ASC 470, “Debt with Conversion and Other Options”. The fair market value of the shares on March 2, 2016 was $0.10 per share and, accordingly, there was deemed to be no Beneficial Conversion Factor. On May 18, 2016, the Chief Operating Officer loaned the Company an additional $50,000 with conversion rights at $0.10 per share. Therefore, effective May 18, 2016, $50,000 of the Chief Operating Officer’s note payable had conversion rights of $0.10 per share. The Company accounted for the conversion of loan in accordance with ASC 470, “Debt with Conversion and Other Options”. The fair market value of the shares on May 18, 2016 was $0.10 per share and accordingly there was deemed to be no Beneficial Conversion Factor. On May 23, 2016, a third-party investor loaned the Company $25,000 with conversion rights at $0.10 per share. Therefore, effective May 23, 2016, an additional $25,000 of the Chief Operating Officer’s $100,000 note payable had conversion rights of $0.10 per share. The Company accounted for the conversion of loan in accordance with ASC 470, “Debt with Conversion and Other Options”. The fair market value of the shares on May 18, 2016 was $0.10 per share and accordingly, was deemed to have no Beneficial Conversion Factor. As of November 30, 2021 and November 30, 2020, the note was in default.

In May 2016, the Chief Operating Officer made a loan of $50,000, bearing interest at 8% and due on or before May 18, 2018. The debt is convertible into shares of common stock at a conversion price of $0.10 per share. As of November 30, 2021 and November 30, 2020, the note was in default.

In July 2016, the Chief Operating Officer made a loan of $50,000 as collateral, bearing interest at 8% and due on or before July 31, 2018. The debt is convertible into shares of common stock at a conversion price of $0.10 per share. As of November 30, 2021 and November 30, 2020, the note was in default.

On June 29, 2021 the Company entered into an employment agreement with Robert Kohn. The Company agreed to an annual salary of $150,000 beginning On September 30, 2021. As of November 30, 2021 the Company accrued $25,000.

During the year ended November 30, 2021 the Company issued 17,500,000 HyFi Tokens to related parties for the purchase of technology. The Technology has a historical value of $0. In addition, the Company issued Troy MacDonald 175,000 HyFi Tokens as consideration for his sale of HyFi Tokens at 5% of the related token sales.

Accrued interest on related party notes payable and convertible debt at November 30, 2021 and November 30, 2020, amounted to $484,156 and $399,397, respectively, and is a component of accounts payable and accrued expenses – related parties.

Interest expense on notes payable and convertible debt with related parties amounted to $84,758 and $84,758 for the years ended November 30, 2021 and November 30, 2020, respectively.

85

The Company has separated accounts payable and accrued expenses on the balance sheet to reflect amounts due to related parties primarily consisting of officer compensation, health insurance, interest on notes and reimbursable expenses to officers for travel, meals and entertainment, vehicle and other related business expenses.

Director Independence

Our common stock is quoted on the OTC Pink under the symbol “BOPO.” Under the rules of the OTC Pink, we are not required to maintain a majority of independent directors on our Board of Directors and we are not required to establish committees of the Board of Directors consisting of independent directors. We do not currently have any Board committees. Under applicable NYSE American rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. Our Board of Directors has determined in its business judgment that none of its current Board members qualifies as independent within the meaning of the NYSE American rules for U.S. Companies, the Sarbanes-Oxley Act and related SEC rules.

DESCRIPTION OF SECURITIES

The following description of our capital stock is based upon our certificate of incorporation, as amended, our bylaws and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation, as amended, and our bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock

The Company is authorized to issue 500,000,000 shares of common stock, par value of $0.0001 per share and 5,000,000 shares of preferred stock, par value $0.0001. As of October 7, 2022, 45,625,000 shares of common stock were issued and outstanding and 900,000 shares of Series C preferred stock issued and outstanding.

Common Stock

Dividend Rights

We have not paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future. It is the present intention of the Company to retain any earnings for use in its business operations and, accordingly, the Company does not anticipate the board of directors declaring any dividends in the foreseeable future on our common stock. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not anticipate paying dividends, and if we are not successful in establishing an orderly public trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we may not pay dividends in the foreseeable future, we may have trouble raising additional funds which could affect our ability to expand our business operations.

Voting Rights

Holders of our common stock are entitled to one vote per share on any matter to be voted upon by stockholders. We have not provided for cumulative voting for the election of directors in our amended and restated articles of incorporation.

86

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Liquidation Rights

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Undesignated Preferred Stock

Subject to limitations prescribed by Nevada law, our Board of Directors may issue preferred stock in one or more series, establish from time to time the number of shares to be included in each series, and determine for each such series of preferred stock the voting powers, designations, preferences, and special rights, qualifications, limitations, or restrictions as permitted by law, in each case without further vote of action by our stockholders. Our Board of Directors may also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our Company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Series A Preferred Stock

10,000 shares of Series A preferred stock, par value $1.00, were designated on January 28, 2011. As of October 7, one share of Series A preferred stock is issued and outstanding.

Series C Preferred Stock

5,000,000 shares of Series C preferred stock, par value $0.0001 are authorized, 900,000 of which are issued and outstanding as of October 7, 2022.

Warrants

Warrants for the purchase of up to 500,000 Common Stock shares was issued August 8, 2022 to Peak One Investments, LLC pursuant to the Equity Purchase Agreement by and between the Company and Peak One (the “Peak One Warrant”). The Peak One Warrant is exercisable for five years from the date of issuance at a fixed exercise price of $0.20 per Common Stock share, subject to adjustments as specified in the Peak One Warrant, including an anti-dilution provision.

No other warrants were outstanding as of October 7, 2022.

Options

The Company has no stock options outstanding as of October 7, 2022.

87

Convertible Debt

Notes payable consists of the following:

	Balance	Interest Rate	Maturity
Demand loans	$551,167	4% to 8%	Various
Reclassification of accrued compensation to notes payable	143,031	8%	December 1, 2017
Balance –May 31, 2022 and November 30, 2021	$694,198

As of May 31, 2022 and November 30, 2021, all loans are past due and in default.

On July 27, 2016, the Company entered into demand loan agreements with a third-party investor totaling $193,667 at 4% interest, payable upon demand.

Between October 28, 2011 and January 7, 2012, the Company issued a total of $70,000 in notes payable, due May 31, 2012. Interest on the notes is payable at 4%. The lender may elect to convert the loan before maturity at a conversion price of $0.25 per share. The loans are currently past due.

On December 3, 2013, the Company entered into convertible debt agreements with a third-party investor totaling $62,500 at 8% interest, payable upon demand. The debt is convertible into shares of common stock at a conversion price of $0.10 per share, for any amount up to 50% of the original amount of the notes. As of May 31, 2022 and November 30, 2021, the note was in default.

On July 30, 2015, the Company entered into convertible debt agreements with a third-party investor totaling $200,000 at 8% interest, due on December 31, 2015. The debt is convertible into shares of common stock at a conversion price of $0.15 per share. As of May 31, 2022 and November 30, 2021, the note was in default.

On May 23, 2016, the Company entered into convertible debt agreements with a third-party investor totaling $25,000 at 8% interest, due on May 23, 2018. The debt is convertible into shares of common stock at a conversion price of $0.10 per share. As of May 31, 2022 and November 30, 2021, the note was in default.

On July 30, 2015, the Company entered into convertible debt agreements with a third-party investor totaling $15,000 at 8% interest, due on May 23, 2018. The debt is convertible into shares of common stock at a conversion price of $0.15 per share. As of May 31, 2022 and November 30, 2021, the note was in default.

On July 30, 2015, the Company entered into convertible debt agreements with a third-party investor totaling $15,000 at 8% interest, due on May 23, 2018. The debt is convertible into shares of common stock at a conversion price of $0.15 per share. As of May 31, 2022 and November 30, 2021, the note was in default.

Between December 3, 2014 and July 28, 2015, the Company issued a total of $113,031 in notes payable. Interest on the notes is payable at 8%. The loans were due prior to December 31, 2015 and are past due.

Accrued interest on notes payable and convertible debt at May 31, 2022 and November 30, 2021 amounted to $297,565 and $275,071, respectively, which is included as a component of accounts payable and accrued expenses.

Interest expense on notes payable and convertible debt with third parties amounted to $11,247 and $11,247 for the three months ended May 31, 2022 and May 31, 2021 respectively. Interest expense on notes payable and convertible debt with third parties amounted to $22,494 and $22,494 for the six months ended May 31, 2022 and May 31, 2021 respectively.

Registration Rights

In accordance with that certain Registration Rights Agreement, dated August 8, 2022, between the Company and Peak One, the Selling Securityholders are entitled to certain rights with respect to the registration of the Put Shares and Warrant Shares issuable in connection with the Equity Purchase Agreement (the “Registrable Securities”).

Pursuant to the Registration Rights Agreement, the Company must (i) file the Registration Statement within sixty calendar days from the date of the Registration Rights Agreement, (ii) use reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as promptly as possible after the filing thereof, but in any event no later than the 180th calendar day following the date of the Registration Rights Agreement, and (iii) use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act until all of the Warrant Shares and Purchase Shares have been sold thereunder or pursuant to Rule 144. The Company must also take such action as is necessary to register and/or qualify the Registrable Securities under such other securities or blue-sky laws of all applicable jurisdictions in the United States.

88

Anti-Takeover Provisions of Nevada State Law

Certain anti-takeover provisions of Nevada law could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition arguably could benefit our stockholders. Nevada’s “combinations with interested stockholders” statutes, NRS 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination, or the transaction by which such person becomes an “interested stockholder”, in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two-year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We have made such an election in our original articles of incorporation.

Nevada’s “acquisition of controlling interest” statutes, NRS 78.378 through 78.379, inclusive, contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. Absent such provision in our bylaws, these laws would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one fifth or more, but less than one third, (2) one third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is opposed to, or not in the best interests of, the corporation. The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

89

Anti-Takeover Effects of Certain Provisions of Our Articles of Incorporation, as Amended, and Our Bylaws

Provisions of our amended and restated articles of incorporation, as amended, and our bylaws (“bylaws”), could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Removal of Directors. Our articles of incorporation, as amended, provide that directors may be removed prior to the expiration of their terms by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the issued and outstanding stock entitled to vote.

Vacancies. Our articles of incorporation, as amended, provide the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors

Preferred Stock. Our articles of incorporation, as amended, authorizes the issuance of up to 5,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors in their sole discretion. Our board of directors may, without stockholder approval, issue additional series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

Amendment of Bylaws. Our articles of incorporation, as amended, provide, and bylaws provide that the bylaws may be altered, amended or repealed by the Board of Directors by an affirmative vote of a majority of the Board of Directors at any regular meeting of the Board of Directors.

Limitation of Liability. Our articles of incorporation, as amended, provides for the limitation of liability of, and providing indemnification to, our directors and officers.

Special Stockholders Meeting. Our articles of incorporation, as amended, provide that a special meeting of the stockholders may only be called by a majority of the board of directors.

Exclusive Forum Provision

Section 21 of our articles of incorporation, as amended provides that “[u]nless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the NRS, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located in the county in which the principal office of the corporation in the State of Nevada is established, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.” Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange of 1934, as amended, the Securities Act of 1933, as amended, or any claim for which the federal courts have exclusive or concurrent jurisdiction.” Therefore, the exclusive forum provision in our articles of incorporation, as amended will not relieve us of our duty to comply with the federal securities laws and the rules and regulations thereunder, and shareholders will not be deemed to have waived our compliance with these laws, rules and regulations.

This exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us or our directors, officers or other employees. In addition, shareholders who do bring a claim in the state or federal court in the State of Nevada could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Nevada. The state or federal court of the State of Nevada may also reach different judgments or results than would other courts, including courts where a shareholder would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our shareholders. However, the enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation have been challenged in legal proceedings, and it is possible that a court could find this type of provision to be inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings. If a court were to find the exclusive forum provision contained in our articles of incorporation, as amended, and our bylaws to be inapplicable or unenforceable in an action, we might incur additional costs associated with resolving such action in other jurisdictions.

90

Indemnification of Directors and Officers

Our Amended and Restated Articles of Incorporation provide for the indemnification of our officers and directors to the fullest extent permitted by the laws of the State of Nevada and may, if and to the extent authorized by our Board of Directors, so indemnify our officers and any other person whom we have the power to indemnify against liability, reasonable expense or other matter. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Our Amended and Restated Articles of Incorporation provide that none of our directors or officers shall be personally liable to us or our shareholders for monetary damages for a breach of fiduciary duty as a director or officer provided, however, that the foregoing provisions shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or the unlawful payment of dividends. Limitations on liability provided for in our Amended and Restated Articles of Incorporation do not restrict the availability of non-monetary remedies and do not affect a director’s responsibility under any other law, such as the federal securities laws or state or federal environmental laws.

We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as executive officers and directors. The inclusion of these provisions in our Articles of Incorporation may have the effect of reducing a likelihood of derivative litigation against our directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us or our shareholders.

Insofar as indemnification by us for liabilities arising under the Exchange Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the Amended and Restated Articles of Incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Transfer Agent

The Company’s transfer agent is Continental Stock Transfer & Trust Co., located at 1 State Street, 30th Floor, New York, New York 10004.

SELLING SECURITYHOLDERS

This Prospectus relates to the possible resale from time to time by Peak One Opportunity Fund, L.P. and Peak One Investments, LLC (the “Selling Securityholders”) named in the table below of any or all of the shares of common stock that may be issued by us to the Selling Securityholders under the Equity Purchase Agreement as well as the possible resale by the Selling Securityholders of the 500,000 shares of Common stock underlying the Warrants which entitle the Selling Securityholders to purchase one share of our Common Stock at a fixed exercise price of $0.20 per share subject to the terms of the Warrants. For additional information regarding the transaction relating to the issuance of common stock covered by this Prospectus, see “Management’s Discussion and Analysis of Results of Operation and Financial Condition – Liquidity and Capital Resources – Equity Purchase Agreement and Registration Rights Agreement” above. We are registering the shares of common stock pursuant to the provisions of the Registration Rights Agreement in order to permit the Selling Securityholders to offer the shares for resale from time to time.

91

The table below presents information regarding the Selling Securityholders and the shares of common stock that they may offer from time to time under the Equity Purchase Agreement under this Prospectus as well as the 500,000 shares of Common Stock underlying the Warrants. This table is prepared based on information supplied to us by the Selling Securityholders, and reflects holdings as of October 7, 2022. As used in this Prospectus, the term “Selling Securityholders” includes the Selling Securityholders, and any donees, pledgees, transferees, or other successors-in-interest selling shares received after the date of this Prospectus from the Selling Securityholders as a gift, pledge, or other non-sale related transfer. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the Selling Securityholders may offer under this Prospectus. The Selling Securityholders may sell some, all or none of its shares offered by this Prospectus. We do not know how long the Selling Securityholders will hold the shares before selling them, and we currently have no agreements, arrangements, or understandings with the Selling Securityholders regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the Selling Securityholders have voting and investment power. With respect to the Equity Line with the Selling Securityholders, because the purchase price of the shares of common stock issuable under the Equity Purchase Agreement is determined on each settlement date, the number of shares that may actually be sold by us under the Equity Purchase Agreement may be fewer than the number of shares being offered by this Prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Securityholders pursuant to this Prospectus.

	Number of Shares of Common Stock Owned Prior to Offering				Maximum Number of Shares of Common Stock to be Offered Pursuant to this		Number of Shares of Common Stock Owned after Offering
Name of Selling Securityholders	Number		Percent		Prospectus		Number (1)	Percent
Peak One Opportunity Fund, L.P. (2)	-	(3)	*	%	10,417,963		-	-%
Peak One Investments, LLC	-	(3)	*	%	500,000	(4)

*less than 1%

(1) Assumes the sale of all shares being offered pursuant to this Prospectus.

(2) The Selling Securityholders’ principal business is that of a private investment firm. We have been advised that the Selling Securityholders are not members of FINRA, or independent broker-dealers, and that neither the Selling Securityholders nor any of their affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer. We have been further advised that Jason Goldstein of Peak One Investments, LLC, the general partner of Peak One, has sole voting and dispositive powers with respect to the shares of common stock being registered for sale by the Selling Securityholders.

(3)In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the Offering all of the shares that Peak One may be required to purchase under the Equity Purchase Agreement (“Purchase Shares”) because the issuance of such shares is solely at our discretion and is subject to certain conditions, the satisfaction of all of which are outside of the Selling Securityholders’ control, including, but not limited to, the Registration Statement of which this Prospectus is a part becoming and remaining effective. Furthermore, the maximum dollar value of each Put of common stock to Peak One under the Equity Purchase Agreement is subject to certain agreed upon threshold limitations set forth therein. Also, under the terms of the Equity Purchase Agreement, as amended, we may not issue shares of our common stock to the Selling Securityholders to the extent that the Selling Securityholders or any of its affiliates would, at any time, beneficially own more than 4.99% of our outstanding common stock.

(4) Represents the 500,000 shares of Common stock underlying the Warrants which entitle Peak One Investments, LLC to purchase one share of our Common Stock at a fixed exercise price of $0.20 per share subject to the terms of the Warrants.

92

PLAN OF DISTRIBUTION

Resale of Common Stock by Selling Securityholders

We are registering Common Stock and Warrant Shares offered by this prospectus on behalf of the Selling Securityholders. The Selling Securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Common Stock received after the date of this prospectus from a Selling Securityholder as a gift, pledge, limited liability company or partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their securities on the OTC Pink (in the case of our Common Stock) or any other stock exchange, market or trading facility on which such securities are traded or in private transactions. The shares registered for resale in this prospectus acquired under the Equity Line and Warrant being offered by the Selling Securityholders will be sold at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of their Common Stock and Warrant Shares or interests therein:

● in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

● in privately negotiated transactions;

● through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

● in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

● through the settlement of short sales (including short sales “against the box”), in each case subject to compliance with the Securities Act and other applicable securities laws;

● through one or more underwriters in a public offering on a firm commitment or best-efforts basis;

● an exchange distribution in accordance with the rules of the applicable exchange, if any;

● ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

● purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

● broker-dealers may agree with the Selling Securityholders to sell a specified number of such securities at a stipulated price per security;

● directly to one or more purchasers;

● in other ways not involving market makers or established trading markets;

● by pledge to secure debts and other obligations;

● through agents; or

● in any combination of the above or by any other legally available means.

93

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell their securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer their securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The Selling Securityholders may also sell their securities short and deliver these securities to close out their short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealers or other financial institutions of securities offered by this prospectus, which securities such broker-dealers or other financial institutions may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Securityholders from the sale of the securities offered by them will be the purchase price of the security less discounts or commissions, if any. Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of their securities to be made directly or through agents. We will not receive any of the proceeds from the resale of securities being offered by the Selling Securityholders named herein. However, we will receive proceeds from the exercise of the Warrants if they are exercised by a holder thereof.

The Selling Securityholders also may resell all or a portion of their securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Securityholders and any broker-dealer participating in the distribution of the securities shall be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Blue Sky Restrictions on Resale

In order to comply with the securities laws of some states, if applicable, our securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states our securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

If a Selling Securityholder wants to sell its securities under this prospectus in the United States, the Selling Securityholder will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Exchange Act, or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a Selling Securityholder will be able to advise a Selling Securityholder in which states our securities are exempt from registration with that state for secondary sales.

94

Any person who purchases our securities from a Selling Securityholder offered by this prospectus who then wants to sell such securities will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement that includes this prospectus becomes effective, and a Selling Securityholder indicates in which state(s) such Selling Securityholder desires to sell such Selling Securityholder’s securities, we will be able to identify whether such Selling Securityholder will need to register or will be able to rely on an exemption therefrom.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of their securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against liabilities, including certain liabilities under the Securities Act and state securities laws, relating to the registration of the securities offered by this prospectus.

We are required to pay all of our fees and expenses incident to the registration of the securities covered by this prospectus, including with regard to compliance with state securities or “blue sky” laws. The registration expenses of any registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective, will be borne by the Company.

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. The availability for sale of a substantial number of shares of our common stock acquired through the exercise of outstanding warrants could materially adversely affect the market price of our common stock. In addition, sales of our common stock in the public market after the restrictions lapse as described below, or the perception that those sales may occur, could cause the prevailing market price to decrease or to be lower than it might be in the absence of those sales or perceptions.

Sale of Restricted Shares

As of October 7, 2022, there were 45,625,000 shares of common stock outstanding. The 10,917,963 shares of common stock being offered by this Prospectus will be freely tradable, other than by any of our “affiliates,” as defined in Rule 144(a) under the Securities Act, without restriction or registration under the Securities Act. In addition, 3,660,653 outstanding shares were issued and sold by us in private transactions and those shares are, or will be, eligible for public sale if registered under the Securities Act or sold in accordance with Rule 144 under the Securities Act. These remaining shares are “restricted securities” within the meaning of Rule 144 under the Securities Act.

95

Rule 144

In general, under Rule 144, as currently in effect, a person (or persons whose shares are required to be aggregated), including a person who may be deemed an “affiliate” of a company, who has beneficially owned restricted securities for at least six months may sell, within any three-month period, a number of shares that does not exceed the greater of: (1) 1% of the then-outstanding shares of common stock, or (2) if and when the common stock is listed on a national securities exchange, the average weekly trading volume of the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice, and availability of current public information about our company. A person who is not deemed to have been an affiliate of us at any time during the 90 days preceding a sale by such person, and who has beneficially owned the restricted shares for at least one year, is entitled to sell such shares under Rule 144 without regard to any of the restrictions described above.

We cannot estimate the number of shares of our common stock that our existing stockholders will elect to sell under Rule 144.

Transfer Agent

The Company’s transfer agent is Continental Stock Transfer & Trust Co., located at 1 State Street, 30th Floor, New York, New York 10004.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Anthony L.G., PLLC, 625 N. Flagler Drive, Suite 600, West Palm Beach, Florida 33401.

EXPERTS

The Company’s balance sheet as of November 30, 2021 and 2020, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended November 30, 2021, and the related notes to the financial statements included in this Prospectus have been audited by BF Borgers CPA PC, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

APPOINTMENT OF AUDITOR

On August 10, 2021, MaloneBailey, LLP was dismissed by the Board from its position as the Company’s independent registered public accounting firm. On August 10, 2021, we appointed BF Borgers CPA PC as our independent registered public accounting firm. BF Borgers CPA PC audited our financial statements for the years November 30, 2020 and 2019, as well as for November 30, 2021 and 2020 which, the November 30, 2021 and 2020 financial statements, have been included in this prospectus and registration statement and BF Borgers CPA PC has been engaged as our independent registered public accounting firm for our fiscal year ended November 30, 2021.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Nevada law, our articles of incorporation, as amended, and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

96

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the securities offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

The registration statement on Form S-1, of which this prospectus forms a part, including exhibits, is available at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with, or furnish to, the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call (202) 551-8090 for further information on the operations of the public reference facilities.

97

BIOPOWER OPERATIONS CORPORATION
INDEX TO FINANCIAL STATEMENTS

F-1

BioPower Operations Corporation and Subsidiaries

Consolidated Balance Sheets

	May 31,	November 30
	2022	2021

Assets
Current assets
Cash and cash equivalents	$522,356	$95,973
Accounts receivable	331
Inventory	12,893
Prepaid expenses	77,593	-
Total assets	$613,173	$95,973

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable and accrued expenses	$372,897	$563,967
Accounts payable and accrued expenses - related party	2,000,905	1,530,668
Notes payable	130,671	130,671
Convertible debt	368,031	368,031
Convertible debt - related parties,	399,447	399,447
Notes payable Senior secured - related party	1,000,000	1,000,000
Notes payable	193,667	193,667
Notes payable - related parties	1,320,700	1,320,700
Total current liabilities	5,786,318	5,507,151

Commitments and Contingencies (Note 9)	-	-

Stockholders’ deficit
Preferred stock - Series A, $1.00 par value: 10,000 authorized, 0 and 0 shares issued and outstanding on May 31, 2022 and November 30, 2021, respectively	-	-
Preferred stock - Series C, $.001 par value: 5,000,000 authorized, 900,000 and 900,000 shares issued and outstanding on May 31, 2022 and November 30, 2021, respectively	900	900
Common stock, $.0001 par value: 500,000,000 authorized; 45,625,000 and 45,000,000 issued and outstanding on May 31, 2022 and November 30, 2021, respectively	4,564	4,501
Additional paid-in capital	4,390,339	4,140,411
Accumulated deficit	(9,568,948)	(9,556,990)
Total stockholders’ deficit	(5,173,145)	(5,411,178)
Total liabilities and stockholders’ deficit	$613,173	95,973

The accompanying notes are an integral part of these consolidated financial statements.

F-2

BioPower Operations Corporation and Subsidiaries

Consolidated Statements of Operations

	For the three Months Ended May 31,		For the six months ended May 31,
	2022	2021	2022	2021
Revenue:
Sale of Tokens	136,000	-	336,000	-
Sale of Tokens - related party	110,700	-	110,700	-
Total Revenue	$246,700	$-	$446,700	$-

Operating expenses
Selling, general and administrative expenses	212,443	8,081	363,868	8,081
Total operating expenses	212,443	8,081	363,868	8,081

Income / (Loss) from operations	34,257	(8,081)	82,832	(8,081)

Other expenses
Interest expense	(11,248)	(11,247)	(22,495)	(22,494)
Interest expense -related party	(36,147)	(21,189)	(72,295)	(42,378)
Total other expenses	(47,395)	(32,436)	(94,790)	(64,872)

Net loss	$(13,138)	$(40,517)	$(11,958)	$(72,953)

Net loss per common share: basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average common shares outstanding: basic and diluted	45,597,826	43,107,680	45,302,198	43,107,680

The accompanying notes are an integral part of these consolidated financial statements.

F-3

BioPower Operations Corporation and Subsidiaries

Consolidated Statements of Cash Flows

	For the six months ended May 31,
	2022	2021
Cash flows from operating activities
Net loss	$(11,958)	$(72,953)
Adjustments to reconcile net loss to net
Changes in operating assets and liabilities
Increase in accounts receivable	(331)	-
Increase in prepaid expenses	(77,593)	-
increase in inventory	(12,893)
Accounts payable and accrued expenses	(191,071)	30,575
Accounts payable and accrued expenses - related party	470,238	42,378
Net cash used in operating activities	176,392	-

Cash flow from financing activities
Proceeds from issuance of common stock	249,991	-
Net cash provided by financing activities	249,991	-

Net increase in cash and cash equivalents	426,383	-
Cash and cash equivalents at beginning of period	95,973
Cash and cash equivalents at end of period	$522,356	$-

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-4

BioPower Operations Corporation and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Deficit

For the Three and Six Months Ended May 31, 2022 and May 31, 2021

(Unaudited)

	Preferred Series C		Preferred Stock		Common Stock		Additional
	Shares	Par	Shares	Par	Shares	Par	Paid-in	Accumulated
	Outstanding	Amount	Outstanding	Amount	Outstanding	Amount	Capital	Deficit	Total
Balance February 29, 2021	-	-	-	-	43,107,680	$4,312	$4,746,884	$(9,148,101)	$(4,396,905)
Net loss, for the three months ended May 31,2021	-	-	-	-	-	-	-	(40,517)	(40,517)
Balance May 31, 2021	-	$-	-	$-	43,107,680	$4,312	$4,746,884	$(9,188,619)	$(4,437,422)

	Preferred Series C		Preferred Stock		Common Stock		Additional
	Shares	Par	Shares	Par	Shares	Par	Paid-in	Accumulated
	Outstanding	Amount	Outstanding	Amount	Outstanding	Amount	Capital	Deficit	Total
Balance February 29, 2022	-	$-	900,000	$900	45,000,000	$4,500	$4,140,411	$(9,555,809)	$(5,409,998)
Sale of common stock	-	-	-	-	625,000	63	249,928	-	249,991
Net loss, for the three months ended May 31,2022	-	-	-	-	-	-	-	(13,138)	(13,138)
Balance May 31, 2022	-	$-	900,000	$900	45,625,000	$4,563	$4,390,339	$(9,568,948)	$(5,173,145)

	Preferred Stock - Series A		Preferred Stock		Common Stock		Additional
	Shares	Par	Shares	Par	Shares	Par	Paid-in	Accumulated
	Outstanding	Amount	Outstanding	Amount	Outstanding	Amount	Capital	Deficit	Total
Balance November 30, 2020	1	1	-	-	43,107,680	$4,312	$4,746,884	$(9,115,666)	$(4,364,469)
	-	-	-	-	-	-	-	(72,953)	(72,953)
Balance May 31, 2021	1	$1	-	$-	43,107,680	$4,312	$4,746,884	$(9,188,619)	$(4,437,422)

Balance November 30, 2021	-	$-	900,000	$900	45,000,000	$4,501	$4,140,411	$(9,556,990)	$(5,411,178)
Sale of common stock	-	-	-	-	625,000	63	249,928	-	249,991
Net loss, for six months ended May 31, 2022	-	-	-	-	-	-	-	(11,958)	(11,958)
Balance May 31, 2022	-	$-	900,000	$900	45,625,000	$4,563	$4,390,339	$(9,568,948)	$(5,173,145)

F-5

BioPower Operations Corporation and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

May 31, 2022

Note 1. Organization:

BioPower Corporation (“BioPower” or the “Company”) was incorporated in the State of Florida on September 13, 2010. On January 5, 2011, the Company re-domiciled to Nevada and formed BioPower Operations Corporation, a Nevada corporation. On January 6, 2011, the shareholders of BioPower Corporation contributed their shares of BioPower Corporation to BioPower Operations Corporation and BioPower Corporation became a wholly owned subsidiary.

On October 24, 2014, the Company executed a Share Exchange Agreement (“SEA”) with Green3Power Holdings Company (“G3P”) to acquire G3P and its wholly owned subsidiaries Green3Power Operations Inc., a Delaware corporation (“G3P OPS”), and Green3Power International Company, a Nevis corporation (“G3PI”). This transaction was a stock for stock exchange (the “Exchange”), which was accounted for as an acquisition and recorded as an expense based on the fair value of the Company’s common stock as of the date of the exchange. Also exchanged was one share of the Company’s Series B preferred stock, which is convertible into common shares two years from the date of the SEA, if certain milestones are met as required by the SEA. No value was attributed to the preferred share. We conduct all of our operations through G3P and its subsidiaries which are primarily engaged in the development of waste-to-energy projects and services including design, permitting, equipment procurement, construction management and operations and maintenance of the intended facilities. We intend to hold equity interests in the waste-to-energy facilities on a global basis and operate and maintain the facilities. A second business unit is focused on providing waste remediation services globally.

The Company’s fiscal year end is November 30.

On January 6, 2011, we acquired 100% of BioPower Corporation (“BC”), a Florida corporation incorporated on September 13, 2010, by our then-CEO and Director contributing 100% of the outstanding shares to the Company. As a result, BC became a wholly owned subsidiary of the Company.

On May 12, 2012, the Company formed FTZ Energy Exchange Inc., a wholly owned subsidiary, for the future development of an energy exchange. On June 7, 2012, the Company’s then-Chief Executive Officer contributed 100% of his member interest in FTZ Exchange, LLC (“FTZ”), a wholly owned subsidiary, to the Company for no consideration. FTZ is a licensing company that licenses business know-how and technology to build transaction fee-based exchanges for the sale of products and services in vertical markets.

On August 2, 2012, the Company formed Agribopo, Inc., a wholly owned subsidiary, for the development of biomass related projects. On November 27, 2012, the Company entered into a non-exclusive global license with Advanced Green Technologies, LLC to convert biomass wastes from animals, humans and cellulosic biomass to cellulosic ethanol, fertilizer and other derivative products.

On October 24, 2014, the Company entered into the SEA with G3P to acquire G3P and its wholly owned subsidiaries, G3P OPS and G3PI through the Exchange.

By October 24, 2016, G3P had failed to meet the provisions of the SEA that would allow G3P to take over control of the Company. As a result, the Company’s Board of Directors tried to come to an arrangement to separate BioPower from its subsidiaries, but in the end, decided that it would be in the best interests of the Company’s shareholders to move forward looking for a new acquisition. From October 24, 2016 until February 2017, the Company continued project development of waste-to-energy projects with extremely limited funds. In February 2017, the Company ceased all operations. At that time, we became a shell company.

In 2019, we entered into a memorandum of understanding with WPP Energy GmbH and China Energy Partners, LLC (“CEP”), but after exhausting all efforts we were unable to negotiate a definitive agreement or close the transaction.

F-6

On June 29, 2021, we entered into an Asset Purchase Agreement (the “APA”) with Rafael Ben Shaya, Troy MacDonald, Adam Benchaya, Thomas Perez, Tom Saban and Edouard Pouchoy (collectively, Messrs. Ben Shaya, MacDonald, Benchaya, Perez, Saban and Pouchoy are referred to herein as the “Sellers”).

Pursuant to the terms of the APA, the Company agreed to acquire from the Sellers, and the Sellers agreed to sell to the Company, certain assets comprised of the goodwill, intellectual property, business proprietary know-how and trade secrets, intangible property and other assets of Sellers’ business with respect to HyFi, and any and all rights of Sellers in and to the foregoing (the “Assets”), and certain governance/utility virtual tokens (collectively, the “HyFi Tokens”) expected to be used as a means of payment on the HyFi Platform, as hereinafter defined (the “Acquisition”). The “HyFi Platform” refers to the HyFi Decentralized Finance (“DeFi”) exchange marketplace using blockchain platform technology. The DeFi principles are based on an ecosystem of financial services utilizing tokenization and non-fungible tokens (“NFTs”) in connection with qualifying products, licenses and projects.

In addition, the Sellers agreed to (i) pay to the Company, on the closing date of the Acquisition, $300,000 (the “Cash Consideration”), and (ii) transfer to the Company, on the closing date of the Acquisition, 400,000,000 HyFi Tokens (the “HyFi Token Consideration”). The Company used the Cash Consideration to bring the Company into a fully reporting status with the Securities and Exchange Commission (the “SEC”) and for public company operating expenses.

Pursuant to the terms of the APA, the Company agreed to file with the State of Nevada the certificate of designation for the Series C preferred stock on or before the date that is 60 calendar days after the closing of the Acquisition. In exchange for the sale of the Assets and the Cash Consideration, the Company agreed to issue to the Sellers an aggregate of 900,000 Series C preferred shares within 30 calendar days after the State of Nevada provides written confirmation of filing of the certificate of designation for the Series C preferred stock.

Pursuant to the terms of the APA, the parties agreed that the Series C preferred stock will have the following terms, among others:

1. Authorized Shares of Series C Preferred Stock. The number of authorized shares of Series C preferred stock will be 900,000.

2. Conversion. Subject to the other terms and conditions in the certificate of designation, a Series C preferred stock holder will have the right from time to time and at any time following the date that is one year after the date on the signature page of the certificate of designations to convert each outstanding share of Series C preferred stock into 450 shares of Company common stock. Based on the number of shares of common stock issued and outstanding as of June 29, 2021, if all of the 900,000 shares of Series C preferred stock are issued and subsequently converted, the holders of the converted stock will hold 90% of the issued and outstanding shares of common stock.

3. Voting. Except as otherwise set forth in the certificate of designation, each share of Series C preferred stock will, on any matter submitted to the holders of Company common stock, or any class thereof, for a vote, vote together with the common stock, or any class thereof, as applicable, as one class on such matter, and each share of Series C preferred stock will have 450 votes.

4. Dividends. The Series C preferred stock is not entitled to receive dividends or distributions.

The Acquisition closed on June 29, 2021 (the “Closing Date”). On the Closing Date, the Sellers delivered the Cash Consideration and the HyFi Token Consideration.

On August 27, 2021, the Company filed with the State of Nevada a certificate of designations for the Series C preferred stock.

Series A Preferred Stock Redemption Agreement & Senior Promissory Note

F-7

Also on the Closing Date, the Company and CEP entered into a share redemption agreement (the “Redemption Agreement”), dated as of June 29, 2021, pursuant to which the Company redeemed one share of the Company’s Series A preferred stock from CEP (the “Series A Share”). On the Closing Date, as provided in the Redemption Agreement, the Company issued to CEP a senior promissory note (the “Note”) in the principal amount of $1,000,000. The Series A Share will be held in escrow. If an Event of Default (as defined in the Note) occurs under the Note, then the Company will direct the escrow agent to release the Series A Share to CEP; provided, however, that CEP will also retain all rights and privileges under the Note (and the Company will remain bound to all obligations under Note) even if the Series A Share is required to be released by the escrow agent to CEP as provided in the Redemption Agreement. For the avoidance of doubt, CEP will regain all rights, title, and interest in and to the Series A Share upon the occurrence of an Event of Default under the Note, regardless of the amount of the outstanding balance owed under the Note at the time of the occurrence of an Event of Default under the Note.

On October 7, 2021, the Company filed a certificate of amendment (the “Certificate of Amendment”) to its amended and restated articles in the State of Nevada and with FINRA, in order to change its corporate name from BioPower Operations Corporation. to HyFi Corp (the “Name Change”). The State of Nevada has officially changed the name of the Company to HYFI Corp. The Name Change and stock symbol change will be effective for Securities and Exchange Commission or trading purposes until it is cleared by the Financial Industry Regulatory Authority (FINRA).

Note 2. Summary of Significant Accounting Policies

Management’s Representation of Interim Financial Statements

The accompanying unaudited consolidated financial statements have been prepared by the Company without audit pursuant to the rules and regulations of the SEC. Certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These consolidated financial statements include all of the adjustments, which in the opinion of management are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year. These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements at filed as part of the Company’s Annual Report on Form 10-K with the SEC on February 17, 2022.

Principles of Consolidation

All inter-company accounts and transactions have been eliminated in consolidation.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (the “ASC”) which is the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP.

Going Concern

The accompanying unaudited consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-month period following the date of these financial statements. The Company has incurred significant operating losses since inception. As of May 31, 2022, the Company had an accumulated deficit of $9,568,948 and stockholders’ deficit of $5,173,145.

Because the Company does not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company will need to raise additional funds and is currently exploring alternative sources of financing. Historically, the Company has raised capital through private placements, as an interim measure to finance working capital needs and may continue to raise additional capital through the sale of common stock or other securities and obtaining some short-term loans. The Company will be required to continue to so until its operations become profitable. Also, the Company has, in the past, paid for consulting services with its common stock to maximize working capital, and intends to continue this practice where feasible.

F-8

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to income taxes and contingencies. The Company bases its estimates on historical experience, known or expected trends and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Accounts Receivable

Accounts receivable are recorded at fair value on the date revenue is recognized. The Company provides allowances for doubtful accounts for estimated losses resulting from the inability of its customers to repay their obligation. If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to repay, additional allowances may be required. The Company provides for potential uncollectible accounts receivable based on specific customer identification and historical collection experience adjusted for existing market conditions. If market conditions decline, actual collection experience may not meet expectations and may result in decreased cash flows and increased bad debt expense.

The policy for determining past due status is based on the contractual payment terms of each customer, which are generally net 30 or net 60 days. Once collection efforts by the Company and its collection agency are exhausted, the determination for charging off uncollectible receivables is made.

Inventory

Inventories are stated at the lower of cost or net realizable value. Cost is determined by the first-in, first-out basis and net realizable value. Net realizable value is defined as sales price less cost of completion, disposition and transportation and a normal profit margin. As of May 31, 2022 and November 30, 2021, inventory amounted to $12,893 and $0, respectively, which consisted of finished goods.

Revenue Recognition

On July 1, 2018, the Company adopted ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). Results for reporting periods beginning after January 1, 2018, are presented under ASC 606.

On June 29, 2021, the Sellers agreed to (i) pay to the Company, on the closing date of the Acquisition, $300,000 (the “Cash Consideration”), and (ii) transfer to the Company, on the closing date of the Acquisition, 400,000,000 HyFi Tokens (the “HyFi Token Consideration”). The Company used the Cash Consideration to bring the Company into a fully reporting status with the SEC and for public company operating expenses.

Concentration

Two customers, including one related party, account for 100% of sales during the three months ended May 31, 2022.

Five customers, including two related parties, account for 100% of sales during the six months ended May 31, 2022.

Cash and cash equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. On May 31, 2022, and November 30, 2021, the Company’s cash equivalents totaled $522,356 and $95,973, respectively.

Income taxes

The Company accounts for income taxes under FASB ASC 740, “Accounting for Income Taxes”. Under FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. FASB ASC 740-10-05, “Accounting for Uncertainty in Income Taxes,” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

F-9

The amount recognized is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. The Company assesses the validity of its conclusions regarding uncertain tax positions quarterly to determine if facts or circumstances have arisen that might cause it to change its judgment regarding the likelihood of a tax position’s sustainability under audit.

Stock-based Compensation

The Company accounts for stock-based compensation using the fair value method following the guidance outlined in Section 718-10 of the ASC for disclosure about stock-based compensation. This section requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award- the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

Net Loss per Share

Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by ASC Topic 260, “Earnings per Share.” Basic earnings per common share calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.

Recent Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842), which establishes a new lease accounting model for lessees. The updated guidance requires an entity to recognize assets and liabilities arising from financing and operating leases, along with additional qualitative and quantitative disclosures. The amended guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018, with early adoption permitted. In March 2019, the FASB issued ASU 2019-01, Codification Improvements, which clarifies certain aspects of the new lease standard. The FASB issued ASU 2018-10, Codification Improvements to Topic 842, Leases in July 2018. Also in 2018, the FASB issued ASU 2018-11, Leases (Topic 842) Targeted Improvements, which provides an optional transition method whereby the new lease standard is applied at the adoption date and recognized as an adjustment to retained earnings. The amendments have the same effective date and transition requirements as the new lease standard.

We adopted ASC 842 on July 1, 2021. The adoption of ASC 842 did not have any impact on our financial statements.

Stockholders’ Equity

On July 28, 2021, the Company amended and restated its articles of incorporation, as amended, in order to, among other things, (i) increase the number of authorized shares of common stock from 100,000,000 to 500,000,000, (ii) increase the number of authorized shares of preferred stock from 10,000 to 5,000,000, and (iii) change the par value of the preferred stock from $1.00 par value per share to $0.0001 par value per share. As of November 30, 2021, the Company had authorized 500,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share.

On March 4, 2022, the Company issued 625,000 shares of restricted common stock to a Canadian investor for $0.40 per share for a total purchase price of $250,000.

As of May 31, 2022, and November 30, 2021, respectively, there were 45,625,000 and 45,000,000 shares of common stock issued and outstanding, respectively, and 900,000 and 900,000 shares of preferred stock issued and outstanding, respectively.

F-10

Note 3. Notes Payable and Convertible Debt

Notes payable consists of the following:

	Balance	Interest Rate	Maturity
Demand loans	$551,167	4% to 8%	Various
Reclassification of accrued compensation to notes payable	143,031	8%	December 1, 2017
Balance –May 31, 2022 and November 30, 2021	$694,198

As of May 31, 2022 and November 30, 2021, all loans are past due and in default.

On July 27, 2016, the Company entered into demand loan agreements with a third-party investor totaling $193,667 at 4% interest, payable upon demand.

Between October 28, 2011 and January 7, 2012, the Company issued a total of $70,000 in notes payable, due May 31, 2012. Interest on the notes is payable at 4%. The lender may elect to convert the loan before maturity at a conversion price of $0.25 per share. The loans are currently past due.

On December 3, 2013, the Company entered into convertible debt agreements with a third-party investor totaling $62,500 at 8% interest, payable upon demand. The debt is convertible into shares of common stock at a conversion price of $0.10 per share, for any amount up to 50% of the original amount of the notes. As of May 31, 2022 and November 30, 2021, the note was in default.

On July 30, 2015, the Company entered into convertible debt agreements with a third-party investor totaling $200,000 at 8% interest, due on December 31, 2015. The debt is convertible into shares of common stock at a conversion price of $0.15 per share. As of May 31, 2022 and November 30, 2021, the note was in default.

On May 23, 2016, the Company entered into convertible debt agreements with a third-party investor totaling $25,000 at 8% interest, due on May 23, 2018. The debt is convertible into shares of common stock at a conversion price of $0.10 per share. As of May 31, 2022 and November 30, 2021, the note was in default.

On July 30, 2015, the Company entered into convertible debt agreements with a third-party investor totaling $15,000 at 8% interest, due on May 23, 2018. The debt is convertible into shares of common stock at a conversion price of $0.15 per share. As of May 31, 2022 and November 30, 2021, the note was in default.

On July 30, 2015, the Company entered into convertible debt agreements with a third-party investor totaling $15,000 at 8% interest, due on May 23, 2018. The debt is convertible into shares of common stock at a conversion price of $0.15 per share. As of May 31, 2022 and November 30, 2021, the note was in default.

Between December 3, 2014 and July 28, 2015, the Company issued a total of $113,031 in notes payable. Interest on the notes is payable at 8%. The loans were due prior to December 31, 2015 and are past due.

Accrued interest on notes payable and convertible debt at May 31, 2022 and November 30, 2021 amounted to $297,565 and $275,071, respectively, which is included as a component of accounts payable and accrued expenses.

Interest expense on notes payable and convertible debt with third parties amounted to $11,247 and $11,247 for the three months ended May 31, 2022 and May 31, 2021 respectively. Interest expense on notes payable and convertible debt with third parties amounted to $22,494 and $22,494 for the six months ended May 31, 2022 and May 31, 2021 respectively.

Note 4. Related Party Transactions

On May 27, 2016, the former Chief Executive Officer, now our Chief Financial Officer, agreed to reduce his accrued compensation by $206,250 as a contribution to additional paid in capital. He also agreed to reclassify $874,000 in accrued compensation to long term debt upon the issuance of a non-convertible 4% interest bearing note with a maturity date of December 1, 2017. The compensation included was accrued during the period from January 2, 2011 to February 29, 2016. This compensation will be paid as bonuses out of future income only and is further subject to a cap of 20% of operating net cash flow in any given period. If bonuses are paid, accrued compensation will be paid with an amount decided by the Board. On June 1, 2016, he agreed to reduce his accrued compensation by $25,000 as a contribution to additional paid in capital. He also agreed to reduce his long term note by $214,000 as a contribution to additional paid in capital. As the Company was not funded prior to December 1, 2016, the Board of Directors reversed the contribution of accrued salaries. As of May 31, 2022 and November 30, 2021, the Chief Financial Officer was owed $445,250 and $445,250, respectively, of accrued compensation and accrued salary was reduced by $15,722.47. As of May 31, 2022 and November 30, 2020, the Chief Financial Officer was owed $805,637 and $805,637, respectively, of notes payable and accrued interest.

F-11

On May 27, 2016, the Director of Strategy agreed to reduce her accrued compensation by $206,250 as a contribution to additional paid in capital. She also agreed to reclassify $660,000 in accrued compensation to long term debt upon the issuance of a non-convertible 4% interest bearing note with a maturity date of December 1, 2017. The total principal amount of $710,000 included three different notes totaling $50,000@ 8% interest. The compensation included was accrued during the period from January 2, 2011 to February 29, 2016. This compensation will be paid as bonuses out of future income only and is further subject to a cap of 20% of operating net cash flow in any given period. If bonuses are paid, accrued compensation will be paid with an amount decided by the Board. On June 1, 2016, she agreed to reduce her accrued compensation by $225,000 as a contribution to additional paid in capital. She also agreed to reduce her long term note by $9,583 as a contribution to additional paid in capital. As the Company was not funded prior to December 1, 2016, the Board of Directors reversed the contribution of accrued salaries. As of May 31, 2022 and November 30, 2021, the Director was owed a total of $440,833 and $440,833, respectively, of accrued compensation. As of May 31, 2022 and November 30, 2021, the Director was owed a total of $883,791 and $883,791, respectively, of notes payable and accrued interest. There was a reduction in the liability by share issuance of $27,308.

As of November 30, 2016, a related party investor advanced a total of $99,448 due on or before June 15, 2016. Pursuant to the agreement, the investor is allowed to convert 100% of the debt at a share price of $0.15. As of May 31, 2022 and November 30, 2021, the note was in default.

In March 2016, the Chief Operating Officer loaned to the Company $100,000. The loan bears interest at 8% and is due on or before March 2, 2018. Pursuant to the agreement, the investor is allowed to convert 100% of the debt on the maturity date at a share price of $0.15. The Company accounted for the conversion of loan in accordance with ASC 470, “Debt with Conversion and Other Options”. The fair market value of the shares on March 2, 2016 was $0.10 per share and, accordingly, there was deemed to be no Beneficial Conversion Factor. On May 18, 2016, the Chief Operating Officer loaned the Company an additional $50,000 with conversion rights at $0.10 per share. Therefore, effective May 18, 2016, $50,000 of the Chief Operating Officer’s note payable had conversion rights of $0.10 per share. The Company accounted for the conversion of loan in accordance with ASC 470, “Debt with Conversion and Other Options”. The fair market value of the shares on May 18, 2016 was $0.10 per share and accordingly there was deemed to be no Beneficial Conversion Factor. On May 23, 2016, a third-party investor loaned the Company $25,000 with conversion rights at $0.10 per share. Therefore, effective May 23, 2016, an additional $25,000 of the Chief Operating Officer’s $100,000 note payable had conversion rights of $0.10 per share. The Company accounted for the conversion of loan in accordance with ASC 470, “Debt with Conversion and Other Options”. The fair market value of the shares on May 18, 2016 was $0.10 per share and accordingly, was deemed to have no Beneficial Conversion Factor. As of May 31, 2022 and November 30, 2021, the note was in default.

In May 2016, the Chief Operating Officer made a loan of $50,000, bearing interest at 8% and due on or before May 18, 2018. The debt is convertible into shares of common stock at a conversion price of $0.10 per share. As of May 31, 2022 and November 30, 2021, the note was in default.

In July 2016, the Chief Operating Officer made a loan of $50,000 as collateral, bearing interest at 8% and due on or before July 31, 2018. The debt is convertible into shares of common stock at a conversion price of $0.10 per share. As of May 31, 2022 and November 30, 2021, the note was in default.

On June 29, 2021 the Company entered into an employment agreement with Robert Kohn. The Company agreed to an annual salary of $150,000 beginning on September 30, 2021. As of May 31, 2022 and November 30, 2021 the Company accrued $100,000 and $25,000, respectively.

F-12

During the year ended November 30, 2021 the Company issued 17,500,000 HyFi Tokens to related parties for the purchase of technology. The Technology has a historical value of $0. In addition, the Company issued Troy MacDonald 175,000 HyFi Tokens as consideration for his sale of HyFi tokens at 5% of the related token sales.

Accrued interest on related party notes payable and convertible debt at May 31, 2022 and November 30, 2021, amounted to $526,534 and $484,156, respectively, and is a component of accounts payable and accrued expenses – related parties.

Interest expense on notes payable and convertible debt with related parties amounted to $21,189 and $21,189 for the three months ended May 31, 2022 and May 31, 2021, respectively. Interest expense on notes payable and convertible debt with related parties amounted to $42,378 and $42,378 for the six months ended May 31, 2022 and May 31, 2021, respectively.

The Company has separated accounts payable and accrued expenses on the balance sheet to reflect amounts due to related parties primarily consisting of officer compensation, health insurance, interest on notes and reimbursable expenses to officers for travel, meals and entertainment, vehicle and other related business expenses.

Note 5. Senior Promissory Note – related party

On June 29, 2021, the Closing Date, the Company and CEP entered into the Redemption Agreement, dated as of June 29, 2021, pursuant to which the Company redeemed the Series A Share. On the Closing Date, as provided in the Redemption Agreement, the Company issued to CEP the Note in the principal amount of $1,000,000 with an interest rate of 6% per annum. The Series A Share will be held in escrow. If an Event of Default (as defined in the Note) occurs under the Note, then the Company will direct the escrow agent to release the Series A Share to CEP; provided, however, that CEP will also retain all rights and privileges under the Note (and the Company will remain bound to all obligations under Note) even if the Series A Share is required to be released by the escrow agent to CEP as provided in the Redemption Agreement. For the avoidance of doubt, CEP will regain all rights, title, and interest in and to the Series A Share upon the occurrence of an Event of Default under the Note, regardless of the amount of the outstanding balance owed under the Note at the time of the occurrence of an Event of Default under the Note. Accrued interest parties amounted to $55,234 and $25,315 as of May 31, 2022 and November 30, 2021, respectively. Interest expense for the three and six months ended May 31, 2022 amounted to $15,123 and 29,918, respectively.

Note 6. Stockholders’ deficit

On August 5, 2021, Company effected the following share issuances:

The Company issued 50,000 shares of common stock valued at $2,500 ($0.05 per share) to a consultant.

The Company issued 750,000 shares of common stock valued at $37,500 ($0.05 per share) to Baruch Halpern for severance compensation.

The Company issued 546,160 shares of common stock valued at $27,307 ($0.05 per share) to Robert Kohn for partial conversion of accrued compensation.

The Company issued 546,160 shares of common stock valued at $27,307 ($0.05 per share) to Bonnie Nelson for partial conversion of accrued compensation.

On the Closing Date, the Company and CEP entered into the Redemption Agreement, dated as of June 29, 2021, pursuant to which the Company redeemed the Series A Share. On the Closing Date, as provided in the Redemption Agreement, the Company issued to CEP the Note in the principal amount of $1,000,000 with an interest rate of 6% per annum. The Series A Share will be held in escrow. If an Event of Default (as defined in the Note) occurs under the Note, then the Company will direct the escrow agent to release the Series A Share to CEP; provided, however, that CEP will also retain all rights and privileges under the Note (and the Company will remain bound to all obligations under Note) even if the Series A Share is required to be released by the escrow agent to CEP as provided in the Redemption Agreement. For the avoidance of doubt, CEP will regain all rights, title, and interest in and to the Series A Share upon the occurrence of an Event of Default under the Note, regardless of the amount of the outstanding balance owed under the Note at the time of the occurrence of an Event of Default under the Note.

F-13

On June 29, 2021, the Sellers agreed to (i) pay to the Company, on the closing date of the Acquisition, $300,000 (the “Cash Consideration”), and (ii) transfer to the Company, on the closing date of the Acquisition, 400,000,000 HyFi Tokens (the “HyFi Token Consideration”). The Company used the Cash Consideration to bring the Company into a fully reporting status with the SEC and for public company operating expenses.

In exchange for the sale of the Assets and the Cash Consideration, the Company agreed to issue to the Sellers an aggregate of 900,000 Series C preferred shares within 30 calendar days after the State of Nevada provides written confirmation of filing of the certificate of designation for the Series C preferred stock.

Pursuant to the terms of the APA, the parties agreed that the Series C preferred stock will have the following terms, among others:

1. Authorized Shares of Series C Preferred Stock. The number of authorized shares of Series C preferred stock will be 900,000.

2. Conversion. Subject to the other terms and conditions in the certificate of designation, a Series C preferred stock holder will have the right from time to time and at any time following the date that is one year after the date on the signature page of the certificate of designations to convert each outstanding share of Series C preferred stock into 450 shares of Company common stock. Based on the number of shares of common stock issued and outstanding as of November 30, 2021, if all of the 900,000 shares of Series C preferred stock are issued and subsequently converted, the holders of the converted stock will hold 90% of the issued and outstanding shares of common stock.

3. Voting. Except as otherwise set forth in the certificate of designation, each share of Series C preferred stock will, on any matter submitted to the holders of Company common stock, or any class thereof, for a vote, vote together with the common stock, or any class thereof, as applicable, as one class on such matter, and each share of Series C preferred stock will have 450 votes.

4. Dividends. The Series C preferred stock is not entitled to receive dividends or distributions.

On August 27, 2021, the Company filed with the State of Nevada a certificate of designations for the Series C preferred stock.

On July 28, 2021, the Company amended and restated its articles of incorporation, as amended, in order to, among other things, (i) increase the number of authorized shares of common stock from 100,000,000 to 500,000,000, (ii) increase the number of authorized shares of preferred stock from 10,000 to 5,000,000, and (iii) change the par value of the preferred stock from $1.00 par value per share to $0.0001 par value per share. As of November 30, 2021, the Company had authorized 500,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share. As of May 31, 2022, and November 30, 2021, respectively, there were 45,625,000 and 45,000,000 shares of common stock issued and outstanding, and 900,000 and 900,000 shares of preferred stock issued and outstanding, respectively.

On March 5, 2022, the Company entered into a Stock Purchase Agreement (the “Compton SPA”) by and between the Company and Clarke Compton. Pursuant to the terms of the Compton SPA, the Company agreed to sell, and Mr. Compton agreed to purchase, 625,000 shares of the Company’s common stock for a total purchase price of $250,000.

Note 7. Commitments and Contingencies

Commitments

On April 6, 2022, the Company entered into an agreement (the “Sanctum Agreement”) with Sanctum Studios (“Sanctum”) relating to The Athena Project. Pursuant to the terms of the Sanctum Agreement, Sanctum agreed to conceptualize, create and produce a collection of 20,000 digital art assets based on the Greek Goddess Athena, in exchange for payment by the Company of $121,000 and certain variable rate payments depending on the number of vaults sold by the Company. The $121,000 is payable by the Company in three equal installments of $40,333.33 due on April 4, 2022, May 19, 2022 and July 1, 2022. The Company paid all installments due through May 31, 2022. The Sanctum deliverables are due by July 1, 2022 or earlier, as set forth in the Sanctum Agreement. The Company announced this material definitive agreement and associated Press Release, incorporated by reference, on a Current Report on Form 8-K which was filed with the SEC on April 7, 2022.

Contingencies

From time to time, the Company may be involved in legal matters arising in the ordinary course of business. While the Company believes that such matters are currently not material, there can be no assurance that matters arising in the ordinary course of business for which the Company is, or could be, involved in litigation, will not have a material adverse effect on its business, financial condition or results of operations.

F-14

Note 8. Subsequent Events

Diagonal Lending Securities Purchase Agreement & Convertible Note

On May 31, 2022, the Company entered into a Securities Purchase Agreement (the “Diagonal Lending SPA”) by and between the Company and 1800 Diagonal Lending LLC (“Diagonal Lending”). Pursuant to the terms of the Diagonal Lending SPA, the Company agreed to sell, and Diagonal Lending agreed to purchase, a convertible note of the Company in the aggregate principal amount of $90,000.

On May 31, 2022, pursuant to the terms of the Diagonal Lending SPA, the Company issued to Diagonal Lending a convertible promissory note (the “Diagonal Lending Note”) in the principal amount of $90,000. The Diagonal Lending Note was funded on June 23, 2022. The Diagonal Lending Note bears interest at a rate of 10% per annum and matures on May 31, 2023. The Diagonal Lending Note may not be prepaid in whole or in part except as otherwise explicitly set forth in the Diagonal Lending Note. Any amount of principal or interest which is not paid when due will bear interest at a rate of 22% per annum.

Diagonal Lending has the right from time to time, and at any time following November 27, 2022 and ending on the earlier of (i) payment of all amounts due under the Diagonal Lending Note, (ii) May 31, 2023, if all amounts are repaid in full at such time, or (iii) the date full repayment of all indebtedness to convert all or any part of the indebtedness into common stock subject to the terms of the Digital Lending Note at the Conversion Price (as hereinafter defined). The “Conversion Price” means 65% multiplied by the lowest trading price for the Company’s common stock during the 10 trading day period ending on the latest complete trading day prior to the conversion date, subject to a 4.99% equity blocker and subject to the terms of the Diagonal Lending Note.

The Diagonal Lending Note may be prepaid; provided, however, that if the Company exercises its right to prepay, the Company will make payment to Diagonal Lending of an amount in cash equal to the percentage as set forth in the table below, multiplied by the sum of: (w) the then outstanding principal amount of the Diagonal Lending Note, plus (x) accrued and unpaid interest on the unpaid principal amount of the Diagonal Lending Note, plus (y) default interest, if any, on the amounts referred to in clauses (w) and (x) plus (z) certain other amounts owed to Diagonal Lending pursuant to the terms of the Diagonal Lending Note.

Prepayment Period	Prepayment Percentage
May 31, 2022 to July 30, 2022	120%
July 31, 2022 to October 28, 2022	125%
October 29, 2022 to November 27, 2022	130%

After November 27, 2022, prepayment will be subject to agreement of the parties with respect to the applicable prepayment percentage.

China Energy Partners Note Amendment

On June 22, 2022, the Company entered into the Addendum and Amendment of Promissory Note (the “Note Amendment”) by and between the Company and China Energy Partners, LLC (“China Energy”). Pursuant to the terms of the Note Amendment, the Company and China Energy agreed to amend the Senior Promissory Note issued by the Company to China Energy on June 29, 2021 (the “China Energy Note”) such that (i) the principal amount and accrued interest under the China Energy Note will be repaid in full on or before June 28, 2022, with $800,000 to be paid in cash and $200,000 to be paid via the transfer to China Energy of tokens to an electronic wallet; and (ii) the parties agree that $60,000 in interest previously accrued under the China Energy Note was satisfied via the transfer by the Company to China Energy of 53 HyFi NFT Athena vaults.

On June 28, 2022, the China Energy Note, as amended by the Note Amendment, was paid in full.

PIP North America ILO and Multi-Agreement

On June 26, 2022 , the Company entered into an ILO and Multi-Agreement (the “PIP Agreement”) with PIP North America Inc. (“PIP”). Pursuant to the terms of the PIP Agreement, the parties agreed as follows:

1.	The Company agreed to provide PIP the exclusivity to list the first initial license offering (“ILO”) for a minimum of 90 days. PIP can mutually agree to allow the Company to list another ILO during this period and PIP will receive 50% of gross revenues.
2.	PIP will not pay any listing fee for its first three ILOs, and the Company will provide free consulting services to help structure the ILOs.
3.	The Company agreed to provide services necessary from Super How for the customization of the HyFi technology for the first three PIP ILOs, including smart contracts for each listing.
4.	The Company agreed to provide, at the Company’s cost, Prime Trust for anti-money laundering (AML) and know your customer (KYC) services, including processing of the payments, conversion of tokens to fiat currency for the use by the ILO issuer and all other services necessary for any ILOs, projects or bridge loans that PIP agrees to list on HyFi marketplaces to raise capital.
5.	The Company agreed to provide PIP with Exclusive License options for one-year $1 million and five-year $10 million exclusives for the agriculture category on the HyFi DeFi marketplaces. Whoever brings the issuer will receive 75% of the gross revenues and whoever does not bring the issuer will receive 25% of the gross revenues. The option for the one-year exclusive must be exercised while the first PIP ILO is listed on the HyFi ILO marketplace and, once exercised, will last for one year. Within 90 days of the expiration of the one-year exclusive license, PIP must exercise the 5-year license.
6.	PIP agreed to pay the Company 5% of gross sales of PIP vaults plus usual and customary percentages charged by third party vendors for the vault program.
7.	PIP agreed to purchase, and the Company agreed to sell, 500,000 shares of restricted common stock at a purchase price of $0.25 per share.
8.	PIP agreed to purchase, and the Company agreed to sell, 3,125,000 HyFi tokens at a purchase price of $0.04 per token for $125,000. The HyFi tokens can be used as utility tokens in conjunction with HyFi DeFi marketplace fees and services, HyFi vaults, HyFi memberships and any other HyFi fees and services.
9.	The Company agreed to grant PIP an option to purchase up to 50 HyFi vaults for $1,000. The option will expire on August 30, 2022.
10.	The Company agreed to provide a license for the HyFi Vault Program, a blockchain promotional and marketing program, and services necessary from third party vendors, including Super How and Sanctum Studios.
11.	In exchange for the above, PIP agreed to pay to the Company $500,000. The Company agreed to use this payment as part of the payments to retire the China Energy Note, as amended.

As indicated above, on June 28, 2022, the China Energy Note, as amended by the Note Amendment, was paid in full.

F-15

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of BioPower Operations Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of BioPower Operations Corporation as of November 30, 2021 and 2020, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of November 30, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2021

Lakewood, CO

February 17, 2022

F-16

BioPower Operations Corporation and Subsidiaries

Consolidated Balance Sheets

	November 30, 2021	November 30, 2020
Assets
Current assets
Cash	$95,973	$-
Total assets	$95,973	$-

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable and accrued expenses	$563,967	$406,202
Accounts payable and accrued expenses - related party	1,530,668	1,545,751
Notes payable	130,671	130,671
Convertible debt	368,031	368,031
Convertible debt - related parties,	399,447	399,447
Notes payable Senior secured - related party	1,000,000	-
Notes payable	193,667	193,667
Notes payable - related parties	1,320,700	1,320,700
Total current liabilities	5,507,151	4,364,469

Commitments and Contingencies (Note 9)	-	-

Stockholders’ deficit
Preferred stock - Series A, $1.00 par value: 10,000 authorized, 0 and 1 shares issued and outstanding on November 30, 2021 and November 30, 2020, respectively	-	1
Preferred stock - Series C, $.001 par value: 5,000,000 authorized, 900,000 and 0 shares issued and outstanding on November 30, 2021 and November 30, 2020, respectively	900	-
Common stock, $.0001 par value: 500,000,000 authorized; 45,000,000 and 43,107,680 issued and outstanding on November 30, 2021 and November 30, 2020, respectively	4,501	4,312
Additional paid-in capital	4,140,411	4,746,884
Accumulated deficit	(9,556,990)	(9,115,666)
Total stockholders’ deficit	(5,411,178)	(4,364,469)
Total liabilities and stockholders’ deficit	$95,973	-

The accompanying notes are an integral part of these consolidated financial statements.

F-17

BioPower Operations Corporation and Subsidiaries

Consolidated Statements of Operations

	For the Years Ended November 30,
	2021	2020
Revenue	$175,000	$-

Operating expenses
Selling, general and administrative expenses	461,263	-
Total operating expenses	461,263	-

Loss from operations	(286,263)	-

Other expenses
Interest expense	(44,990)	(44,990)
Interest expense -related party	(110,071)	(84,755)
Total other expenses	(155,061)	(129,745)

Net loss	$(441,324)	$(129,745)

Net loss per common share: basic and diluted	$(0.01)	$(0.00)

Weighted average common shares outstanding: basic and diluted	43,915,714	43,107,680

The accompanying notes are an integral part of these consolidated financial statements.

F-18

BioPower Operations Corporation and Subsidiaries

Consolidated Statements of Cash Flows

	For the Years Ended November 30,
	2021	2020
Cash flows from operating activities
Net loss	$(441,324)	$(129,745)
Adjustments to reconcile net loss to net cash used in operating activities
Common stock issued for services	2,500
Adjustments to reconcile net loss to net
Changes in operating assets and liabilities
Accounts payable and accrued expenses	195,266	44,990
Accounts payable and accrued expenses - related party	39,531	84,755
Net cash used in operating activities	(204,027)	-

Cash flow from financing activities
Proceeds from issuance of preferred stock	300,000	-
Net cash provided by financing activities	300,000	-

Net increase in cash and cash equivalents	95,973	-
Cash and cash equivalents at beginning of period
Cash and cash equivalents at end of period	$95,973	$-

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Supplemental disclosure of cash flow information:
Conversion of series A preferred stock to notes payable - related party	$(1,000,000)	$-
Common stock issued for accrued severance	$37,500	$-
Common stock issued for accrued salary - related party	$54,615	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-19

BioPower Operations Corporation and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Deficit

For the Years Ended November 30, 2021 and 2020

	Preferred Stock		Preferred Stock		Common Stock		Additional
	Shares Outstanding	Par Amount	Shares Outstanding	Par Amount	Shares Outstanding	Par Amount	Paid-in Capital	Accumulated Deficit	Total

Balance November 30, 2019	1	1	-	-	43,107,680	$4,312	$4,746,884	$(8,985,921)	$(4,234,724)
Net loss, for the year ended November 30, 2020	-	-	-	-	-	-	-	(129,745)	(129,745)
Balance November 30, 2020	1	$1	-	$-	43,107,680	$4,312	$4,746,884	$(9,115,666)	$(4,364,469)
Sales of preferred stock	-	-	900,000	900	-	-	299,100	-	300,000
Conversion of series A preferred stock to notes payable - related party	(1)	(1)	-	-	-	-	(999,999)	-	(1,000,000)
Common stock issued for services	-	-	-	-	50,000	5	2,495	-	2,500
Common stock issued for accrued severance	-	-	-	-	750,000	75	37,425	-	37,500
Common stock issued for accrued salary - related party	-	-	-	-	1,092,320	109	54,506	-	54,615
Net loss, for year ended November 30, 2021	-	-	-	-	-	-	-	(441,324)	(441,324)
Balance November 30, 2021	-	$-	900,000	$900	45,000,000	$4,501	$4,140,411	$(9,556,990)	$(5,411,178)

The accompanying notes are an integral part of these consolidated financial statements.

F-20

BioPower Operations Corporation and Subsidiaries

Notes to Consolidated Financial Statements

November 30, 2021 and 2020

Audited

Note 1. Organization:

BioPower Corporation (“BioPower” or the “Company”) was incorporated in the State of Florida on September 13, 2010. On January 5, 2011, the Company re-domiciled to Nevada and formed BioPower Operations Corporation, a Nevada corporation. On January 6, 2011, the shareholders of BioPower Corporation contributed their shares of BioPower Corporation to BioPower Operations Corporation and BioPower Corporation became a wholly owned subsidiary.

On October 24, 2014, the Company executed a Share Exchange Agreement (“SEA”) with Green3Power Holdings Company (“G3P”) to acquire G3P and its wholly owned subsidiaries Green3Power Operations Inc., a Delaware corporation (“G3P OPS”), and Green3Power International Company, a Nevis corporation (“G3PI”). This transaction was a stock for stock exchange (the “Exchange”), which was accounted for as an acquisition and recorded as an expense based on the fair value of the Company’s common stock as of the date of the exchange. Also exchanged was one share of the Company’s Series B preferred stock, which is convertible into common shares two years from the date of the SEA, if certain milestones are met as required by the SEA. No value was attributed to the preferred share. We conduct all of our operations through G3P and its subsidiaries which are primarily engaged in the development of waste-to-energy projects and services including design, permitting, equipment procurement, construction management and operations and maintenance of the intended facilities. We intend to hold equity interests in the waste-to-energy facilities on a global basis and operate and maintain the facilities. A second business unit is focused on providing waste remediation services globally.

The Company’s fiscal year end is November 30.

On January 6, 2011, we acquired 100% of BioPower Corporation (“BC”), a Florida corporation incorporated on September 13, 2010, by our then-CEO and Director contributing 100% of the outstanding shares to the Company. As a result, BC became a wholly owned subsidiary of the Company.

On May 12, 2012, the Company formed FTZ Energy Exchange Inc., a wholly owned subsidiary, for the future development of an energy exchange. On June 7, 2012, the Company’s then-Chief Executive Officer contributed 100% of his member interest in FTZ Exchange, LLC (“FTZ”), a wholly owned subsidiary, to the Company for no consideration. FTZ is a licensing company that licenses business know-how and technology to build transaction fee-based exchanges for the sale of products and services in vertical markets.

On August 2, 2012, the Company formed Agribopo, Inc., a wholly owned subsidiary, for the development of biomass related projects. On November 27, 2012, the Company entered into a non-exclusive global license with Advanced Green Technologies, LLC to convert biomass wastes from animals, humans and cellulosic biomass to cellulosic ethanol, fertilizer and other derivative products.

F-21

On October 24, 2014, the Company entered into the SEA with G3P to acquire G3P and its wholly owned subsidiaries, G3P OPS and G3PI through the Exchange.

By October 24, 2016, G3P had failed to meet the provisions of the SEA that would allow G3P to take over control of the Company. As a result, the Company’s Board of Directors tried to come to an arrangement to separate BioPower from its subsidiaries, but in the end, decided that it would be in the best interests of the Company’s shareholders to move forward looking for a new acquisition. From October 24, 2016 until February 2017, the Company continued project development of waste-to-energy projects with extremely limited funds. In February 2017, the Company ceased all operations. At that time, we became a shell company.

In 2019, we entered into a memorandum of understanding with WPP Energy GmbH and China Energy Partners, LLC (“CEP”), but after exhausting all efforts we were unable to negotiate a definitive agreement or close the transaction.

On June 29, 2021, we entered into an Asset Purchase Agreement (the “APA”) with Rafael Ben Shaya, Troy MacDonald, Adam Benchaya, Thomas Perez, Tom Saban and Edouard Pouchoy (collectively, Messrs. Ben Shaya, MacDonald, Benchaya, Perez, Saban and Pouchoy are referred to herein as the “Sellers”).

Pursuant to the terms of the APA, the Company agreed to acquire from the Sellers, and the Sellers agreed to sell to the Company, certain assets comprised of the goodwill, intellectual property, business proprietary know-how and trade secrets, intangible property and other assets of Sellers’ business with respect to HyFi, and any and all rights of Sellers in and to the foregoing (the “Assets”), and certain governance/utility virtual tokens (collectively, the “HyFi Tokens”) expected to be used as a means of payment on the HyFi Platform, as hereinafter defined (the “Acquisition”). The “HyFi Platform” means a decentralized finances (“DeFi”) exchange marketplace using blockchain platform technology. The DeFi principles are based on an ecosystem of financial services utilizing tokenization and non-fungible tokens (“NFTs”) for production, licenses, projects and commodities across vertical and horizontal markets.

In addition, the Sellers agreed to (i) pay to the Company, on the closing date of the Acquisition, $300,000 (the “Cash Consideration”), and (ii) transfer to the Company, on the closing date of the Acquisition, 400,000,000 HyFi Tokens (the “HyFi Token Consideration”). The Company used the Cash Consideration to bring the Company into a fully reporting status with the Securities and Exchange Commission (the “SEC”) and for public company operating expenses.

Pursuant to the terms of the APA, the Company agreed to file with the State of Nevada the certificate of designation for the Series C preferred stock on or before the date that is 60 calendar days after the closing of the Acquisition. In exchange for the sale of the Assets and the Cash Consideration, the Company agreed to issue to the Sellers an aggregate of 900,000 Series C preferred shares within 30 calendar days after the State of Nevada provides written confirmation of filing of the certificate of designation for the Series C preferred stock.

F-22

Pursuant to the terms of the APA, the parties agreed that the Series C preferred stock will have the following terms, among others:

1. Authorized Shares of Series C Preferred Stock. The number of authorized shares of Series C preferred stock will be 900,000.

2. Conversion. Subject to the other terms and conditions in the certificate of designation, a Series C preferred stock holder will have the right from time to time and at any time following the date that is one year after the date on the signature page of the certificate of designations to convert each outstanding share of Series C preferred stock into 450 shares of Company common stock. Based on the number of shares of common stock issued and outstanding as of June 29, 2021, if all of the 900,000 shares of Series C preferred stock are issued and subsequently converted, the holders of the converted stock will hold 90% of the issued and outstanding shares of common stock.

3. Voting. Except as otherwise set forth in the certificate of designation, each share of Series C preferred stock will, on any matter submitted to the holders of Company common stock, or any class thereof, for a vote, vote together with the common stock, or any class thereof, as applicable, as one class on such matter, and each share of Series C preferred stock will have 450 votes.

4. Dividends. The Series C preferred stock is not entitled to receive dividends or distributions.

The Acquisition closed on June 29, 2021 (the “Closing Date”). On the Closing Date, the Sellers delivered the Cash Consideration and the HyFi Token Consideration.

On August 27, 2021, the Company filed with the State of Nevada a certificate of designations for the Series C preferred stock.

Series A Preferred Stock Redemption Agreement & Senior Promissory Note

Also on the Closing Date, the Company and CEP entered into a share redemption agreement (the “Redemption Agreement”), dated as of June 29, 2021, pursuant to which the Company redeemed one share of the Company’s Series A preferred stock from CEP (the “Series A Share”). On the Closing Date, as provided in the Redemption Agreement, the Company issued to CEP a senior promissory note (the “Note”) in the principal amount of $1,000,000. The Series A Share will be held in escrow. If an Event of Default (as defined in the Note) occurs under the Note, then the Company will direct the escrow agent to release the Series A Share to CEP; provided, however, that CEP will also retain all rights and privileges under the Note (and the Company will remain bound to all obligations under Note) even if the Series A Share is required to be released by the escrow agent to CEP as provided in the Redemption Agreement. For the avoidance of doubt, CEP will regain all rights, title, and interest in and to the Series A Share upon the occurrence of an Event of Default under the Note, regardless of the amount of the outstanding balance owed under the Note at the time of the occurrence of an Event of Default under the Note.

F-23

Note 2. Summary of Significant Accounting Policies

Principles of Consolidation

All inter-company accounts and transactions have been eliminated in consolidation.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (the “ASC”) which is the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP.

Going Concern

The accompanying unaudited consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-month period following the date of these financial statements. The Company has incurred significant operating losses since inception. As of November 30, 2021, the Company had an accumulated deficit   of $9,556,990 and stockholders’ deficit of $5,411,178.

Because the Company does not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company will need to raise additional funds and is currently exploring alternative sources of financing. Historically, the Company has raised capital through private placements, as an interim measure to finance working capital needs and may continue to raise additional capital through the sale of common stock or other securities and obtaining some short-term loans. The Company will be required to continue to so until its operations become profitable. Also, the Company has, in the past, paid for consulting services with its common stock to maximize working capital, and intends to continue this practice where feasible.

F-24

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to income taxes and contingencies. The Company bases its estimates on historical experience, known or expected trends and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Revenue Recognition

On July 1, 2018, the Company adopted ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). Results for reporting periods beginning after January 1, 2018, are presented under ASC 606.

On June 29, 2021, the Sellers agreed to (i) pay to the Company, on the closing date of the Acquisition, $300,000 (the “Cash Consideration”), and (ii) transfer to the Company, on the closing date of the Acquisition, 400,000,000 HyFi Tokens (the “HyFi Token Consideration”). The Company used the Cash Consideration to bring the Company into a fully reporting status with the SEC and for public company operating expenses. During the year ended November 30, 2021 the Company sold a total of 4,125.000 tokens to two customers for a total of $175,000.

Concentration

Two customers account for 71% and 29% for a total of 100% during the year ended November 30, 2021.

Cash and cash equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. On November 30, 2021, and November 30, 2020, the Company’s cash equivalents totaled $95,973 and $-0-, respectively.

Income taxes

The Company accounts for income taxes under FASB ASC 740, “Accounting for Income Taxes”. Under FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. FASB ASC 740-10-05, “Accounting for Uncertainty in Income Taxes,” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

The amount recognized is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. The Company assesses the validity of its conclusions regarding uncertain tax positions quarterly to determine if facts or circumstances have arisen that might cause it to change its judgment regarding the likelihood of a tax position’s sustainability under audit.

F-25

Stock-based Compensation

The Company accounts for stock-based compensation using the fair value method following the guidance outlined in Section 718-10 of the ASC for disclosure about stock-based compensation. This section requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award- the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

Net Loss per Share

Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by ASC Topic 260, “Earnings per Share.” Basic earnings per common share calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.

Recent Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842), which establishes a new lease accounting model for lessees. The updated guidance requires an entity to recognize assets and liabilities arising from financing and operating leases, along with additional qualitative and quantitative disclosures. The amended guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018, with early adoption permitted. In March 2019, the FASB issued ASU 2019-01, Codification Improvements, which clarifies certain aspects of the new lease standard. The FASB issued ASU 2018-10, Codification Improvements to Topic 842, Leases in July 2018. Also in 2018, the FASB issued ASU 2018-11, Leases (Topic 842) Targeted Improvements, which provides an optional transition method whereby the new lease standard is applied at the adoption date and recognized as an adjustment to retained earnings. The amendments have the same effective date and transition requirements as the new lease standard.

We adopted ASC 842 on July 1, 2021. The adoption of ASC 842 did not have any impact on our financial statements.

Stockholders’ Equity

On July 28, 2021, the Company amended and restated its articles of incorporation, as amended, in order to, among other things, (i) increase the number of authorized shares of common stock from 100,000,000 to 500,000,000, (ii) increase the number of authorized shares of preferred stock from 10,000 to 5,000,000, and (iii) change the par value of the preferred stock from $1.00 par value per share to $0.0001 par value per share. As of November 30, 2021, the Company had authorized 500,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share. As of November 30, 2021, and November 30, 2020, respectively, there were 45,000,000 and 43,107,680 shares of common stock issued and outstanding, respectively, and 900,000 and 1 shares of preferred stock issued and outstanding, respectively.

F-26

Note 3. Notes Payable and Convertible Debt

Notes payable consists of the following:

	Balance	Interest Rate	Maturity
Demand loans	$551,167	4% to 8%	Various
Reclassification of accrued compensation to notes payable	143,031	8%	December 1, 2017
Balance –November 30, 2021 and November 30, 2020	$694,198

As of November 30, 2021 and November 30, 2020, all loans are past due and in default.

On July 27, 2016, the Company entered into demand loan agreements with a third party investor totaling $193,667 at 4% interest, payable upon demand.

Between October 28, 2011 and January 7, 2012, the Company issued a total of $70,000 in notes payable, due May 31, 2012. Interest on the notes is payable at 4%. The lender may elect to convert the loan before maturity at a conversion price of $0.25 per share. The loans are currently past due.

On December 3, 2013, the Company entered into convertible debt agreements with a third party investor totaling $62,500 at 8% interest, payable upon demand. The debt is convertible into shares of common stock at a conversion price of $0.10 per share, for any amount up to 50% of the original amount of the notes. As of November 30, 2021 and November 30, 2020, the note was in default.

On July 30, 2015, the Company entered into convertible debt agreements with a third party investor totaling $200,000 at 8% interest, due on December 31, 2015. The debt is convertible into shares of common stock at a conversion price of $0.15 per share. As of November 30, 2021 and November 30, 2020, the note was in default.

On May 23, 2016, the Company entered into convertible debt agreements with a third party investor totaling $25,000 at 8% interest, due on May 23, 2018. The debt is convertible into shares of common stock at a conversion price of $0.10 per share. As of November 30, 2021 and November 30, 2020, the note was in default.

F-27

On July 30, 2015, the Company entered into convertible debt agreements with a third party investor totaling $15,000 at 8% interest, due on May 23, 2018. The debt is convertible into shares of common stock at a conversion price of $0.15 per share. As of November 30, 2021 and November 30, 2020, the note was in default.

On July 30, 2015, the Company entered into convertible debt agreements with a third party investor totaling $15,000 at 8% interest, due on May 23, 2018. The debt is convertible into shares of common stock at a conversion price of $0.15 per share. As of November 30, 2021 and November 30, 2020, the note was in default.

Between December 3, 2014 and July 28, 2015, the Company issued a total of $113,031 in notes payable. Interest on the notes is payable at 8%. The loans were due prior to December 31, 2015 and are past due.

Accrued interest on notes payable and convertible debt at November 30, 2021 and November 30, 2020 amounted to $275,071 and $230,080, respectively, which is included as a component of accounts payable and accrued expenses.

Interest expense on notes payable and convertible debt with third parties amounted to $44,989 and $44,989 for the years ended November 30, 2021 and November 30, 2020, respectively.

Note 4. Related Party Transactions

On May 27, 2016, the former Chief Executive Officer, now our Chief Financial Officer,   agreed to reduce his accrued compensation by $206,250 as a contribution to additional paid in capital. He also agreed to reclassify $874,000 in accrued compensation to long term debt upon the issuance of a non-convertible 4% interest bearing note with a maturity date of December 1, 2017. The compensation included was accrued during the period from January 2, 2011 to February 29, 2016. This compensation will be paid as bonuses out of future income only and is further subject to a cap of 20% of operating net cash flow in any given period. If bonuses are paid, accrued compensation will be paid with an amount decided by the Board. On June 1, 2016, he agreed to reduce his accrued compensation by $25,000 as a contribution to additional paid in capital. He also agreed to reduce his long term note by $214,000 as a contribution to additional paid in capital. As the Company was not funded prior to December 1, 2016, the Board of Directors reversed the contribution of accrued salaries. As of November 30, 2021 and November 30, 2020, the Chief Financial Officer   was owed $445,250 and   $445,250, respectively, of accrued compensation and accrued salary was reduced by $15,722.47. As of November 30, 2021 and November 30, 2020, the Chief Financial Officer was owed $805,637   and $779,238, respectively, of notes payable and accrued interest.

On May 27, 2016, the Director of Strategy agreed to reduce her accrued compensation by $206,250 as a contribution to additional paid in capital. She also agreed to reclassify $660,000   in accrued compensation to long term debt upon the issuance of a non-convertible 4% interest bearing note with a maturity date of December 1, 2017. The total principal amount of $710,000 included three different notes totaling $50,000@ 8% interest. The compensation included was accrued during the period from January 2, 2011 to February 29, 2016. This compensation will be paid as bonuses out of future income only and is further subject to a cap of 20% of operating net cash flow in any given period. If bonuses are paid, accrued compensation will be paid with an amount decided by the Board. On June 1, 2016, she agreed to reduce her accrued compensation by $225,000 as a contribution to additional paid in capital. She also agreed to reduce her long term note by $9,583 as a contribution to additional paid in capital. As the Company was not funded prior to December 1, 2016, the Board of Directors reversed the contribution of accrued salaries. As of November 30, 2021 and November 30, 2020, the Director was owed a total of $440,833   and $440,833, respectively, of accrued compensation. As of November 30, 2021 and November 30, 2020, the Director was owed a total of $883,791   and $853,392, respectively, of notes payable and accrued interest. There was a reduction in the liability by share issuance of $27,308.

F-28

As of November 30, 2016, a related party investor advanced a total of $99,448 due on or before June 15, 2016. Pursuant to the agreement, the investor is allowed to convert 100% of the debt at a share price of $0.15. As of November 30, 2021 and November 30, 2020, the note was in default.

In March 2016, the Chief Operating Officer loaned to the Company $100,000. The loan bears interest at 8% and is due on or before March 2, 2018. Pursuant to the agreement, the investor is allowed to convert 100% of the debt on the maturity date at a share price of $0.15. The Company accounted for the conversion of loan in accordance with ASC 470, “Debt with Conversion and Other Options”. The fair market value of the shares on March 2, 2016 was $0.10 per share and, accordingly, there was deemed to be no Beneficial Conversion Factor. On May 18, 2016, the Chief Operating Officer loaned the Company an additional $50,000 with conversion rights at $0.10 per share. Therefore, effective May 18, 2016, $50,000 of the Chief Operating Officer’s note payable had conversion rights of $0.10 per share. The Company accounted for the conversion of loan in accordance with ASC 470, “Debt with Conversion and Other Options”. The fair market value of the shares on May 18, 2016 was $0.10 per share and accordingly there was deemed to be no Beneficial Conversion Factor. On May 23, 2016, a third-party investor loaned the Company $25,000 with conversion rights at $0.10 per share. Therefore, effective May 23, 2016, an additional $25,000 of the Chief Operating Officer’s $100,000 note payable had conversion rights of $0.10 per share. The Company accounted for the conversion of loan in accordance with ASC 470, “Debt with Conversion and Other Options”. The fair market value of the shares on May 18, 2016 was $0.10 per share and accordingly, was deemed to have no Beneficial Conversion Factor. As of November 30, 2021 and November 30, 2020, the note was in default.

In May 2016, the Chief Operating Officer made a loan of $50,000, bearing interest at 8% and due on or before May 18, 2018. The debt is convertible into shares of common stock at a conversion price of $0.10 per share. As of November 30, 2021 and November 30, 2020, the note was in default.

In July 2016, the Chief Operating Officer made a loan of $50,000 as collateral, bearing interest at 8% and due on or before July 31, 2018. The debt is convertible into shares of common stock at a conversion price of $0.10 per share. As of November 30, 2021 and November 30, 2020, the note was in default.

On June 29, 2021 the Company entered into an employment agreement with Robert Kohn. The Company agreed to an annual salary of $150,000 beginning On September 30, 2021. As of November 30, 2021 the Company accrued $25,000.

During the year ended November 30, 2021 the Company issued 17,500,000 HyFi Tokens to related parties for the purchase of technology. The Technology has a historical value of $0. In addition, the Company issued Troy MacDonald 175,000 HyFi Tokens as consideration for his sale of HyFi tokens at 5% of the related token sales.

Accrued interest on related party notes payable and convertible debt at November 30, 2021 and November 30, 2020, amounted to $484,156 and $399,397, respectively, and is a component of accounts payable and accrued expenses – related parties.

Interest expense on notes payable and convertible debt with related parties amounted to $84,758 and $84,758 for the years ended November 30, 2021 and November 30, 2020, respectively.

The Company has separated accounts payable and accrued expenses on the balance sheet to reflect amounts due to related parties primarily consisting of officer compensation, health insurance, interest on notes and reimbursable expenses to officers for travel, meals and entertainment, vehicle and other related business expenses.

F-29

Note 5. Senior Promissory Note – related party

On June 29, 2021, the Closing Date, the Company and CEP entered into the Redemption Agreement, dated as of June 29, 2021, pursuant to which the Company redeemed the Series A Share. On the Closing Date, as provided in the Redemption Agreement, the Company issued to CEP the Note in the principal amount of $1,000,000 with an interest rate of 6% per annum. The Series A Share will be held in escrow. If an Event of Default (as defined in the Note) occurs under the Note, then the Company will direct the escrow agent to release the Series A Share to CEP; provided, however, that CEP will also retain all rights and privileges under the Note (and the Company will remain bound to all obligations under Note) even if the Series A Share is required to be released by the escrow agent to CEP as provided in the Redemption Agreement. For the avoidance of doubt, CEP will regain all rights, title, and interest in and to the Series A Share upon the occurrence of an Event of Default under the Note, regardless of the amount of the outstanding balance owed under the Note at the time of the occurrence of an Event of Default under the Note. Accrued interest at November 30, 2021 amounted to $25,315.

Note 6. Stockholders’ deficit

On August 5, 2021, Company effected the following share issuances:

The Company issued 50,000 shares of common stock valued at $2,500 ($0.05 per share) to a consultant.

The Company issued 750,000 shares of common stock valued at $37,500 ($0.05 per share) to Baruch Halpern for severance compensation.

The Company issued 546,160 shares of common stock valued at $27,307 ($0.05 per share) to Robert Kohn for partial conversion of accrued compensation.

The Company issued 546,160 shares of common stock valued at $27,307 ($0.05 per share) to Bonnie Nelson for partial conversion of accrued compensation.

On the Closing Date, the Company and CEP entered into the Redemption Agreement, dated as of June 29, 2021, pursuant to which the Company redeemed the Series A Share. On the Closing Date, as provided in the Redemption Agreement, the Company issued to CEP the Note in the principal amount of $1,000,000 with an interest rate of 6% per annum. The Series A Share will be held in escrow. If an Event of Default (as defined in the Note) occurs under the Note, then the Company will direct the escrow agent to release the Series A Share to CEP; provided, however, that CEP will also retain all rights and privileges under the Note (and the Company will remain bound to all obligations under Note) even if the Series A Share is required to be released by the escrow agent to CEP as provided in the Redemption Agreement. For the avoidance of doubt, CEP will regain all rights, title, and interest in and to the Series A Share upon the occurrence of an Event of Default under the Note, regardless of the amount of the outstanding balance owed under the Note at the time of the occurrence of an Event of Default under the Note.

On June 29, 2021, the Sellers agreed to (i) pay to the Company, on the closing date of the Acquisition, $300,000 (the “Cash Consideration”), and (ii) transfer to the Company, on the closing date of the Acquisition, 400,000,000 HyFi Tokens (the “HyFi Token Consideration”). The Company used the Cash Consideration to bring the Company into a fully reporting status with the SEC and for public company operating expenses.

In exchange for the sale of the Assets and the Cash Consideration, the Company agreed to issue to the Sellers an aggregate of 900,000 Series C preferred shares within 30 calendar days after the State of Nevada provides written confirmation of filing of the certificate of designation for the Series C preferred stock.

F-30

Pursuant to the terms of the APA, the parties agreed that the Series C preferred stock will have the following terms, among others:

1. Authorized Shares of Series C Preferred Stock. The number of authorized shares of Series C preferred stock will be 900,000.

2. Conversion. Subject to the other terms and conditions in the certificate of designation, a Series C preferred stock holder will have the right from time to time and at any time following the date that is one year after the date on the signature page of the certificate of designations to convert each outstanding share of Series C preferred stock into 450 shares of Company common stock. Based on the number of shares of common stock issued and outstanding as of November 30, 2021, if all of the 900,000 shares of Series C preferred stock are issued and subsequently converted, the holders of the converted stock will hold 90% of the issued and outstanding shares of common stock.

3. Voting. Except as otherwise set forth in the certificate of designation, each share of Series C preferred stock will, on any matter submitted to the holders of Company common stock, or any class thereof, for a vote, vote together with the common stock, or any class thereof, as applicable, as one class on such matter, and each share of Series C preferred stock will have 450 votes.

4. Dividends. The Series C preferred stock is not entitled to receive dividends or distributions.

On August 27, 2021, the Company filed with the State of Nevada a certificate of designations for the Series C preferred stock.

On July 28, 2021, the Company amended and restated its articles of incorporation, as amended, in order to, among other things, (i) increase the number of authorized shares of common stock from 100,000,000 to 500,000,000, (ii) increase the number of authorized shares of preferred stock from 10,000 to 5,000,000, and (iii) change the par value of the preferred stock from $1.00 par value per share to $0.0001 par value per share. As of November 30, 2021, the Company had authorized 500,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share. As of November 30, 2021, and November 30, 2020, respectively, there were 45,000,000 and 43,107,680 shares of common stock issued and outstanding, and 900,000 and 1 shares of preferred stock issued and outstanding, respectively.

Note 7. Commitments and Contingencies

Contingencies

From time to time, the Company may be involved in legal matters arising in the ordinary course of business. While the Company believes that such matters are currently not material, there can be no assurance that matters arising in the ordinary course of business for which the Company is, or could be, involved in litigation, will not have a material adverse effect on its business, financial condition or results of operations.

Note 8. Subsequent Events

On October 7, 2021, the Company filed a certificate of amendment (the “Certificate of Amendment”) to its amended and restated articles in the State of Nevada and with FINRA, in order to change its corporate name from BioPower Operations Corporation. to HyFi Corp (the “Name Change”). The State of Nevada has officially changed the name of the Company to HYFI Corp. The Name Change and stock symbol change is expected to be effective in the coming weeks, following clearance by the Financial Industry Regulatory Authority (FINRA).

F-31

BIOPOWER OPERATIONS CORPORATION

10,417,963 Shares of Common Stock for Resale by Selling Securityholders

500,000 Shares of Common Stock underlying Warrants

PROSPECTUS

_____________, 2022

Until ____________, 2022 (the 40th day after the date of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the registrant, other than estimated underwriting discounts and commissions, in connection with the registration of the Selling Securityholders’ shares of common stock. All amounts shown are estimates except for the SEC registration fee.

Type	Amount
SEC Registration Fee	$214.23
Legal Fees and Expenses	50,000
Accounting Fees and Expenses	11,000
Printing and engraving expenses	-
Miscellaneous expense	250
Total Expenses	$61,464.23

Item 14. Indemnification of Directors and Officers.

Our Amended and Restated Articles provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by the Nevada Revised Statutes (the “NRS”). Sections 78.7502 and 78.751 of the NRS concerning indemnification of officers, directors, employees and agents are set forth below.

NRS Section 78.7502 permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (a) is not liable pursuant to NRS 78.138, or (b) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Generally, indemnification under Section 78.7502 is discretionary and may be made by the corporation only as authorized in each specific case upon a determination that the indemnification is proper under the circumstances. Section 78.7502 of the NRS precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses.

NRS Section 78.7502 permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (a) is not liable pursuant to NRS 78.138, or (b) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Generally, indemnification under Section 78.7502 is discretionary and may be made by the corporation only as authorized in each specific case upon a determination that the indemnification is proper under the circumstances. Section 78.7502 of the NRS precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

Any repeal or amendment of provisions of our articles of incorporation affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

The registrant also intends to enter into indemnification agreements with its future directors and executive officers. The registrant has purchased directors’ and officers’ liability insurance. The registrant believes that this insurance is necessary to attract and retain qualified directors and officers.

II-1

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 15. Recent Sales of Unregistered Securities.

The Company has made the following unregistered issuances of securities for the past three years.

On August 5, 2021, the Company effected the following share issuances:

○	The Company issued 50,000 shares of common stock, valued at $0.05 per share, to a consultant.
○	The Company issued 750,000 shares of common stock, valued at $0.05 per share, to Baruch Halpern for severance compensation.
○	The Company issued 546,160 shares of common stock, valued at $0.05 per share, to Robert Kohn for partial conversion of accrued compensation.
○	The Company issued 546,160 shares) of common stock, valued at $0.05 per share, to Bonnie Nelson for partial conversion of accrued compensation.

On August 27, 2021, the Company filed with the State of Nevada a certificate of designations for the Series C preferred stock, of which 900,000 shares were issued to pursuant to an Asset Purchase Agreement dated September 2, 2022 by and among the Company and Rafael Ben Shaya, Troy MacDonald, Adam Benchaya, Thomas Perez, Tom Saban and Edouard Pouchoy.

On September 2, 2021, pursuant to the terms of the Asset Purchase Agreement (the “APA”) with Rafael Ben Shaya, Troy MacDonald, Adam Benchaya, Thomas Perez, Tom Saban and Edouard Pouchoy (collectively, Messrs. Ben Shaya, MacDonald, Benchaya, Perez, Saban and Pouchoy are referred to herein as the “Sellers”), the Company issued to the Sellers an aggregate of 900,000 shares of Series C preferred stock, representing 100% of the authorized shares of Series C preferred stock.

On March 4, 2022, the Company issued 625,000 shares of restricted common stock to a Canadian investor for $0.40 per share for a total purchase price of $250,000, which the Company received on March 10, 2022.

On May 31, 2022, the Company entered into a Securities Purchase Agreement (the “Diagonal Lending SPA”) by and between the Company and 1800 Diagonal Lending LLC (“Diagonal Lending”). Pursuant to the terms of the Diagonal Lending SPA, the Company agreed to sell, and Diagonal Lending agreed to purchase, a convertible note of the Company in the aggregate principal amount of $90,000. On May 31, 2022, pursuant to the terms of the Diagonal Lending SPA, the Company issued to Diagonal Lending a convertible promissory note (the “Diagonal Lending Note”) in the principal amount of $90,000. The Diagonal Lending Note was funded on June 23, 2022. The Diagonal Lending Note bears interest at a rate of 10% per annum and matures on May 31, 2023. The Diagonal Lending Note may not be prepaid in whole or in part except as otherwise explicitly set forth in the Diagonal Lending Note. Any amount of principal or interest which is not paid when due will bear interest at a rate of 22% per annum. Diagonal Lending has the right from time to time, and at any time following November 27, 2022 and ending on the earlier of (i) payment of all amounts due under the Diagonal Lending Note, (ii) May 31, 2023, if all amounts are repaid in full at such time, or (iii) the date full repayment of all indebtedness to convert all or any part of the indebtedness into common stock subject to the terms of the Digital Lending Note at the Conversion Price (as hereinafter defined). The “Conversion Price” means 65% multiplied by the lowest trading price for the Company’s common stock during the 10-trading day period ending on the latest complete trading day prior to the conversion date, subject to a 4.99% equity blocker and subject to the terms of the Diagonal Lending Note.

II-2

On June 26, 2022, the Company entered into an ILO and Multi-Agreement with PIP North America Inc. (“PIP”), pursuant to which the Company sold PIP 500,000 shares of its restricted common stock at a purchase price of $0.25 per share.

The above issuances were made pursuant to an exemption from registration as set forth in Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits. The list of exhibits preceding the signature page of this registration statement is incorporated herein by reference.
(b)	Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-3

(4) That, for purposes of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) or under the securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

II-4

EXHIBIT INDEX

Number	Description

3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-172139) filed with the SEC on February 9, 2011).

3.2	Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1(a) to the Company’s Registration Statement on Form S-1 (Reg. No. 333-172139) filed with the SEC on February 9, 2011).

3.3	Certificate of Designation of the Rights, Preferences and Privileges Of Series A Preferred Stock of BioPower Operations Corporation (incorporated by reference to Exhibit 3.1(b) to the Company’s Registration Statement on Form S-1 (Reg. No. 333-172139) filed with the SEC on February 9, 2011).

3.4	Certificate of designations for Series C preferred stock (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 8, 2021).

3.5	Amended and Restated Articles (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 8, 2021).

3.6	Certificate of Designations of Preferences and Rights of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 8, 2021).

3.7	Certificate of Amendment (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the SEC on October 8, 2021).

3.8	Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-172139) filed with the SEC on February 9, 2011).

5.1*	Opinion of Anthony L.G., PLLC

10.1	Employment Agreement between Robert Kohn and the Company dated January 5, 2011 (incorporated by referent to our Registration Statement on Form S-1 (Reg. No. 333-172139) filed with the SEC on February 09, 2011).+

10.2	Demand Note, dated November 30, 2010, issued to Mr. Robert Kohn (incorporated by reference to Exhibit 10.23 to the Company’s Registration Statement on Form S-1, dated April 29, 2011). +

10.3	Demand Note, dated November 30, 2010, issued to Ms. Bonnie Nelson (incorporated by reference to Exhibit 10.24 to the Company’s Registration Statement on Form S-1, dated April 29, 2011).+

10.4	Asset Purchase Agreement dated June 29, 2021 by and among BioPower Operations Corporation and Rafael Ben Shaya, Troy MacDonald, Adam Benchaya, Thomas Perez, Tom Saban and Edouard Pouchoy (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 6, 2021).

10.5	Share Redemption Agreement dated as of June 29, 2021 by and between the registrant and China Energy Partners, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 6, 2021).

10.6	Senior Promissory Note, dated June 29, 2021, issued by the registrant to China Energy Partners, LLC (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on July 6, 2021).

10.7	Employment Agreement dated June 29, 2021 by and between the registrant and Robert Kohn (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on July 6, 2021). +

10.8	Agreement, dated as of April 6, 2022, by and between the Company and Sanctum Studios (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 7, 2022).

II-5

10.9	Stock Purchase Agreement, dated March 5, 2022, by and between the registrant and Clarke Compton (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 11, 2022).

10.10	Securities Purchase Agreement, dated May 31, 2022, by and between the registrant and 1800 Diagonal Lending LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 11, 2022).

10.11	Convertible Promissory Note, dated May 31, 2022, issued by the registrant in favor of 1800 Diagonal Lending LLC (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on July 11, 2022).

10.12	Addendum and Amendment of Promissory Note, dated June 22, 2022, by and between the registrant and China Energy Partners, LLC (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on July 11, 2022).

10.13	ILO and Multi-Agreement, dated as of June 26, 2022, by and between the registrant and PIP North America Inc. (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on July 11, 2022).

10.14	Equity Purchase Agreement, dated as of August 8, 2022, by and between the registrant and Peak One Opportunity Fund, L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 12, 2022).

10.15	Common Stock Purchase Warrant, dated as of August 8, 2022, issued by the registrant to Peak One Investments, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on August 12, 2022).

10.16	Registration Rights Agreement, dated as of August 8, 2022, by and between the registrant and Peak One Opportunity Fund, L.P. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on August 12, 2022).

14.1	Code of Ethics adopted September 1, 2021 (incorporated by reference to Exhibit 14.1 to our Annual Report on Form 10-K filed with the SEC on September 3, 2021).

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed with the SEC on February 17, 2022).

23.1*	Consent of BF Borgers CPA, PC.

23.2*	Consent of Anthony L.G., PLLC (included in Exhibit 5.1).

24.1*	Power of attorney (included on signature page).

107*	Registration Fee Table

* Filed herewith.

+ Includes management contracts and compensation plans and arrangements.

II-6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aventura, Florida, on October 7, 2022.

BIOPOWER OPERATIONS CORPORATION

By:	/s/ Troy MacDonald
Troy MacDonald
Chief Executive Officer (principal executive officer)

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Troy MacDonald as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities held on October 7, 2022.

Name	Position	Date

/s/ Troy MacDonald	Chief Executive Officer, Chairman of the Board and President	October 7, 2022
Troy MacDonald	(Principal Executive Officer)

/s/ Robert D. Kohn	Chief Financial Officer and Director	October 7, 2022
Robert D. Kohn	(Principal Financial and Principal Accounting Officer)

/s/ Adam Benchaya	President, Chief Marketing Officer and Director	October 7, 2022
Adam Benchaya

/s/ Thomas Perez	Director	October 7, 2022
Thomas Perez

II-7